 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-273515
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 31, 2025)
3,000,000 American Depositary Shares Representing 600,000,000 Class A Ordinary Shares
Warrants to Purchase 7,500,000 American Depositary Shares Representing 1,500,000,000 Class A Ordinary Shares
7,500,000 American Depositary Shares Issuable Upon Exercise of Warrants Representing 1,500,000,000 Class A Ordinary Shares
NaaS Technology Inc.
We are issuing 3,000,000 American depositary shares, or ADSs, each representing 200 Class A ordinary shares, par value US$0.01 per share, of NaaS Technology Inc. (the “Company”), and warrants to purchase up to 7,500,000 ADSs, or warrants, in a registered direct offering to certain investors (the “investors”) pursuant to this prospectus supplement and the accompanying prospectus as well as a securities purchase agreement dated March 31, 2025. The ADSs together with the warrants were purchased at a combined purchase price of US$0.66 per ADS. In addition, this prospectus supplement relates to the issuance by us of up to 7,500,000 ADSs issuable upon exercise of the warrants, subject to certain anti-dilution adjustments.
The warrants have an initial exercise price of US$0.79 per ADS, will be exercisable from the date of their issuance and will expire five years from the date of issuance. The warrants are exercisable for cash only so long as we have an effective registration statement covering the issuance of shares upon the exercise of the warrants. The warrants may also be cashless exercised under limited circumstances.
Delivery of the ADSs and warrants is expected to be made on or about April 3, 2025, subject to the satisfaction of certain closing conditions. For additional information, see “Plan of Distribution.”
Our ADSs are listed on Nasdaq under the ticker symbol “NAAS.” On March 27, 2025, the closing price of the ADSs on Nasdaq was US$0.74 per ADS. There is no established public trading market for the warrants and we do not expect a market to develop. Without an active trading market, the liquidity of the warrants will be limited. In addition, we do not intend to have the warrants admitted to trading on Nasdaq or listed on any other national securities exchange or any other trading system.
Investing in these securities involves a high degree of risk. Furthermore, investors should be aware that there are various other risks relating to the securities, the issuer and its subsidiaries, their business and their jurisdictions of operations which investors should familiarize themselves with before making an investment in the securities. Please carefully consider the risks discussed under “Risk Factors” in this prospectus supplement beginning on page S-24 and the accompanying prospectus and in our reports filed with the Securities and Exchange Commission that are incorporated by reference in the accompanying prospectus before making a decision to invest in our securities.
NaaS Technology Inc. is not an operating company but a Cayman Islands holding company. Our operations are primarily conducted through our PRC subsidiaries. Investors in our ADSs thus are purchasing equity interest in a Cayman Islands holding company and not in an operating entity.
Historically, the EV charging service business of NaaS (as defined below) in China was a part of NewLink’s businesses and was primarily conducted through NewLink’s consolidated entities including Kuaidian Power (Beijing) New Energy Technology Co., Ltd., or Kuaidian Power Beijing, and its subsidiaries. In 2022, NaaS completed a series of transactions to restructure its organization and its EV charging service business, or the Restructuring. As part of the Restructuring, Dada Auto, through a subsidiary, Zhejiang Anji Intelligent Electronics Holding Co., Ltd., or Anji Zhidian, entered into contractual arrangements with Kuaidian Power Beijing and its shareholders, or VIE Agreements, as a result of which (i) Kuaidian Power Beijing initially became a VIE of Dada Auto, and (ii) Dada Auto became entitled to receive substantially all of the economic benefits generated by Kuaidian Power Beijing as primary beneficiary and was responsible for any and all economic losses Kuaidian Power Beijing incurred. During the process of the Restructuring, the VIE Agreements were terminated in April 2022, and Kuaidian Power Beijing ceased being a VIE of Dada Auto. Following the completion of the Restructuring, we do not have any VIE and we conduct our operations in China through our subsidiaries. VIE structures involve unique risks to investors. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Our holding company structure involves unique risks to investors. If in the future we were to amend our operating structure to use any VIE again for our operations in China or if PRC regulatory authorities were to disallow our holding company structure, additional risks and uncertainties will be involved” in our annual report on Form 20-F for the year ended December 31, 2023, or the 2023 Form 20-F, which is incorporated into the accompanying prospectus by reference. As used in this prospectus supplement, “NaaS” means (i) prior to the completion of the Restructuring, subsidiaries and VIEs of NewLink that provided EV charging services in China and (ii) upon and after the completion of the Restructuring, Dada Auto, its subsidiaries, and for the period during which Dada Auto maintained VIE arrangements with Kuaidian Power Beijing, also Kuaidian Power Beijing.
On February 8, 2022, RISE Education Cayman Ltd , or RISE, entered into an Agreement and Plan of Merger, or the Merger Agreement, with Dada Merger Sub Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands and a wholly- owned subsidiary of RISE, Dada Merger Sub II Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands and a wholly-owned subsidiary of RISE and Dada Auto. We refer to Dada Merger Sub Limited as “Merger Sub” and we refer to Dada Merger Sub II as “Merger Sub II.” Pursuant to the terms of the Merger Agreement (i) Merger Sub merged with and into Dada Auto, or the Merger, with Dada Auto being the surviving entity, or the Surviving Entity, following the Merger, the separate corporate existence of Merger Sub ceasing, and Dada Auto continuing as a direct, wholly-owned subsidiary of RISE, and (ii) the Surviving Entity merged with and into Merger Sub II, or the Second Merger, with Merger Sub II being the surviving entity, or the Surviving

Company, following the Second Merger, the separate corporate existence of the Surviving Entity ceasing, and the Surviving Company continuing as a direct, wholly-owned subsidiary of RISE. We refer to the Merger and the Second Merger collectively as the “Mergers.” The Mergers were consummated on June 10, 2022, upon which we changed our name from “RISE Education Cayman Ltd” to “NaaS Technology Inc.” and our ticker from “REDU” to “NAAS” and assumed and began conducting the principal businesses of NaaS. “We,” “us,” “our,” “our company,” or the “Company” means, upon and after consummation of the Mergers, NaaS Technology Inc. and its subsidiaries and, prior to the consummation of the Mergers, RISE Education Cayman Ltd and its consolidated subsidiaries. The historical results of operations and financial information included in or incorporated by reference into the accompanying prospectus for periods prior to June 10, 2022 are those of NaaS unless otherwise stated, and our consolidated financial statements from June 10, 2022 are a continuation of the financial statements of NaaS and include the results of operations of RISE and its consolidated subsidiaries.
We face various risks and uncertainties relating to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory approvals on overseas offerings, antimonopoly regulatory actions, and oversight on cybersecurity and data privacy, which may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a stock exchange in the United States or other foreign country, and we are required to make filings with the China Securities Regulatory Commission, or the CSRC, for applicable securities offerings, including this offering. These risks could result in a material adverse change in our operations and the value of our ADSs, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. The PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature, such as data security or anti-monopoly related regulations, may cause the value of such securities to significantly decline or become worthless. Risks and uncertainties arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of our ADSs. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” of the 2023 Form 20-F.
Pursuant to the Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023, or the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor and the auditors that issued the audit reports included in RISE’s annual report on Form 20-F for the fiscal year ended December 31, 2021. In June 2022, the SEC conclusively listed RISE as a Commission-Identified Issuer under the HFCAA following the filing of RISE’s annual report on Form 20-F for the fiscal year ended December 31, 2021. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. As of the date of this prospectus supplement, the PCAOB has not issued any new determination that it is unable to inspect or investigate completely registered public accounting firms headquartered in any jurisdiction. For this reason, we do not expect to be identified as a Commission-Identified Issuer under the HFCAA following the filing of the 2023 Form 20-F. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our auditor in the past has deprived our investors with the benefits of such inspections” and “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Our ADSs may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment” of the 2023 Form 20-F.
NaaS Technology Inc.’s ability to pay dividends to its shareholders and to service any debt it may incur may depend upon dividends paid by our PRC subsidiaries. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to NaaS Technology Inc. Under PRC laws and regulations, our PRC subsidiaries are subject to certain restrictions with respect to payment of dividends or other transfers of any of their net assets to us. Our PRC subsidiaries are permitted to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. PRC laws also require a foreign-invested enterprise to set aside at least 10% of its after-tax profits as the statutory common reserve fund until the cumulative amount of the statutory common reserve fund reaches 50% or more of such enterprises’ registered capital, if any, to fund its statutory common reserves, which are not available for distribution as cash dividends. Remittance of dividends by a wholly foreign-owned enterprise out of mainland China is also subject to examination by the banks designated by the PRC State Administration of Foreign Exchange, or SAFE. These restrictions are benchmarked against the paid-up capital and the statutory reserve funds of our PRC subsidiaries. To the extent cash in our business is in China or in an entity in mainland China, the funds may not be available to fund operations or for other use outside of mainland China due to interventions in or the imposition of restrictions and limitations by the PRC government on our ability to transfer cash. As a result, our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business may be materially and adversely affected. For a detailed description of how cash is transferred through our organization, see “Prospectus Supplement Summary — Cash and Asset Flows through Our Organization.”
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus supplement dated March 31, 2025.

Prospectus Supplement
Prospectus

S-i

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any other offering materials we file with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of each of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf, to subscribe for and purchase any of the ADSs, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the terms of the offerings made hereby and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the base prospectus, presents more general information. The base prospectus was included in the registration statement on Form F-3 (File No. 333-273515) initially filed with the SEC on July 28, 2023, as amended on August 31, 2023, and declared effective on September 21, 2023. Generally, when we refer only to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying prospectus,” we are referring to the base prospectus as updated through incorporation by reference.
If information in this prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement.
You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisors for legal, tax, business, financial and related advice regarding the purchase of any of the securities offered by this prospectus supplement.
In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires,
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“ADS” means the American depositary share NaaS Technology Inc., each representing 200 Class A ordinary shares of NaaS Technology Inc., par value US$0.01 per share, as listed on The Nasdaq Capital Market under the symbol “NAAS” upon and after the consummation of the Mergers, and the American depositary share of RISE Education Cayman Ltd prior to the consummation of the Mergers.

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“CAC” means the Cyberspace Administration of China.

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“China” or “PRC” means the People’s Republic of China.

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“Class A ordinary share” means each Class A ordinary share of NaaS Technology Inc., par value $0.01 per share.

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“Class B ordinary share” means each Class B ordinary share of NaaS Technology Inc., par value $0.01 per share.

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“Class C ordinary share” means each Class C ordinary share of NaaS Technology Inc., par value $0.01 per share.

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“CSRC” means the Chinese Securities Regulatory Commission.

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“Dada Auto” is an exempted company incorporated with limited liability under the laws of the Cayman Islands.

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“deposit agreement” means the amended and restated deposit agreement dated as May 30, 2024 and as further amended from time to time among us, JPMorgan Chase Bank, N.A., as depositary and all holders from time to time of ADRs issued thereunder.

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“end-users” means EV drivers, being the end-users of our EV charging services.

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“EV” means electric vehicle.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board.

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“Kuaidian” means the Kuaidian mobile application, and Kuaidian Weixin mini-program, each of which connects EV drivers with charging stations and chargers.

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“Merger” or “Mergers” has the meaning ascribed to it on the cover page of this prospectus supplement.

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“Merger Agreement” has the meaning ascribed to it on the cover page of this prospectus supplement.

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“NaaS” means (i) prior to the completion of the Restructuring, subsidiaries and VIEs of NewLink that provided EV charging services in China, and (ii) upon and after the completion of the Restructuring, Dada Auto, its subsidiaries, and for the period during which Dada Auto maintained VIE arrangements with Kuaidian Power (Beijing) New Energy Technology Co., Ltd., the VIE Kuaidian Power (Beijing) New Energy Technology Co., Ltd.

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“Nasdaq” means The Nasdaq Stock Market LLC.

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“NewLink” means Newlinks Technology Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands.

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“2024 New Note” means the convertible note in the principal amount of US$35,000,000 that we issued to LMR Multi-Strategy Master Fund Limited (“LMR”) on October 16, 2024 pursuant to a convertible note exchange agreement dated October 4, 2024.

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“ordinary share” means (i) each of our ordinary shares, par value $0.01 per share, outstanding immediately prior to the time when the Mergers were consummated on June 10, 2022, and (ii) each of our Class A ordinary shares, Class B ordinary shares, and Class C ordinary shares, par value $0.01 per share, outstanding upon and after the time when the Mergers were consummated on June 10, 2022.

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“PCAOB” means the U.S. Public Company Accounting Oversight Board.

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“PRC subsidiaries” means our subsidiaries in mainland China.

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“Renminbi” or “RMB” means the legal currency of the PRC.

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“Restructuring” means the series of transactions that NaaS completed in 2022 to restructure its organization and its EV charging service business, as described in greater detail in the section entitled “Corporate History and Structure” in our 2023 Form 20-F.

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“RISE” means RISE Education Cayman Ltd, an exempted company incorporated with limited liability under the laws of the Cayman Islands, and, if applicable, its consolidated subsidiaries. Upon the consummation of the Mergers, RISE changed its name to “NaaS Technology Inc.”

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“SEC” means the United States Securities and Exchange Commission.

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“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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“Transactions” means the Mergers and all transactions contemplated by the Merger Agreement.

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“US$” or “U.S. dollars” means the legal currency of the United States.

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“VIE” means variable interest entity.

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“We,” “us,” “our,” “our company,” or the “Company” means, upon and after the consummation of the Mergers, NaaS Technology Inc. and its subsidiaries and, prior to the consummation of the Mergers, RISE Education Cayman Ltd and its consolidated subsidiaries.

Unless otherwise stated, all translations from Renminbi to U.S. dollars were made at a rate of RMB7.0176 to US$1.00, the exchange rate in effect as of September 30, 2024 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System. We make no representation that any Renminbi or U.S. dollar amounts referred to in this prospectus supplement could have been, or could be, converted to U.S. dollars or Renminbi, as the case may be, at any particular rate, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of Renminbi into foreign exchange.
FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain forward-looking statements that reflect our current expectations and views of future events. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by terminology such as “may,” “will,” “expect,” “anticipate,” “aim,” “intend”, “plan,” “believe,” “estimate,” “is/are likely to,” “future,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward- looking statements include statements relating to, among other things:
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our goals and strategies;

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our future business development, financial conditions and results of operations;

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our ability to continually develop new technology, services and products and keep up with changes in the industries in which we operate;

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the expected growth of China’s EV charging industry, EV charging service industry and energy solutions industry as well as our future business development;

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our expectations regarding demand for and market acceptance of our products and services;

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our ability to protect and enforce our intellectual property rights;

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our ability to attract and retain qualified executives and personnel;

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U.S.-China trade war and its effect on our operation, fluctuations of the RMB exchange rate, and our ability to obtain adequate financing for our planned capital expenditure requirements;

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our expectations regarding our relationships with end-users, customers, suppliers and other business partners;

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our ability to achieve anticipated benefits of the Mergers;

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competition in our industries;

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government policies and regulations related to our industries; and

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fluctuations in general economic and business conditions in China and globally.

The forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference.
We would like to caution you not to place undue reliance on these forward-looking statements, and you should read these statements in conjunction with the risk factors disclosed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference for a more complete discussion of the risks of an investment in our securities. We qualify all of our forward-looking statements by these cautionary statements.
We operate in a rapidly evolving environment. New risks emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial information and notes thereto appearing elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference. In addition to this summary, we urge you to read the entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference carefully.
Our Company
Overview
We offer one-stop solutions to owners of a broad range of energy assets, including charging stations and photovoltaic or PV assets. We support energy asset owners throughout the lifecycle of their energy assets. Our solutions also benefit other stakeholders along the industry value chain such as manufacturers, EV OEMs, and end-users in the following ways:
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Charging Services.   We provide an integrated set of charging services to charging stations that mainly include mobility connectivity services. We offer effective mobility connectivity services through Kuaidian, our partnered platform operated by a third-party service provider. Kuaidian boosts the visibility of charging stations and charging piles and connects end-users with suitable charging infrastructure. We offer full station operation services and deliver charging services at charging stations that are operated under this model. We also provide other online solutions, including software as a service or SaaS products that digitalize and upgrade key aspects of the operations and the management of charging stations.

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Energy Solutions.   We offer integrated charging facilities and energy storage solutions covering the planning, deployment, production and optimization of EV charging, renewable energy and energy storage systems for energy asset owners. Our solutions include site selection, hardware procurement, EPC (engineering, procurement, and construction), station maintenance and upgrade, energy storage, customer support and more.

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New Initiatives.   We deliver electricity procurement, non-charging and other services that aim to enhance the efficiency and profitability of energy assets. We have launched a virtual power plant platform to facilitate the construction of a modern energy system. We have also released a prototype of our autonomous charging robot for future unmanned driving scenarios and to realize an autonomous charging network.

Recent Developments
2024 Third Quarter and First Nine Months Financial Results
Unaudited Consolidated Statements of Loss and Other Comprehensive Loss
	For the Three Months Ended			For the Nine Months Ended
(In thousands, except for share and per share and per ADS data)	September 30, 2023	September 30, 2024		September 30, 2023	September 30, 2024
	RMB	RMB	US$	RMB	RMB	US$
Continuing operations
Revenues
Charging services revenues	31,258	42,369	6,038	81,648	135,106	19,253
Energy solutions revenues	66,787	556	79	87,754	15,100	2,152
New initiatives revenues	890	1,523	217	2,972	5,526	787
Total revenues	98,935	44,448	6,334	172,374	155,732	22,192
Cost of revenues	(70,383)	(19,298)	(2,750)	(120,778)	(94,927)	(13,527)
Gross profit	28,552	25,150	3,584	51,596	60,805	8,665
Operating expenses
Selling and marketing expenses	(157,909)	(29,697)	(4,232)	(309,630)	(149,359)	(21,283)
Administrative expenses	(100,800)	(48,674)	(6,936)	(407,482)	(222,602)	(31,721)
Research and development expenses	(17,314)	(4,920)	(701)	(36,327)	(37,697)	(5,372)
Total operating expenses	(276,023)	(83,291)	(11,869)	(753,439)	(409,658)	(58,376)
Other gains, net	4,484	7,964	1,135	11,445	22,246	3,170
Operating loss	(242,987)	(50,177)	(7,150)	(690,398)	(326,607)	(46,541)
Fair value changes of convertible instruments	(120,400)	(19,851)	(2,829)	(120,400)	(27,648)	(3,940)
Fair value changes of financial instruments at fair value through profit or loss	(585)	6,464	921	14,546	(59,127)	(8,426)
Finance costs	(8,262)	(5,466)	(779)	(22,529)	(28,614)	(4,077)
Loss before income tax	(372,234)	(69,030)	(9,837)	(818,781)	(441,996)	(62,984)
Income tax	(2,267)	59,513	8,481	(511)	66,708	9,506
Loss from continuing operations	(374,501)	(9,517)	(1,356)	(819,292)	(375,288)	(53,478)
Profit from discontinued operations	9,308	1,205	172	10,070	3,801	542
Net loss	(365,193)	(8,312)	(1,184)	(809,222)	(371,487)	(52,936)
Net loss attributable to:
Equity holders of the Company	(366,863)	(7,684)	(1,095)	(811,183)	(370,553)	(52,803)
Non-controlling interests	1,670	(628)	(89)	1,961	(934)	(133)
	(365,193)	(8,312)	(1,184)	(809,222)	(371,487)	(52,936)

	For the Three Months Ended			For the Nine Months Ended
(In thousands, except for share and per share and per ADS data)	September 30, 2023	September 30, 2024		September 30, 2023	September 30, 2024
	RMB	RMB	US$	RMB	RMB	US$
Basic and diluted loss per share for loss from continuing operations attributable to the ordinary shareholders of the Company (Expressed in RMB per share)
Basic	(0.166)	(0.004)	(0.001)	(0.369)	(0.144)	(0.021)
Diluted	(0.166)	(0.004)	(0.001)	(0.369)	(0.144)	(0.021)
Basic and diluted loss per ADS for loss from continuing operations attributable to the ordinary shareholders of the Company (Expressed in RMB per ADS)
Basic	(33.295)	(0.705)	(0.100)	(73.850)	(28.828)	(4.108)
Diluted	(33.295)	(0.705)	(0.100)	(73.850)	(28.828)	(4.108)
Basic and diluted loss per share for loss attributable to the ordinary shareholders of the Company (Expressed in RMB per share)
Basic	(0.163)	(0.003)	(0.000)	(0.366)	(0.142)	(0.020)
Diluted	(0.163)	(0.003)	(0.000)	(0.366)	(0.142)	(0.020)
Basic and diluted loss per ADS for loss attributable to the ordinary shareholders of the Company (Expressed in RMB per ADS)
Basic	(32.616)	(0.571)	(0.081)	(73.119)	(28.446)	(4.054)
Diluted	(32.616)	(0.571)	(0.081)	(73.119)	(28.446)	(4.054)
Weighted average number of ordinary shares outstanding – basic	2,249,586,003	2,693,665,713	2,693,665,713	2,218,815,732	2,605,322,746	2,605,322,746
Weighted average number of ordinary shares outstanding – diluted	2,249,586,003	2,693,665,713	2,693,665,713	2,218,815,732	2,605,322,746	2,605,322,746
Net loss	(365,193)	(8,312)	(1,184)	(809,222)	(371,487)	(52,936)
Other comprehensive (loss)/income that will not be reclassified to profit or loss in subsequent period:
Fair value changes on equity investment designated at fair value through other comprehensive loss, net of tax	(4,363)	20,433	2,912	(25,979)	(23,657)	(3,371)
Currency translation differences	(1,258)	(5,259)	(750)	(1,583)	(2,996)	(427)
Other comprehensive (loss)/income, net of tax	(5,621)	15,174	2,162	(27,562)	(26,653)	(3,798)
Total comprehensive (loss)/income	(370,814)	6,862	978	(836,784)	(398,140)	(56,734)
Total comprehensive (loss)/income attributable to:
Equity holders of the Company	(372,484)	7,490	1,067	(838,745)	(397,206)	(56,601)
Non-controlling interests	1,670	(628)	(89)	1,961	(934)	(133)
	(370,814)	6,862	978	(836,784)	(398,140)	(56,734)

Unaudited Consolidated Statements of Financial Position
	As of
(In thousands)	December 31, 2023	September 30, 2024
	RMB	RMB	US$
ASSETS
Current assets
Cash and cash equivalents	436,242	127,861	18,220
Trade receivables	73,144	79,562	11,337
Contract assets	77,684	—	—
Financial assets at fair value through profit or loss	70,164	9,155	1,305
Inventories	22,458	4,149	591
Prepayments, other receivables and other assets	436,377	461,244	65,727
Other financial assets	27,898	237,733	33,877
Assets classified as held for sale	—	54,940	7,829
Total current assets	1,143,967	974,644	138,886
Non-current assets
Right-of-use assets	14,026	9,369	1,335
Financial assets at fair value through profit or loss	34,788	31,926	4,550
Financial assets at fair value through other comprehensive income	104,970	195,337	27,835
Other financial assets	100,718	—	—
Investments accounted for using equity method	267	267	38
Property, plant and equipment	4,378	2,844	405
Intangible assets	13,320	2,521	359
Goodwill	40,085	—	—
Deferred tax assets	—	67,423	9,608
Other non-current assets	8,580	3,545	505
Total non-current assets	321,132	313,232	44,635
Total assets	1,465,099	1,287,876	183,521
LIABILITIES AND EQUITY
Current liabilities
Borrowings	72,953	821,724	117,095
Current lease liabilities	7,154	4,404	628
Trade payables	152,066	149,970	21,371
Income tax payables	19,170	19,239	2,741
Convertible bonds	272,684	268,558	38,269
Other payables and accruals	293,003	185,919	26,493
Liabilities relating to assets classified as held for sale	—	35,578	5,070
Total current liabilities	817,030	1,485,392	211,667
Non-current liabilities
Non-current lease liabilities	6,936	5,518	786
Borrowings	681,821	15,167	2,161
Deferred tax liabilities	2,917	1,423	203
Total non-current liabilities	691,674	22,108	3,150
Total liabilities	1,508,704	1,507,500	214,817
EQUITY
Share capital	165,183	184,733	26,324
Subscription receivable	(4,696)	(4,696)	(669)
Warrant outstanding	—	29,587	4,216
Additional paid in capital	7,196,341	7,371,480	1,050,428
Other reserves	(65,699)	(92,353)	(13,160)
Accumulated losses	(7,338,168)	(7,708,721)	(1,098,484)
Non-controlling interests	3,434	346	49
Total equity	(43,605)	(219,624)	(31,296)
Total equity and liabilities	1,465,099	1,287,876	183,521

Revenues
Total revenues reached RMB155.7 million (US22.2 million) for the nine months ended September 30, 2024, representing a decrease of 9.7% period over period. The decrease was mainly attributable to the reduction of revenues from the low-margin energy solution projects as part of our strategy shift, despite the robust growth in both our charging services revenues and new initiatives revenues during the nine months ended September 30, 2024.
Charging services revenues.   Revenues from charging service contributed RMB135.1 million (US$19.3 million) in the nine months ended September 30, 2024, an increase of 65.5% as compared with RMB81.6 million for the same period in 2023. The increase was primarily attributable to the steady growth in GTR and NTR for our charging services, as our market presence and network strengths began to deliver tangible benefits. Charging volume transacted through our network reached 3,636 GWh in the nine months ended September 30, 2024. The base incentives, being the amount of incentives paid to end-users up to the amount of commission fees we earned from charging stations on a transaction basis, were recorded as reduction to revenue and amounted to RMB297.5 million (US$42.4 million) for the nine months ended September 30, 2024, as compared with RMB233.0 million for the nine months ended September 30, 2023.
Energy solutions revenues.   Revenues from energy solutions decreased by 82.8% from RMB87.8 million for the nine months ended September 30, 2023 to RMB15.1 million (US$2.2million) for the nine months ended September 30, 2024. The decrease was mainly because of our strategy to shift away from low margin and infrequent energy solutions projects.
New initiatives revenues.   Revenues from new initiatives increased by 86% from RMB3.0 million for the nine months ended September 30, 2023 to RMB5.5 million (US$0.8 million) for the nine months ended September 30, 2024, as we continued to launch new initiatives to expand our market offerings. This growth was mainly driven by our efforts to derive new sources of income from promotion services over its charging services network.
Operating costs and expenses
Cost of revenues decreased by 21.4% from RMB120.8 million for the nine months ended September 30, 2023 to RMB94.9 million (US13.5 million) for the nine months ended September 30, 2024. The decrease in cost of revenues was primarily because we strategically allocated less resources for energy solution projects with lower margins. Gross margin reached 39.0% for the nine months ended September 30, 2024 as compared to 29.9% for the same period in 2023, primarily due to the robust performance of our charging services business.
Total operating expenses decreased by 45.6% from RMB753.4 million for the nine months ended September 30, 2023 to RMB409.7 million (US$58.4 million) for the nine months ended September 30, 2024, mainly due to the optimization in operations.
Selling and marketing expenses.   Selling and marketing expenses decreased by 51.8% from RBM309.6 million for the nine months ended September 30, 2023 to RMB149.4 million (US$21.3 million) for the nine months ended September 30, 2024. The decrease was mainly attributable to reduction in incentives to end-users as on-going enhancements in our service enable us to lessen the reliance on user subsidies to induce usage. The excess incentives to end-users recorded in selling and marketing expenses, being the amount of payments made to end-users that exceed the amount of commission fees we earned from charging stations on a transaction basis, were RMB60.9 million (US$8.7 million) for the nine months ended September 30, 2024, compared with RMB169.6 million for the same period in 2023.
Administrative expenses.   Administrative expenses decreased by 45.4% from RMB407.5 million for the nine months ended September 30, 2023 to RMB222.6 million (US$31.7 million) for the nine months ended September 30, 2024, primarily due to the optimization of the Company’s organizational and operational structure.
Research and development expenses.   Research and development expenses increased by 3.8% from RMB36.3 million for the nine months ended September 30, 2023 to RMB37.7 million (US$5.4 million) for the nine months ended September 30, 2024. The research and development expenses for the nine months ended September 30, 2024 remained relatively the same compared with the same period in 2023, showing the balance of resources that we’ve achieved in technical developments.
Finance costs
Finance costs were RMB28.6 million (US$4.1 million) for the nine months ended September 30, 2024, as compared with finance costs of RMB22.5 million for the same period in 2023.
Income tax benefits
Our income tax benefits were RMB66.7 million (US$9.5 million) for the nine months ended September 30, 2024, compared with income tax expenses of RMB0.5 million for the same period in 2023. The increase was because we materialized tax benefits from certain operating entity that turned profitable during the nine months period ended September 30, 2024.
Net loss and non-IFRS net loss attributable to ordinary shareholders
Net loss attributable to ordinary shareholders was RMB370.6 million (US$52.8 million) for the nine months ended September 30, 2024, as compared with net loss attributable to ordinary shareholders of RMB811.2 million for the same period in 2023. The difference was primarily driven by enhancements in gross profit and increased operational efficiency.
Non-IFRS net loss attributable to ordinary shareholders was RMB145.0 million (US$20.7 million) for the nine months ended September 30, 2024, as compared with non-IFRS net loss attributable to ordinary shareholders of RMB386.0 million for the same period in 2023.
Non-IFRS Financial Measure
We use non-IFRS net profit/loss and non-IFRS net margin for the period, which are non-IFRS financial measures, in evaluating our operating results and for financial and operational decision-making purposes. We believe that non-IFRS net profit/loss and non-IFRS net margin help identify underlying trends in our business that could otherwise be distorted by the effect of certain expenses that we include in our results for the period. We believe that non-IFRS net profit/loss and non-IFRS net margin for the period provide useful information about our results of operations, enhances the overall understanding of our past performance and future prospects and allow for greater visibility with respect to key metrics used by our management in our financial and operational decision-making.
Non-IFRS net profit/loss and non-IFRS net margin for the period should not be considered in isolation or construed as an alternative to operating profit or net profit for the period or any other measure of performance or as an indicator of our operating performance. Investors are encouraged to review non-IFRS net profit/loss and IFRS net margin for the period and the reconciliation to their most directly comparable IFRS measures. Non-IFRS net profit/loss and non-IFRS net margin for the period presented here may not be comparable to similarly titled measures presented by other companies. Other companies may calculate similarly titled measures differently, limiting their usefulness as comparative measures to our data. We encourage investors and others to review our financial information in its entirety and not rely on a single financial measure. Non-IFRS net profit/loss for the period represents profit/loss for the period excluding share-based compensation expenses, fair value changes of convertible instruments, and fair value changes of financial assets at fair value through profit or loss. Non-IFRS margin for the period is calculated by dividing non-IFRS net loss for the period by total revenue for the period.

NAAS TECHNOLOGY INC.
UNAUDITED RECONCILIATIONS OF IFRS AND NON-IFRS FINANCIAL MEASURES
	For the Three Months Ended			For the Nine Months Ended
(In thousands, except for share and per share and per ADS data)	September 30, 2023	September 30, 2024		September 30, 2023	September 30, 2024
	RMB	RMB	US$	RMB	RMB	US$
Reconciliation of Non-IFRS net profit/loss attributable to the ordinary shareholders of the Company to Net loss attributable to the ordinary shareholders of the Company
Net loss attributable to the ordinary shareholders of the Company	(366,863)	(7,684)	(1,095)	(811,183)	(370,553)	(52,803)
Add: Share-based compensation expenses	70,160	15,534	2,213	319,348	138,791	19,778
Fair value changes of convertible instruments	120,400	19,851	2,829	120,400	27,648	3,940
Fair value changes of financial assets at fair value through profit or loss	585	(6,496)	(925)	(14,546)	59,066	8,416
Non-IFRS net profit/loss attributable to the ordinary shareholders of the Company	(175,718)	21,205	3,022	(385,981)	(145,048)	(20,669)
Basic and diluted earnings/loss per share for Non-IFRS net profit/loss attributable to the ordinary shareholders of the Company (Expressed in RMB per share)
Basic	(0.078)	0.008	0.001	(0.174)	(0.056)	(0.008)
Diluted	(0.078)	0.004	0.001	(0.174)	(0.056)	(0.008)
Basic and diluted earnings/loss per ADS for Non-IFRS net profit/loss attributable to the ordinary shareholders of the Company (Expressed in RMB per ADS)
Basic	(15.622)	1.574	0.224	(34.792)	(11.135)	(1.587)
Diluted	(15.622)	0.877	0.125	(34.792)	(11.135)	(1.587)
Weighted average number of ordinary shares outstanding – basic	2,249,586,003	2,693,665,713	2,693,665,713	2,218,815,732	2,605,322,746	2,605,322,746
Weighted average number of ordinary shares outstanding – diluted	2,249,586,003	4,837,957,744	4,837,957,744	2,218,815,732	2,605,322,746	2,605,322,746

NAAS TECHNOLOGY INC.
UNAUDITED RECONCILIATIONS OF IFRS AND NON-IFRS FINANCIAL MEASURES
	For the Three Months Ended			For the Nine Months Ended
(In thousands)	September 30, 2023	September 30, 2024		September 30, 2023	September 30, 2024
	RMB	RMB	US$	RMB	RMB	US$
Cost of revenues	(70,383)	(19,298)	(2,750)	(120,778)	(94,927)	(13,527)
Share-based compensation expenses	2,853	640	91	6,568	5,689	811
Non-IFRS cost of revenues	(67,530)	(18,658)	(2,659)	(114,210)	(89,238)	(12,716)
Selling and marketing expenses	(157,909)	(29,697)	(4,232)	(309,630)	(149,359)	(21,283)
Share-based compensation expenses	36,037	521	74	44,295	24,612	3,507
Non-IFRS selling and marketing expenses	(121,872)	(29,176)	(4,158)	(265,335)	(124,747)	(17,776)
Administrative expenses	(100,800)	(48,674)	(6,936)	(407,482)	(222,602)	(31,721)
Share-based compensation expenses	32,165	12,977	1,849	265,654	98,570	14,046
Non-IFRS administrative expenses	(68,635)	(35,697)	(5,087)	(141,828)	(124,032)	(17,675)
Research and development expenses	(17,314)	(4,920)	(701)	(36,327)	(37,697)	(5,372)
Share-based compensation expenses	(895)	1,396	199	2,831	9,920	1,414
Non-IFRS research and development expenses	(18,209)	(3,524)	(502)	(33,496)	(27,777)	(3,958)
Operating loss	(242,987)	(50,177)	(7,150)	(690,398)	(326,607)	(46,541)
Share-based compensation expenses	70,160	15,534	2,213	319,348	138,791	19,778
Non-IFRS operating loss	(172,827)	(34,643)	(4,937)	(371,050)	(187,816)	(26,763)
2024 Convertible Note Exchange Agreement with LMR
In October, 2024, we entered into a convertible note exchange agreement with LMR Multi-Strategy Master Fund Limited (“LMR”), pursuant to which LMR has delivered to us for cancellation and termination the US$35,537,481 aggregate outstanding amount of the convertible notes previously issued by the Company to LMR pursuant to the Convertible Note Purchase Agreement dated June 29, 2023, as amended and restated on November 10, 2023, and the Convertible Note Purchase Agreement dated August 31, 2023, as amended and restated on November 10, 2023 (collectively, the “Previous Convertible Note Agreements”). In exchange, the Company has issued to LMR a convertible note (the “2024 New Note”) in the principal amount of US$35,000,000 and will, on or before December 31, 2024, pay US$537,481 to LMR in cash. The initial maturity date of the 2024 New Note is September 30, 2025, which will be extended to December 31, 2025 if, on such date, the outstanding principal amount of the 2024 New Note is less than US$34,000,000. The term can be extended further until June 30, 2026 or December 31, 2026 depending on our repayment progress. Interest will be payable quarterly at a simple interest rate of 5.00% per annum. On or prior to June 30, 2025, we have the right to redeem all or any portion of the 2024 New Note at a price equal to 80% of the principal amount of all or such portion of the 2024 New Note, plus accrued and unpaid interest thereon. We also will apply 20% of the net proceeds from any equity financing with a bona fide third-party investor or in the public market (excluding debt financing, whether or not involving an equity component) consummated prior to the maturity date to redeem a corresponding portion of the 2024 New Note. The 2024 New Note is convertible into ADSs representing our Class A ordinary shares. The first conversion period commences on January 20, 2025. LMR’s right to convert is subject to a quarterly conversion cap and can be suspended if certain repayments are made by the Company. As of the date of this prospectus supplement, we have repurchased a total of 316,790 ADSs from LMR under the Previous Convertible Note Agreements, and none of the 2024 New Note has been converted into ADSs. See “Risk Factors- Issuance under this offering and future issuance of ADSs or ordinary shares will result in additional dilution of the percentage ownership of our shareholders and could cause the price of the ADSs to fall.”
2024 Share Subscription Facility Agreement with TopLiquidity
On December 16, 2024, we entered into a share subscription facility agreement (the “First SSFA”) with TOPLIQUIDITY MANAGEMENT LIMITED, a limited liability company incorporated in the British Virgin Islands (“TopLiquidity”), pursuant to which we will may initially issue up to 2,400,000 ADSs, and at the election of TopLiquidity, we may issue such greater amount of up to 4,800,000 ADSs, directly to TopLiquidity, pursuant to the adjustment mechanism set forth in the First SSFA. Subject to the terms, conditions and adjustments as set forth in the First SSFA, we have the right to issue and TopLiquidity is obligated to purchase, our ADSs, as requested by us through draw down notices (each, a “Draw Down”, and each of such notices, a “Draw Down Notice”) at a time and amount at our sole discretion, provided that TopLiquidty accepts such draw down request, at a purchase price (“Purchase Price”) based on a per share subscription price equal to ninety percent (90%) of the average Volume-Weighted Average Price of each trading day during the period of five (5) consecutive trading days starting on date on which TopLiquidity receives the ADSs (the “Draw Down Pricing Period”). In any given Draw Down Pricing Period, we may only issue one Draw Down Notice. The amount of each Draw Down and the number of ADSs to be issued and sold pursuant to such Draw Down arewill be subject to the following adjustments: (i) the number of ADSs of to be issued and sold to TopLiquidity pursuant to each Draw Down shall not exceed five hundred percent (500%) of the average daily trading volume for the ten (10) trading days prior to the date of such Draw Down Notice; and (ii) TopLiquidity may, by delivering a written confirmation (“Draw Down Confirmation”) to us acknowledging receipt of a Draw Down Notice before the close of the first trading day following the date of each Draw Down Notice, request to adjust the amount of such Draw Down to a number that is no less than fifty percent (50%) of the amount set forth in such Draw Down Notice and not exceeding two hundred percent (200%) of the amount set forth in such Draw Down Notice. As of the date of this prospectus supplement, we issued and sold 200,000 ADSs for an aggregate amount of drawdown of US$0.3 million under the First SSFA for net proceeds of US$0.2 million.
2024 Share Subscription Facility Agreement with Certain Investors
On December 23, 2024, we entered into another share subscription facility agreement (the “Second SSFA”) with certain investors for the sale of up to US$15,000,000 ADSs. In accordance with the terms of the Second SSFA, we may request draw down with an initially agreed amount of up to US$5,000,000 from investors, which can be increased to up to US$15,000,000 at the election of the Company (the “Total Commitment”), pursuant to the adjustment mechanism set forth in the Second SSFA. Subject to terms, conditions and adjustments as set forth in the Second SSFA, we have the right to issue to any investors at a time and amount at our sole discretion, and each of such investors agreed to purchase, the number of ADSs that corresponds to the amount of draw down requested by us through issuance of draw down notices (each, a “Draw Down,” and each of such notices, a “Draw Down Notice”), provided that the aggregate amount of the Draw Downs does not exceed the Total Commitment. The amount of each Draw Down and the number of ADSs pursuant to such Draw Down are subject to the following adjustments: (i) in no event will any investor hold in excess of 9.9% of the total number of the Company’s issued and outstanding shares; and (ii) investors may, by delivering a written notice to us before the close of the first trading day following the date of each Draw Down Notice, request to adjust the amount of such Draw Down to a number that is no less than fifty percent (50%) of the amount set forth in such Draw Down Notice and not exceeding one hundred percent (100%) of the amount set forth in such Draw Down Notice. For each Draw Down, subject to preceding adjustments, the investor shall purchase the number of ADSs, as requested by the Company at a purchase price based on a per share subscription price equal to ninety percent (90%) of the daily Volume-Weighted Average Price of each trading day during the period of three (3) consecutive trading days immediately preceding the date of the relevant Draw Down Notice (the “Draw Down Pricing Period”).

For each Draw Down, payment shall be made by an investor within three trading days following such investor’s receipt of the relevant ADSs (or such later date agreed by us). We have also agreed to pay a commission fee equal to 3% of the aggregate amount of the purchase price as set forth in the Second SSFA. As of the date of this prospectus supplement, we issued and sold 9,792,998 ADSs for an aggregate amount of drawdown of US$13.9 million under the Second SSFA for net proceeds of US$13.6 million.
2025 Share Repurchase Program
On February 21, 2025, the board of directors of the Company approved a share repurchase program (the “Share Repurchase Program”), effective on the same date. Pursuant to the Share Repurchase Program, we may repurchase up to US$10 million of ADSs in the next 12 months through the end of February 2026. The proposed repurchases may be made from time to time on the open market at prevailing market prices, in privately negotiated transactions, in block trades and/or through other legally permissible means, depending on market conditions and in accordance with applicable rules and regulations. The board of directors will review the share repurchase program periodically, and may authorize adjustment of its terms and size.
Our Holding Company Structure
NaaS Technology Inc. is not an operating company but a Cayman Islands holding company. Our operations are primarily conducted through our PRC subsidiaries. Investors in our ADSs thus are purchasing equity interest in a Cayman Islands holding company and not in an operating entity. As a holding company, NaaS Technology Inc. may rely on dividends from its subsidiaries for cash requirements, including any payment of dividends to our shareholders. The ability of our subsidiaries to pay dividends to NaaS Technology Inc. may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt. In addition, PRC regulatory authorities could disallow our holding company structure, which would likely result in a material change in our operations and could cause the value of our securities to significantly decline or become worthless. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Our holding company structure involves unique risks to investors. If in the future we were to amend our operating structure to use any VIE again for our operations in China or if PRC regulatory authorities were to disallow our holding company structure, additional risks and uncertainties will be involved” in our 2023 Form 20-F.
Historically, the EV charging service business of NaaS in China was a part of NewLink’s businesses and was primarily conducted through NewLink’s consolidated entities including Kuaidian Power (Beijing) New Energy Technology Co., Ltd., or Kuaidian Power Beijing, and its subsidiaries. In 2022, NaaS completed a series of transactions to restructure its organization and its EV charging service business, or the Restructuring. As part of the Restructuring, Dada Auto, through a subsidiary, Zhejiang Anji Intelligent Electronics Holding Co., Ltd., or Anji Zhidian, entered into contractual arrangements with Kuaidian Power Beijing and its shareholders, or VIE Agreements, as a result of which (i) Kuaidian Power Beijing initially became a VIE of Dada Auto, and (ii) Dada Auto became entitled to receive substantially all of the economic benefits generated by Kuaidian Power Beijing as primary beneficiary and was responsible for any and all economic losses Kuaidian Power Beijing incurred. A summary of certain material terms of the VIE Agreements is as follows:
•
Exclusive Business Cooperation and Service Agreement.   Under the Exclusive Business Cooperation and Service Agreement between Anji Zhidian and Kuaidian Power Beijing, Anji Zhidian had the exclusive right to provide, among other things, technical support and consulting services to Kuaidian Power Beijing. In addition, Kuaidian Power Beijing irrevocably granted Anji Zhidian an exclusive and irrevocable option to purchase any or all of the assets and business of Kuaidian Power Beijing at the lowest price permitted under PRC law.

•
Proxy Agreement and Power of Attorney.   Under the proxy agreement and power of attorney among Anji Zhidian, Kuaidian Power Beijing, and each shareholder of Kuaidian Power Beijing, such shareholder irrevocably nominated, appointed and constituted Anji Zhidian and its successors as his or her attorney-in-fact to exercise any and all of his or her rights as a shareholder of Kuaidian Power Beijing.

•
Exclusive Option Agreement.   Under the exclusive option agreement among Anji Zhidian, Kuaidian Power Beijing and each shareholder of Kuaidian Power Beijing, such shareholder irrevocably granted Anji Zhidian or its designated person(s) an exclusive option to purchase, at any time and to the extent permitted under PRC law, all or part of his or her equity interests in Kuaidian Power Beijing at a price of RMB1 or at the lowest price permitted under the PRC law.

•
Equity Interest Pledge Agreements.   Under the equity interest pledge agreement among Anji Zhidian, Kuaidian Power Beijing and each shareholder of Kuaidian Power Beijing, such shareholder pledged all of his or her equity interests in Kuaidian Power Beijing to Anji Zhidian to secure the performance by Kuaidian Power Beijing and its shareholders of their respective obligations under the applicable VIE Agreements. If the pledger or Kuaidian Power Beijing breached his or her obligations under these contractual arrangements, Anji Zhidian, as the pledgee, would be entitled to certain rights and remedies including priority in receiving the proceeds from the auction or disposal of the pledged equity interests in Kuaidian Power Beijing. Anji Zhidian also had the right to receive dividends distributed on the pledged equity interests during the term of the pledge.

During the process of the Restructuring, the VIE Agreements were terminated in April 2022, and Kuaidian Power Beijing ceased being a VIE of Dada Auto. Following the completion of the Restructuring, we do not have any VIE and we conduct our operations in China through our subsidiaries.
If in the future we were to amend our operating structure to use any VIE again for our operations in China, we will have to rely on contractual arrangements with a VIE and its shareholders for the conduct of such operations. These contractual arrangements, however, may not be as effective as direct equity ownership in such VIE. For instance, if we were to have direct equity ownership of a VIE, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of such VIE, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. On the other hand, under contractual arrangements, we will have to rely on the performance by a VIE and its shareholders of their contractual obligations in order to exercise control over such VIE. To the extent there will be any dispute relating to these contracts, we may have to incur substantial costs and expend additional resources to enforce such arrangements through the operations of PRC law and arbitration, litigation and other legal proceedings and therefore will be subject to uncertainties in the PRC legal system. Furthermore, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules relating to a VIE structure and it is uncertain whether any new PRC laws or regulations in this respect will be adopted or if adopted, what they would provide. Therefore, if we were to adopt a VIE again in the future, PRC regulatory authorities could disallow such structure, which, in turn, would likely result in a material change in our operations and in the value of our securities and could cause the value of our securities to significantly decline or become worthless.
For a detailed discussion of the unique risks to investors that may be involved if we were to adopt a VIE structure in the future, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Our holding company structure involves unique risks to investors. If in the future we were to amend our operating structure to use any VIE again for our operations in China or if PRC regulatory authorities were to disallow our holding company structure, additional risks and uncertainties will be involved” in our 2023 Form 20-F.
As used in this prospectus supplement, “NaaS” means (i) prior to the completion of the Restructuring, subsidiaries and VIEs of NewLink that provided EV charging services in China, and (ii) upon and after the completion of the Restructuring, Dada Auto, its subsidiaries, and for the period during which Dada Auto maintained VIE arrangements with Kuaidian Power Beijing, the VIE Kuaidian Power (Beijing) New Energy Technology Co., Ltd.; “we,” “us,” “our,” or “our company” means, upon and after the consummation of the Mergers, NaaS Technology Inc., a Cayman Islands exempted company with limited liability, and its subsidiaries, and, prior to the consummation of the Mergers, RISE Education Cayman Ltd, a Cayman Islands exempted company with limited liability, and its consolidated subsidiaries. The following diagram illustrates our corporate structure, including our principal subsidiaries as of the date of this prospectus supplement:

NaaS Technology Inc.
(Cayman Islands)
100%
Dada Auto
(Cayman Islands)
100%
100%
Cosmo Light HK Limited
(Hong Kong)
Fleetin HK Limited
(Hong Kong)
Offshore
(outside mainland China)
Onshore
(in mainland China)
100%
100%
Shandong Cosmo Light Co., Ltd
90%
Cosmo Light (Anji) New Energy Technology Development Co., Ltd
Zhejiang Anji Intelligent Electronics Holding Co., Ltd
100%
100%
Kuaidian Power (Beijing) New Energy Technology Co., Ltd
Qingdao Intelligent Electronics Mobility Holding Co., Ltd

The Holding Foreign Companies Accountable Act
Pursuant to the Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023, or the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor and the auditors that issued the audit reports included in RISE’s annual report on Form 20-F for the fiscal year ended December 31, 2021. In June 2022, the SEC conclusively listed RISE as a Commission- Identified Issuer under the HFCAA following the filing of RISE’s annual report on Form 20-F for the fiscal year ended December 31, 2021. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. As of the date of this prospectus supplement, the PCAOB has not issued any new determination that it is unable to inspect or investigate completely registered public accounting firms headquartered in any jurisdiction. For this reason, we do not expect to be identified as a Commission-Identified Issuer under the HFCAA following the filing of the 2023 Form 20-F. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our auditor in the past has deprived our investors with the benefits of such inspections” and “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business

in China — Our ADSs may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our 2023 Form 20-F.
Permissions Required from the PRC Government Authorities
We conduct our business primarily through our PRC subsidiaries. Our operations in China are governed by PRC laws and regulations. As of the date of this prospectus supplement, our PRC subsidiaries and we have obtained the business licenses issued by the Market Supervision Administration’s regional departments, being all licenses, permits, and registrations from the PRC government authorities that are required for our business operations under current PRC laws, regulations and rules, and such licenses, permits, and registrations have not been denied by any PRC government authorities.
On December 28, 2021, CAC, together with other administrative departments, jointly promulgated the Cybersecurity Review Measures which became effective on February 15, 2022, or the 2022 Cybersecurity Review Measures. According to the 2022 Cybersecurity Review Measures, an internet platform operator who possesses personal information of more than one million users shall apply for a cybersecurity review before listing in a foreign country, and the competent governmental authorities may initiate a cybersecurity review if they consider that the network products or services or data processing activities in question affect or may affect national security. The China Cybersecurity Review Technology and Certification Center, the institution designated by CAC to receive application materials for cybersecurity review and conduct examinations of such applications, confirmed with NaaS that if NaaS did not possess more than one million individuals’ personal information, it would not be required to apply for a cybersecurity review in connection with the Mergers or the Transactions. Because NaaS had transferred the ownership of Kuaidian as well as the rights to access and use certain data generated by or in the possession of Kuaidian to a third-party service provider prior to the Mergers, it did not possess more than one million individuals’ personal information. Based on the foregoing, King & Wood Mallesons, our PRC special counsel in respect of data compliance of the Mergers and the Transactions is of the view that a cybersecurity review is not required in connection with the Mergers or the Transactions under current PRC laws, regulations and rules. We are also advised by Jingtian & Gongcheng, our PRC counsel that (i) we are not required to obtain permissions from the CSRC, and (ii) we have not been asked to obtain or denied such and other permissions by any PRC government authority, under current PRC laws, regulations and rules in connection with the Mergers and the Transactions.
On February 17, 2023, CSRC published the Interim Administrative Measures on Overseas Securities Offering and Listing by Domestic Enterprises (CSRC Announcement [2022] No. 43), or the Overseas Listing Measures, which took effect on March 31, 2023. Under the Overseas Listing Measures, a filing-based regulatory system applies to “indirect overseas offerings and listings” of companies in mainland China, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a company in mainland China that operates its main business in mainland China. The Overseas Listing Measures states that an overseas listed company that conducts any post-listing offering, including issuance of shares, convertible notes and other similar securities, in the same overseas market shall submit a filing with CSRC within three business days after the completion of such offering. Therefore, any of our future offering and listing of our securities in an overseas market may be subject to the filing requirements under the Overseas Listing Measures. In connection with the Overseas Listing Measures, on February 17, 2023 CSRC also published the Notice on the Administrative Arrangements for the Filing of Overseas Securities Offering and Listing by Domestic Enterprises, or the Notice on Overseas Listing Measures. According to the Notice on Overseas Listing Measures, issuers that have already been listed in an overseas market by March 31, 2023, the date the Overseas Listing Measures became effective, are not required to make any immediate filing and are only required to comply with the filing requirements under the Overseas Listing Measures when they subsequently seek to conduct an offering in an overseas market. Therefore, we are required to submit a filing with the CSRC within three business days after the completion of the first sale of ADSs under this offering. For more information on these procedures, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The approval of and filing with the CSRC or other PRC government authorities may be required retrospectively in connection with the Mergers and the Transactions under PRC law, and, if required, it is uncertain whether such approval can be obtained or filing completed or how long it will take to obtain such approval or complete such filing” in our 2023 Form 20-F.
Other than the CSRC filing we are required to make after the completion of the first sale of ADSs under this offering, we and our PRC subsidiaries, as advised by Jingtian & Gongcheng, our PRC legal counsel, (i) are not required to obtain permissions from the CSRC, and (ii) have not been asked to obtain or denied such and other permissions by any PRC government authority, under current PRC laws, regulations and rules in connection with this offering as of the date of this prospectus supplement. As advised by Han Kun Law Offices, our PRC legal counsel in respect of data compliance, we are also not required to file an application for cybersecurity review by the CAC in connection with this offering as of the date of this prospectus supplement.
Given (i) the uncertainties of interpretation and implementation of applicable laws and regulations and the enforcement practice by competent government authorities, (ii) the PRC government’s ability to intervene or influence our operations at any time, and (iii) the rapid evolvement of PRC laws, regulations, and rules which may be preceded with short advance notice, we may be required to obtain additional licenses, permits, registrations, filings or approvals for our business operations, the Mergers, the Transactions, this offering or our other offerings overseas in the past or in the future and our conclusion on the status of our licensing compliance may prove to be mistaken. If (i) we do not receive or maintain any permission or approval required of us, (ii) we inadvertently concluded that certain permissions or approvals have been acquired or are not required, or (iii) applicable laws, regulations, or interpretations thereof change and we become subject to the requirement of additional permissions or approvals in the future, we may have to expend significant time and costs to procure them. If we are unable to do so, on commercially reasonable terms, in a timely manner or otherwise, we may become subject to sanctions imposed by the PRC regulatory authorities, which could include fines, penalties, and proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into mainland China as foreign investments or accept foreign investments, or list on a U.S. or other overseas exchange may be restricted, and our business, reputation, financial condition, and results of operations may be materially and adversely affected. Specifically, if it is determined in the future that approval and filing from CSRC, CAC or other regulatory authorities or other procedures, including the cybersecurity review under the 2022 Cybersecurity Review Measures, are required for the Mergers, the Transactions, this offering or for our other overseas offerings in the past, on a retrospective basis, it is uncertain whether such approval can be obtained or filing procedures completed, or how long it will take to obtain such approval or complete such filing procedures. Any failure to obtain or delay in obtaining such approval or complete such filing procedures, or a rescission of any such approval if obtained, would subject us to sanctions by CSRC, CAC or other PRC regulatory authorities. These regulatory authorities may impose fines and penalties on our operations in China, limit our abilities to carry out business operations in China or pay dividends outside China, delay or restrict the repatriation of our offshore funds into China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of the ADSs. CSRC, CAC, and other PRC regulatory authorities may also order us, or make it advisable for us, to unwind or reverse the Mergers and the Transactions. In addition, if CSRC, CAC or other regulatory authorities in China subsequently promulgate new rules or issue directives requiring that we obtain additional approvals or complete additional filing or other regulatory procedures for the Mergers, the Transactions, this offering or our prior offerings overseas, there is no assurance that we will be able to comply with these requirements and may not be able to obtain any waiver of such requirements, if and when procedures are established to obtain such a waiver. Any of the foregoing could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our listed securities.
For more detailed information, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — We may be required to obtain additional licenses in relation our ongoing business operations and subject to penalties for failing to obtain certain licenses with respect to our past operations,” “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The PRC government has significant oversight over business operations conducted in China and may intervene or influence our operations at any time, which could result in a material adverse change in our operations and the value of our ADSs” and “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The approval of and filing with CSRC or other PRC government authorities may be required retrospectively in connection with the Mergers and the Transactions under PRC law, and, if required, it is uncertain whether such approval can be obtained or filing completed or how long it will take to obtain such approval or complete such filing” in our 2023 Form 20-F.
Cash and Asset Flows through Our Organization
NaaS Technology Inc. is a holding company with no operations of its own. We conduct our operations in China primarily through our PRC subsidiaries. As a result, although other means are available for us to obtain financing at the holding company level, NaaS Technology Inc.’s ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by our PRC subsidiaries. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to NaaS Technology Inc. Under PRC laws and regulations, our PRC subsidiaries are subject to certain restrictions with respect to payment of dividends or other transfers of any of their net assets to us. Our PRC subsidiaries are permitted to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. PRC laws also require a foreign-invested enterprise to set aside at least 10% of its after-tax profits as the statutory common reserve fund until the cumulative amount of the statutory common reserve fund reaches 50% or more of such enterprises’ registered capital, if any, to fund its statutory common reserves, which are not available for distribution as cash dividends. Remittance of dividends by a wholly foreign-owned enterprise out of mainland China is also subject to examination by the banks designated by the PRC State Administration of Foreign Exchange, or SAFE. These restrictions are benchmarked against the paid-up capital and the statutory reserve funds of our PRC subsidiaries. To the extent cash in our business is in China or in an entity in mainland China, the funds may not be available to fund operations or for other use outside of mainland China due to interventions in or the imposition of restrictions and limitations by the PRC government on our ability to transfer cash. As a result, our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business may be materially and adversely affected.
For risks relating to the fund flows of our operations in China, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” in our 2023 Form 20-F.
Prior to the Restructuring completed in early 2022, NaaS’s EV charging service business in China was a part of NewLink’s businesses and was primarily conducted through NewLink and its consolidated entities.
In 2021 and 2022, (i) payments totaling RMB279.8 million and RMB1,677.4 million were made among NewLink’s consolidated entities that conducted NaaS’s business; (ii) advances totaling RMB497.9 million and RMB1,675.7 million were made among NewLink’s consolidated entities that conducted NaaS’s business; and (iii) no dividend or other distribution were made by any of the NewLink’s consolidated entities that conducted NaaS’s business. In 2023, (i) payments totaling RMB1,400.1 million (US$197.2 million) were made among our consolidated entities; (ii) advances totaling RMB2,401.2 million (US$338.2 million) were made among our consolidated entities; and (iii) no dividend or other distribution were made by any of our consolidated entities.
NaaS Technology Inc. has established stringent controls and procedures for cash flows within its organization. Each transfer of cash between its Cayman Islands holding company and a subsidiary is subject to internal approval. The cash of the group is under the unified management of NaaS Technology Inc.’s finance department and is disbursed and applied to each operating entity based on the budget and operating conditions of the specific operating entity. Each cash requirement, after being raised by the relevant operating entity, is subject to three levels of review process by the finance department.
Under PRC law, NaaS Technology Inc. and our offshore subsidiaries may provide funding to our PRC subsidiaries only through capital contributions or loans, subject to satisfaction of applicable government registration and approval requirements, and our PRC subsidiaries are subject to certain restrictions with respect to paying dividends or transferring any of their net assets to NaaS Technology Inc. or our offshore subsidiaries. Although currently there are no equivalent or similar restrictions or limitations in Hong Kong on cash transfers in, or out of, Hong Kong or our Hong Kong subsidiaries, if certain restrictions or limitations in mainland China were to become applicable to cash transfers in and out of Hong Kong or our Hong Kong subsidiaries in the future, the funds in Hong Kong or our Hong Kong subsidiaries, likewise, may not be available to fund operations or for other use outside of Hong Kong. Therefore, to the extent cash in our business is in mainland China or Hong Kong or our mainland China subsidiaries or Hong Kong subsidiaries, the funds may not be available to fund operations or for other use outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the PRC government on our ability to transfer cash.
Cash transfers from our Hong Kong subsidiaries to NaaS Technology Inc. or our offshore subsidiaries are subject to tax obligations imposed by Hong Kong laws to the extent applicable. Going forward, our subsidiaries intend to retain most, if not all, of their available funds and any future earnings.
Summary of Risk Factors
Investing in our ADSs involves significant risks. You should carefully consider all of the information in this prospectus supplement before making an investment in our ADSs. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in “Risk Factors” and “Item 3. Key Information — D. Risk Factors” in our 2023 Form 20-F, which is incorporated into the accompanying prospectus by reference.
Risks Related to Our Business and Industry
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NaaS is an early-stage company with a history of losses, and we expect to incur significant expenses and continuing losses for the near term.

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NaaS experienced rapid growth and we expect to invest in growth for the foreseeable future. If we fail to manage growth effectively, our business, operating results and financial condition could be adversely affected.

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NaaS has a limited operating history. NaaS recently restructured certain aspects of its corporate organization and business operations, adopted a new and unproven business model and expanded into new business segments, and we are subject to significant risks in relation to such transition.

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The EV charging and energy solution industries and their technologies are rapidly evolving and may be subject to unforeseen changes.

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We face intense competition, including from a number of companies in China, and expect to face significant competition in the future.

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NewLink exercises substantial influence over us. Our operation is dependent on our collaboration with NewLink.

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We rely on our collaborative arrangements with the operator of Kuaidian in delivering our EV charging solutions.

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Our results of operation and future profitability are and will remain highly dependent on the success of our online EV charging solutions.

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Failure to effectively expand our sales and marketing capabilities could harm our ability to efficiently deliver our solutions, retain existing customers, increase our customer base, or achieve broader market acceptance of our solutions.

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We will have broad discretion in the use of proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not increase the value of your investment.

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We expect to raise additional funds and funds may not be available to us when needed.

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Issuance under this offering and future issuance of ADSs or ordinary shares will result in additional dilution of the percentage ownership of our shareholders and could cause the price of the ADSs to fall.

Risks Related to Doing Business in China
We face various risks and uncertainties relating to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory requirements on overseas offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, which may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a stock exchange in the United States or other foreign country. These risks could result in a material adverse change in our operations and the value of our ADSs, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless.
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The PRC government has significant oversight over business operations conducted in China and may intervene or influence our operations at any time, which could result in a material adverse change in our operations and the value of our ADSs. Also, the PRC government has recently indicated that it may exert more oversight and control over offerings that are conducted overseas by or foreign investment in China-based issuers. Therefore, investors of our ADSs face potential uncertainty from actions taken by the PRC government affecting our business and operations which could significantly limit or completely hinder our ability to offer or continue to offer securities and cause the value of such securities to significantly decline or be worthless. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The PRC government has significant oversight over business operations conducted in China and may intervene or influence our operations at any time, which could result in a material adverse change in our operations and the value of our ADSs” in our 2023 Form 20-F. PRC laws, regulations, and rules are rapidly evolving which may be preceded with short advance notice and could result in a material adverse change in our operations and the value of our ADSs. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — We may be required to obtain additional licenses in relation to our ongoing business operations and may be subject to penalties for failing to obtain certain licenses with respect to our past operations” in our 2023 Form 20-F.

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PRC laws, regulations, and rules are rapidly evolving which may be preceded with short advance notice and could result in a material adverse change in our operations and the value of our ADSs. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — We may be required to obtain additional licenses in relation to our ongoing business operations and may be subject to penalties for failing to obtain certain licenses with respect to our past operations” in our 2023 Form 20-F.

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Changes in China’s economic, political or social conditions, or government policies could materially and adversely affect our business and operations. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Changes in China’s economic, political or social conditions, or government policies could materially and adversely affect our business and operations” in our 2023 Form 20-F.

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Risks and uncertainties arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws, could result in a material adverse change in our operations and the value of our ADSs. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Uncertainties with respect to the PRC legal system could adversely affect us” in our 2023 Form 20-F.

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We are a holding company and we may rely on dividends and other distributions on equity paid by our PRC subsidiaries for our cash and financing requirements. The funds in mainland China or in our PRC subsidiaries may not be available to fund operations or for other use outside of mainland China due to interventions in or the imposition of restrictions and limitations on our and our subsidiaries’ ability by the PRC government to transfer cash. Any limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. Although currently there are no equivalent or similar restrictions or limitations in Hong Kong on cash transfers in, or out of, Hong Kong or our Hong Kong subsidiaries, if certain restrictions or limitations in mainland China were to become applicable to cash transfers in and out of Hong Kong or our Hong Kong subsidiaries in the future, the funds in Hong Kong or in our Hong Kong subsidiaries, likewise, may not be available to fund operations or for other use outside of Hong Kong. Therefore, to the extent cash in our business is in mainland China or Hong Kong or our mainland China subsidiaries or Hong Kong subsidiaries, the funds may not be available to fund operations or for other use outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the PRC government on our ability to transfer cash. Cash transfers from our Hong Kong subsidiaries to NaaS Technology Inc. or our offshore subsidiaries are subject to tax obligations imposed by Hong Kong laws to the extent applicable. Uncertainties also exist as to our ability to provide prompt financial support to our PRC subsidiaries when needed and if we fail to complete such registrations or record- filings, our ability to use foreign currency, and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” and “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans to our PRC subsidiaries or making additional capital contributions to our wholly foreign-owned subsidiaries in China, which could materially and adversely affect our liquidity and our ability to fund and expand our business” in our 2023 Form 20-F.
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The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our auditor in the past has deprived our investors with the benefits of such inspections.

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Our ADSs may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in mainland China and Hong Kong. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.

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We are required to complete filing procedures with the CSRC in connection with this offering. In addition, the approval of and filing with the CSRC or other PRC government authorities may be required retrospectively in connection with the Mergers and the Transactions under PRC law, and, if required, it is uncertain whether such approval can be obtained or filing completed or how long it will take to obtain such approval or complete such filing.

Risks Related to this Offering, Our ADSs and Trading Market
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The warrants in this offering may not have any value.

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The warrants in this offering do not entitle the holder to any rights as shareholders until the holder exercises the warrants for our ADSs.

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Issuance under this offering and future issuance of ADSs or ordinary shares will result in additional dilution of the percentage ownership of our shareholders and could cause the price of the ADSs to fall.

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There is no public market for the warrants being offered in this offering.

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There can be no assurance that the warrants will be in the money at the time they become exercisable, and they may expire worthless.

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We will have broad discretion in the use of proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not increase the value of your investment.

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We expect to raise additional funds and these funds may not be available when needed, if at all.

Corporate Information
Our principal executive offices are located at Newlink Center, Area G, Building 7, Huitong Times Square, No.1 Yaojiayuan South Road, Chaoyang District, Beijing, China. Our telephone number at this address is +86 (10) 8551-1066. Our registered office in the Cayman Islands is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our main website is www.enaas.com. The information contained on our website is not a part of this prospectus supplement. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

THE OFFERING
ADSs Offered by US
3,000,000 ADSs
Warrants Offered by Us
Warrants to purchase up to 7,500,000 ADSs, exercisable on the date of issuance, at an initial exercise price of US$0.79 per ADS and will expire five years from the date of issuance. This prospectus supplement also registers up to 7,500,000 ADSs issuable upon exercise of the warrants being offered.
The ADSs
Each ADS represents 200 Class A ordinary shares of NaaS Technology Inc. See “Description of American Depositary Shares” in the accompanying prospectus.
ADSs Outstanding Immediately After This Offering
34,511,234 ADSs, excluding ADSs issuable pursuant to the 2024 New Note.
Ordinary Shares Outstanding Immediately After This
Offering
6,902,246,843 ordinary shares, comprised of 5,594,699,071 Class A ordinary shares, 195,969,844 Class B ordinary shares and 1,111,577,928 Class C ordinary shares, excluding any ordinary shares underlying ADSs issuable pursuant to the 2024 New Note.
Use of Proceeds
We estimate that our net proceeds from this offering will be approximately US$7.7 million, assuming full exercise of the warrants being offered at an exercise price of US$0.79 per ADS.
We intend to use the net proceeds from this offering of our ADSs for working capital purposes. Our management will retain broad discretion to apply these net proceeds. See “Use of Proceeds” for more information.
Risk Factors
See “Risk Factors” and other information included in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference for a discussion of factors you should carefully consider before deciding to invest in the ADSs.
Depositary of the ADSs
JPMorgan Chase Bank, N.A.
Listing
The ADSs are listed on Nasdaq under the ticker symbol “NAAS.”

RISK FACTORS
Investing in our securities involves risk. Before you decide to buy our securities, you should carefully consider the risks described below and under “Item 3. Key Information — D. Risk Factors” in our 2023 Form 20-F, which is incorporated into the accompanying prospectus. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and you may lose all or part of your investment.
Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated by reference into the accompanying prospectus.
The warrants in this offering may not have any value.
The warrants offered hereby do not confer any rights of share ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire our ADSs at a fixed price. Specifically, commencing on the date of issuance, holders of the warrants may acquire the ADSs issuable upon exercise of such warrants at an exercise price of US$0.79 per ADS, for a term of five years. Upon expiry of the term, the warrants will expire and have no further value. Moreover, following this offering, the market value of the warrants is uncertain and there can be no assurance that the market price of the ADSs will ever equal or exceed the exercise price of the warrants, and consequently, whether it will ever be profitable for the holders of the warrants to exercise the warrants.
The warrants in this offering do not entitle the holder to any rights as shareholders until the holder exercises the warrants for our ADSs.
Until holders acquire our ADSs upon exercise of the warrants offered, such warrants will not provide holders any rights as a shareholder, except as set forth in the warrants. Upon exercise of the warrants, holders will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs on or after the exercise date.
Issuance under this offering and future issuance of ADSs or ordinary shares will result in additional dilution of the percentage ownership of our shareholders and could cause the price of the ADSs to fall.
We expect to issue 3,000,000 ADSs and warrants to purchase up to 7,500,000 ADSs under this offering. Additional ADSs are issuable upon conversion of the 2024 New Note. We may also need additional capital in the future to finance our operations. We may sell ADSs, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. Furthermore, we may issue additional ADSs and ordinary shares in connection with the grant of equity awards to employees under our equity incentive plans. Any such issuance of additional share capital may cause shareholders to experience significant dilution of their ownership interests and the value of our securities to decline.
There is no public market for the warrants being offered in this offering.
There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In additional, we do not intend to apply for listing of the warrants on any national securities exchange or other trading market. Without an active market, the liquidity of the warrants will be limited.
There can be no assurance that the warrants will be in the money at the time they become exercisable, and they may expire worthless.
The initial exercise price for the warrants issued in this offering is US$0.79 per ADS. There can be no assurance that such warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, these warrants may expire worthless.

We will have broad discretion in the use of proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not increase the value of your investment.
Because we have designated the amount of net proceeds from this offering to be used for working capital purposes, our management will have broad discretion over the use of proceeds from this offering. Our management may use the proceeds for working capital that may not improve our financial condition or advance our business objective. See “Use of Proceeds.”

USE OF PROCEEDS
We estimate that the net proceeds of approximately US$7.7 million assuming full exercise of the warrants being offered at the initial exercise price of US$0.79 per ADS, and after deducting other offering expenses payable by us.
We expect to use the proceeds that we receive from this offering for working capital purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds.

CAPITALIZATION
The following table sets forth our capitalization as of September 30, 2024:
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on an actual basis; and

•
on a pro forma basis to reflect (i) 9,992,998 ADSs issued pursuant to the First SSFA and Second SSFA and (ii) 316,790 ADSs the Company repurchased from LMR; and

•
on a pro forma as adjusted basis to reflect (i) 9,992,998 ADSs issued pursuant to the First SSFA and Second SSFA, (ii) 316,790 ADSs the Company repurchased from LMR and (iii) our issuance and sale of 3,000,000 Class A ordinary shares represented by ADSs together with warrants to purchase up to 7,500,000 ADSs pursuant to this prospectus supplement, at a combined offering price of US$0.66 per ADS, assuming full exercise of the warrants being offered at an exercise price of US$0.79 per ADS, resulting in estimated net proceeds of US$7.7 million, after deducting estimated offering expenses payable by us.

	As of September 30,2024
	Actual		Pro Forma		Pro Forma As Adjusted
	RMB	US$	RMB	US$	RMB	US$
	(in thousands)
Convertible notes	268,558	38,269	268,558	38,269	268,558	38,269
Equity:
Class A Ordinary Shares (US$0.01 par value; 700,000,000 shares authorized, 1,262,593,271 shares issued and outstanding as of September 30, 2024, 3,261,192,871 shares issued and outstanding on a pro forma basis, 5,361,192,871 shares issued and outstanding on a pro forma as adjusted basis)	74,357	10,596	214,611	30,582	361,981	51,582
Class B Ordinary Shares (US$0.01 par value;300,000,000 shares authorized, 220,872,540 shares issued and outstanding as of September 30, 2024)	16,674	2,376	16,674	2,376	16,674	2,376
Class C Ordinary Shares (US$0.01 par value; 1,400,000,000 shares authorized, 1,246,675,232 shares issued and outstanding as of September 30, 2024)	93,702	13,352	93,702	13,352	93,702	13,352
Treasury shares	—	—	(6,862)	(978)	(6,862)	(978)
Subscription receivable	(4,696)	(669)	(99,942)	(14,242)	(99,942)	(14,242)
Warrant outstanding	29,587	4,216	29,587	4,216	29,587	4,216
Additional paid-in capital	7,371,480	1,050,428	7,327,700	1,044,189	7,234,533	1,030,913
Other reserves	(92,353)	(13,160)	(92,353)	(13,160)	(92,353)	(13,160)
Accumulated losses	(7,708,721)	(1,098,484)	(7,708,721)	(1,098,484)	(7,708,721)	(1,098,484)
Non-controlling interests	346	49	346	49	346	49
Total equity	(219,624)	(31,296)	(225,258)	(32,100)	(171,055)	(24,376)
Total capitalization(1)(2)	48,934	6,973	43,300	6,169	97,503	13,893

Note:
(1)
Total capitalization is the sum of convertible notes and total equity.

(2)
Total capitalization presented has not been adjusted to reflect the debt modification and extinguishment adjustment as a result of the convertible notes being replaced in October 2024 through the issuance of the 2024 New Note by the Company.

DILUTION
If you purchase the ADSs in this offering, your interest will be diluted to the extent of the excess of the offering price per ADS over our net tangible book value per ADS after this offering. Our actual net tangible book value as of September 30, 2024 was net liabilities of RMB222.1 million (US$31.7 million), or net liabilities of RMB0.08 (US$0.012) per ordinary share and net liabilities of RMB16.27 (US$2.32) per ADS. On a pro forma basis to reflect 9,992,998 ADSs issued pursuant to the First SSFA and Second SSFA and (ii) 316,790 ADSs the Company repurchased from LMR. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities.
Without taking into account any other changes in such pro forma net tangible book value after September 30, 2024, other than to give effect to our issuance and sale of 3,000,000 ADSs in this offering, and warrants to purchase up to 7,500,000 ADSs, at a combined purchase price of US$0.66 per ADS, assuming full exercise of the warrants being offered at an exercise price of US$0.79 per ADS, and after deduction of estimated offering expenses payable by us, our pro forma as adjusted net tangible book value at September 30, 2024 would have been net liabilities of US$0.004 per outstanding ordinary share, including Class A ordinary shares underlying our outstanding ADSs, or net liabilities of US$0.70 per ADS. This represents an immediate increase in net tangible book value of US$0.003 per ordinary share, or US$0.65 per ADS, to existing shareholders and an immediate dilution in net tangible book value of US$0.008 per ordinary share, or US$1.45 per ADS, to purchasers of ADSs in this offering.
The following table illustrates the dilution on a per ordinary share basis based on a combined offering price of US$0.66 per ADS, assuming full exercise of the warrants being offered at an exercise price of US$0.79 per ADS:
	Net assets/(net liabilities) per Ordinary Share	Net assets/ (net liabilities) per ADS
Offering price	US$0.004	US$0.75
Actual net tangible book value as of September 30, 2024	(US$0.012)	(US$2.32)
Pro forma net tangible book value as of September 30, 2024	(US$0.007)	(US$1.35)
Pro forma as adjusted net tangible book value as of September 30, 2024, adjusted to give effect to this offering	(US$0.004)	(US$0.70)
Amount of dilution in net tangible book value to new investors in this offering	US$0.008	US$1.45
The as adjusted information discussed above is illustrative only.
The following table summarizes, on an as adjusted basis as of September 30, 2024, the differences between the shareholders as of September 30, 2024 and the new investors with respect to the number of ordinary shares purchased from us in this offering, the total consideration paid and the average price per ordinary share paid at a combined offering price of US$0.66 per ADS, assuming full exercise of the warrants being offered at an exercise price of US$0.79 per ADS, before deducting estimated offering expenses.
	Ordinary Shares Purchased		Total Consideration		Average Price Per Ordinary Share	Average Price Per ADS
	Number	Percent	Amount (in thousands of US$)	Percent	US$	US$
Existing shareholders	2,730,141,043	56.52%	1,080,299	99.27%	0.396	79.14
New investors	2,100,000,000	43.48%	7,905	0.73%	0.004	0.75
Total	4,830,141,043	100.00%	1,088,204	100.00%

DESCRIPTION OF WARRANT
Warrants Being Offered in this Offering
Duration and Exercise Price
Each warrant offered hereby will be a warrant to purchase one ADS and will be exercisable from the date of issuance and will expire five years from the date of issuance. The warrants will have an initial exercise price equal to US$0.79 per ADS. The exercise price and number of ADSs issuable upon exercise is subject to appropriate proportional adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our ADSs and the exercise price.
Cashless Exercise
If, at the time a holder exercises its warrants, a registration statement registering the issuance of the ADSs underlying the warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of ADSs determined according to a formula set forth in the warrants, which generally provides for a number of ADSs equal to (A) (1) the volume weighted average price on (x) the trading day preceding the notice of exercise, if the notice of exercise is executed and delivered on a day that is not a trading day or prior to the opening of “regular trading hours” on a trading day or (y) the trading day of the notice of exercise, if the notice of exercise is executed and delivered after the close of “regular trading hours” on such trading day, (2) at the option of the holder, either (x) the volume weighted average price on the trading day immediately preceding the date of the notice of exercise or (y) the bid price of the ADSs on the principal trading market as reported by Bloomberg L.P. as of the time of the holder’s execution of the notice of exercise if such notice of exercise is executed during “regular trading hours” on a trading day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a trading day), or (3) the volume weighted average price on the date of the notice of exercise if the date of such notice of exercise is a trading day and such notice of exercise is both executed and delivered after the close of “regular trading hours” on such trading day, less (B) the exercise price, multiplied by (C) the number of ADSs the warrant was exercisable into, with such product then divided by the number determined under clause (A) in this sentence.
Fractional Shares
No fractional ADSs will be issued upon the exercise of the warrants. Rather, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round down to the next whole ADS.
Transferability
Subject to applicable laws, a warrant may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.
Trading Market
There is no trading market available for the warrants on any securities exchange or nationally recognized trading system. We do not intend to list the warrants on any securities exchange or nationally recognized trading system. The ADSs issuable upon exercise of the warrants are currently listed on Nasdaq under the symbol “NAAS.”
Rights as a Shareholder
Except as otherwise provided in the warrants or by virtue of such holder’s ownership of the underlying ordinary shares represented by ADSs, the holders of the warrants do not have the rights or privileges of holders of our ordinary shares represented by ADSs, including any voting rights, until they exercise their warrants.

PRINCIPAL SHAREHOLDERS
The following table sets forth information with respect to the beneficial ownership of our ordinary shares as of the date of this prospectus supplement by:
•
each of our directors and executive officers; and

•
each person known to us to own beneficially more than 5% of our ordinary shares.

The calculations in the table below are based on 4,802,246,843 ordinary shares issued and outstanding as of March 28, 2025, comprising (i) 3,494,699,071 Class A ordinary shares, excluding Class A ordinary shares issued to JPMorgan Chase Bank, N.A., the depositary of our ADS program, for bulk issuance of ADSs reserved for future issuances upon any sale of our At-the-Market Offering and the exercise or vesting of awards granted under our stock incentive plans, (ii) 195,969,844 Class B ordinary shares, and (iii) 1,111,577,928 Class C ordinary shares. Additional Class A ordinary shares (including as represented by ADSs) are issuable upon the conversion of the 2024 New Note we issued to LMR Multi-Strategy Master Fund Limited.
Beneficial ownership is determined generally in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of shares beneficially owned by any person listed below and the percentage ownership of such person, all ordinary shares of ours underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus supplement are deemed outstanding.
Amount of Beneficial Ownership
Name and Address of Beneficial Owner	Class A Ordinary Shares+	Class B Ordinary Shares+	Class C Ordinary Shares+	Percent Ownership++	Percent Voting Power+++	Percent Voting Power (Upon Full Distribution by NewLink)++++
Directors and Executive Officers:**
Zhen Dai(1)	33,225,290	195,969,844	—	4.74%	25.85%	33.21%
Yang Wang(2)	33,155,870		30,435,261	1.32%	1.22%	1.06%
Weilin Sun(3)	19,616,390		24,051,204	0.91%	0.88%	0.73%
Steven Sim	*	—	—	*	*	*
Guangming Ren	*	—	—	*	*	*
Xiaoli Liu	*	—	—	*	*	*
Ye Wu	*	—	—	*	*	*
All directors and executive officers as a group	87,572,680	195,969,844	54,486,465	6.97%	27.95%	35.00%
Principal Shareholders:
Newlinks Technology Limited(4)	—	195,969,844	1,111,577,928	27.23%	54.48%	51.46%
Beijing Zhenwei Qingfeng Economic Management Consulting Partnership (L.P.)(5)	249,871,329	—	—	5.20%	3.25%	4.19%
Timeswell LLC(6).	285,871,200	—	—	5.95%	3.72%	4.79%

*
Less than 1%

**
The business address of Mr. Guangming Ren is 12-2 Lang Yueyuan, Yayun Xinxin Jiayuan, Chaoyang, District, Beijing, People’s Republic of China. The business address of Mr. Xiaoli Liu is Room 1902, Unit 1, Building 11, No. 8, Huamao City, Chaoyang District, Beijing, People’s Republic of China. The business address of our other directors and executive officers is c/o Newlink Center, Area G, Building 7, Huitong Times Square, No.1 Yaojiayuan South Road, Chaoyang District, Beijing, People’s Republic of China.

+
Each Class B ordinary share and each Class C ordinary share is convertible into one Class A ordinary share at any time by the holder thereof, subject to certain conditions. Class A ordinary shares are not convertible into Class B ordinary shares or Class C ordinary shares under any circumstances.

++
A total of 4,802,246,843 ordinary shares are outstanding as of March 28, 2025.

+++
Holders of Class A ordinary shares are entitled to one vote per share. Holders of Class B ordinary shares and Class C ordinary shares are entitled to ten votes per share and two votes per share, respectively. NewLink and Newlinks Envision Limited, a wholly-owned subsidiary of NewLink, directly hold Class B ordinary shares and Class C ordinary shares, with the voting power of all Class B ordinary shares controlled by Mr. Dai and the voting power of Class C ordinary shares controlled by shareholders of NewLink other than Mr. Dai on a look-through basis proportional to those shareholders’ relative shareholding percentage in NewLink. This column sets out the voting power percentages on the foregoing basis, prior to NewLink’s distribution of any Class B ordinary shares or Class C ordinary shares to its own shareholders.

++++
Class B ordinary shares and Class C ordinary shares will be automatically and immediately converted into an equal number of Class A ordinary shares upon the occurrence of any direct or indirect sale, transfer, assignment or disposition of such number of Class B ordinary shares or Class C ordinary shares by the holder thereof or the direct or indirect transfer or assignment of the voting power attached to such number of Class B ordinary shares or Class C ordinary shares through voting proxy or otherwise to any person that is not Mr. Dai or his affiliates (Newlinks Technology Limited being deemed not to be his affiliate for this purpose only). Therefore, all Class B ordinary shares distributed by NewLink to Mr. Dai or his affiliates will remain Class B ordinary shares, and all Class C ordinary shares distributed by NewLink to its own shareholders (other than Mr. Dai and his affiliates) will be automatically converted into Class A ordinary shares. This column sets out the voting power percentages assuming full distribution by NewLink of Class B ordinary shares to Mr. Dai or his affiliates and of Class C ordinary shares to its own shareholders (other than Mr. Dai and his affiliates). Whether and to what extent to conduct such distribution would be a corporate decision by NewLink that requires approval by the board of directors and/or shareholders of NewLink, as applicable.

(1)
Represents (i) the 33,225,290 Class A ordinary shares underlying certain options issued to Mr. Dai which have become vested, and (ii) the 195,969,844 Class B ordinary shares held by Newlinks Technology Limited based on Zenki Luck Limited’s ownership interest in Newlinks Technology Limited by way of holding 67,126,520 ordinary shares of Newlinks Technology Limited. Zenki Luck Limited is 100% beneficially owned by Mr. Dai. The registered address of Zenki Luck Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110 British Virgin Islands.

(2)
Represents (i) the 33,155,870 Class A ordinary shares underlying certain options issued to Ms. Wang which have become vested, and (ii) a portion of the 1,111,577,928 Class C ordinary shares held by Newlinks Technology Limited (which Class C ordinary shares are subject to automatic conversion into Class A ordinary shares in certain events as described in the footnote above), based on Young King Luck Holding Limited’s ownership interest in Newlinks Technology Limited by way of holding 9,665,588 ordinary shares of Newlinks Technology Limited. Young King Luck Holding Limited is 100% beneficially owned by Ms. Wang. The registered address of Young King Luck Holding Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110 British Virgin Islands.

(3)
Represents (i) the 19,616,390 Class A ordinary shares underlying certain options issued to Mr. Sun which have become vested, and (ii) a portion of the 1,111,577,928 Class C ordinary shares held by Newlinks Technology Limited (which Class C ordinary shares are subject to automatic conversion into Class A ordinary shares in certain events as described in the footnote above), based on Phoenix Sun Luck Tech Limited’s ownership interest in Newlinks Technology Limited by way of holding 7,638,148 ordinary shares of Newlinks Technology Limited. Phoenix Sun Luck Tech Limited is 100% beneficially owned by Mr. Sun. The registered address of Phoenix Sun Luck Tech Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110 British Virgin Islands.

(4)
Represents 37,848,450 Class B ordinary shares and 212,694,390 Class C ordinary shares directly held by NewLink and 158,121,394 Class B ordinary shares and 898,883,538 Class C ordinary shares directly held by Newlinks Envision Limited, a wholly-owned subsidiary of NewLink. Directors and executive officers of Newlink beneficially owning more than 1% of its outstanding shares include Zhen Dai, Yang Wang and Weilin Sun. Principal beneficial owners of the shares of Newlink, meaning shareholders beneficially owning more than 5% of its outstanding shares, include Zhen Dai, entities affiliated with Joy Capital (namely Joy Vigorous Management Limited, Joy Capital III L.P. and Joy Capital Opportunity, L.P.) and BCPE Nutcracker Cayman, L.P. The registered address of Newlink is at 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands.

(5)
Represents 249,871,329 Class A ordinary shares directly held by Beijing Zhenwei Qingfeng Economic Management Consulting Partnership (L.P.), or Beijing Zhenwei, excluding certain portion of Class A ordinary shares already converted into ADSs for sale. Beijing Zhenwei is a limited liability partnership organized under the laws of the People’s Republic of China and its principal place of business is located at 8/F, 60 Xizhimen North Avenue, Haidian District, Beijing, China. Zhenwei Management is the general partner of Beijing Zhenwei, and has its registered address at 8/F, 60 Xizhimen North Avenue, Haidian District, Beijing, China. The above information is based on Amendment No. 1 to Schedule 13D jointly filed by Beijing Zhenwei and Zhenwei Investment Fund Management Co., Ltd. on March 19, 2024 and certain information made available to us by Beijing Zhenwei. The percentage of total ordinary shares and the percentage of aggregate voting power for Beijing Zhenwei are calculated based on the assumption that its shareholding has not changed since March 19, 2024.

(6)
Represents 285,871,200.00 Class A ordinary shares directly held by Timeswell LLC. Timeswell LLC is a limited liability company incorporated under the laws of the state of California and its registered business address is 2905 Stender Way, Suite 36, Santa Clara, CA 95054.

To our knowledge, as of the date of this prospectus supplement, a total of 2,938,736,809 Class A ordinary shares are held by record holders in the United States, including 2,938,736,808 Class A ordinary shares held by JPMorgan Chase Bank, N.A., the depositary of our ADS program, and 1 Class A ordinary share held by an individual. None of our outstanding Class B ordinary shares or Class C ordinary shares are held by record holders in the United States. The number of beneficial owners of our ADSs in the United States is likely to be much larger than the number of record holders of our ordinary shares in the United States.
We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

DIVIDEND POLICY
Our board of directors has discretion on whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium account, and provided always that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. Even if we decide to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.
We do not have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future after this offering. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.
We are a holding company incorporated in the Cayman Islands. We may rely on dividends from our subsidiary in China for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiary to pay dividends to us. See “Item 4. Information on the Company — B. Business Overview — Regulation — Regulations Related to Dividend Distributions” in our 2023 Form 20-F.
If we pay any dividends on our ordinary shares, we will pay those dividends which are payable in respect of the ordinary shares underlying the ADSs to the depositary, as the registered holder of such ordinary shares, and the depositary then will pay such amounts to the ADS holders in proportion to the ordinary shares underlying the ADSs held by such ADS holders, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. See “Description of American Depositary Shares” in the accompanying prospectus. Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

PLAN OF DISTRIBUTION
We are issuing 3,000,000 ADSs and warrants to purchase up to 7,500,000 ADSs directly to certain investors at purchase price of US$0.66 each pursuant to a securities purchase agreement with the investors dated March 31, 2025, exercisable from the date of issuance and for a term of five years from the date of issuance. The securities purchase agreement contains customary representations, warranties, and covenants.
Pursuant to the securities purchase agreement, the warrants have an initial exercise price of US$0.79 per ADS, will be exercisable from the date of issuance and will expire five years from the date of issuance. The warrants are exercisable for cash only so long as we have an effective registration statement covering the issuance of shares upon the exercise of the warrants. The warrants may also be cashless exercised under limited circumstances.
We expect to deliver the ADSs and warrants being offered pursuant to this prospectus on or about April 3, 2025, subject to the satisfaction of certain closing conditions.
We estimate the total expenses payable by us for this offering to be approximately US$0.2 million, assuming full exercise of the warrants being offered, which amount includes our legal, accounting, and printing costs and various fees associated with the registration and listing of our securities.
Our ADSs are listed on Nasdaq under the trading symbol “NAAS.” We do not plan to list warrants on Nasdaq or any other securities exchange or trading market.

TAXATION
The following summary of Cayman Islands, PRC and U.S. federal income tax considerations of an investment in the ADSs or ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change. This summary does not deal with all possible tax considerations relating to an investment in the ADSs or ordinary shares, such as the tax considerations under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands, the People’s Republic of China and the United States. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Harney Westwood & Riegels, our Cayman Islands counsel; to the extent it relates to PRC tax law, it is the opinion of Jingtian & Gongcheng, our PRC counsel.
Cayman Islands Taxation
The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to holders of our ADSs or ordinary shares levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or brought within the jurisdiction of the Cayman Islands. In addition, the Cayman Islands does not impose withholding tax on dividend payments. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by us. There are no exchange control regulations or currency restrictions in the Cayman Islands.
People’s Republic of China Taxation
PRC Enterprise Income Tax Law
Under the PRC Enterprise Income Tax Law, an enterprise established outside of China with “de facto management bodies” within China may be considered a PRC “resident enterprise,” meaning it can be treated in a manner similar to a PRC enterprise for enterprise income tax purposes, although the dividends paid to a PRC resident enterprise from another may qualify as “tax-exempt income.” The implementation rules of the PRC Enterprise Income Tax Law define a “de facto management body” as a body that has substantial and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise. STA Circular 82 issued by the State Taxation Administration on April 22, 2009 specifies that certain offshore enterprises controlled by a PRC company or a PRC company group will be classified as PRC “resident enterprises” if the following requirements are satisfied: (i) the senior management and core management departments in charge of its daily operations function are mainly in China; (ii) its financial and human resources decisions are subject to determination or approval by persons or bodies in China; (iii) its major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in China; and (iv) at least half of the enterprise’s directors with voting rights or senior management reside in China. Although STA Circular 82 only applies to offshore enterprises controlled by PRC enterprises and not those controlled by PRC individuals, the determination criteria set forth in STA Circular 82 may reflect STA’s general position on how the “de facto management body” test should be applied in determining tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises or PRC individuals.
We believe that we are not a PRC resident enterprise and therefore we are not subject to PRC enterprise income tax reporting obligations and the dividends paid by us to holders of our ADSs or ordinary shares will not be subject to PRC withholding tax. However, if the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our non-PRC enterprise shareholders and a 20% withholding tax from dividends we pay to our non-PRC individual shareholders, including the holders of our ADSs. In addition, non-PRC shareholders may be subject to PRC tax on gains realized on the sale or other disposition of ADSs or ordinary shares if such income is treated as China-sourced income. It is unclear whether our non-PRC shareholders would be able to claim the benefits of any tax treaties between their tax residence and China in the event we are treated as a PRC resident enterprise. See “Item 3 Key Information — Risk Factors — D. Risks Related to Doing Business in China — It is unclear whether we will be considered a PRC ‘resident enterprise’ under the PRC Enterprise Income Tax Law and, depending on the determination of our PRC ‘resident enterprise’

status, our global income may be subject to the 25% PRC enterprise income tax, which could materially and adversely affect our results of operations.”
Enterprise Income Tax for Share Transfer by Non-PRC Resident Enterprises
On February 3, 2015, the State Taxation Administration issued STA Public Notice 7. In December 2017, Article 13 and Paragraph 2 of Article 8 of STA Public Notice 7 were abolished Pursuant to STA Public Notice 7, as amended, where a non-PRC resident enterprise indirectly transfers equities and other properties of a PRC resident enterprise to evade its obligation of paying enterprise income tax by implementing arrangements that are not for reasonable commercial purpose, such indirect transfer shall be re-identified and recognized as a direct transfer of equities and other properties of the PRC resident enterprise. STA Public Notice 7, as amended, provides clear criteria for assessment of reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity interests through a public securities market. STA Public Notice 7, as amended, also brings challenges to both offshore transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets. Where a non-PRC resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an offshore holding company, which is an Indirect Transfer, the non-PRC resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such Indirect Transfer to the PRC tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the offshore holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.
PRC Value-Added Tax (VAT) and Business Tax
Before August 2013 and pursuant to applicable PRC tax regulations, any entity or individual conducting business in the service industry is generally required to pay a business tax at the rate of 5% on the revenue generated from providing services. However, if the services provided are related to technology development and transfer, the business tax may be exempted subject to approval by the tax authorities.
In November 2011, the Ministry of Finance and SAT promulgated the Pilot Plan for Imposition of Value-Added Tax to Replace Business Tax. In May and December 2013, April 2014, March 2016 and July 2017, the Ministry of Finance and SAT promulgated five circulars to further expand the scope of services that are to be subject to VAT instead of business tax. Pursuant to these tax rules, from August 1, 2013, VAT was imposed to replace the business tax in certain service industries, including technology services and advertising services, and from May 1, 2016, VAT replaced business tax in all industries, on a nationwide basis. On November 19, 2017, the State Council further amended the Interim Regulation of PRC on Value Added Tax to reflect the normalization of the pilot program. The VAT rates generally applicable are simplified as 17%, 11%, 6% and 0%, and the VAT rate applicable to the small-scale taxpayers is 3%. Unlike business tax, a taxpayer is allowed to offset the qualified input VAT paid on taxable purchases against the output VAT chargeable on the revenue from services provided.
On April 4, 2018, the Ministry of Finance and SAT issued the Notice on Adjustment of VAT Rates, which came into effect on May 1, 2018. According to the notice, starting from May 1, 2018, the taxable goods previously subject to VAT rates of 17% and 11%, respectively, become subject to lower VAT rates of 16% and 10%, respectively.
On March 20, 2019, the Ministry of Finance, SAT and the General Administration of Customs issued the Announcement on Policies for Deepening the VAT Reform, which came into effect in April 2019, to further reduce VAT rates. According to the announcement, (1) for general VAT payers’ sales activities or imports previously subject to VAT at an existing applicable rate of 16% or 10%, the applicable VAT rate is adjusted to 13% or 9% respectively; (2) for agricultural products purchased by taxpayers to which an existing 10% deduction rate is applicable, the deduction rate is adjusted to 9%; (3) for agricultural products purchased by taxpayers for production or commissioned processing, which are subject to VAT at 13%, the input

VAT will be calculated at a 10% deduction rate; (4) for the exportation of goods or labor services that are subject to VAT at 16%, with the applicable export refund at the same rate, the export refund rate is adjusted to 13%; and (5) for the exportation of goods or cross-border taxable activities that are subject to VAT at 10%, with the export refund at the same rate, the export refund rate is adjusted to 9%.
United States Federal Income Tax Considerations
The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our ADSs or Class A ordinary shares by a U.S. Holder (as defined below) that holds our ADSs or Class A ordinary shares as “capital assets” (generally, property held for investment) under the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, minimum tax, and other non-income tax considerations, the Medicare tax on certain net investment income, or any state, local or non-U.S. tax considerations, relating to the ownership or disposition of our ADSs or Class A ordinary shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:
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banks and other financial institutions;

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insurance companies;

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pension plans;

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cooperatives;

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regulated investment companies;

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real estate investment trusts;

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broker-dealers;

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traders that elect to use a mark-to-market method of accounting;

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certain former U.S. citizens or long-term residents;

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tax-exempt entities (including private foundations);

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holders who acquire their ADSs or Class A ordinary shares pursuant to any employee share option or otherwise as compensation; investors that will hold their ADSs or Class A ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

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investors that have a functional currency other than the U.S. dollar;

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persons that actually or constructively own ADSs or ordinary shares representing 10% or more of our stock (by vote or value); or

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partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding ADSs or Class A ordinary shares through such entities.

all of whom may be subject to tax rules that differ significantly from those discussed below.
Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S. and other tax considerations of the ownership and disposition of our ADSs or Class A ordinary shares.
General
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ADSs or Class A ordinary shares that is, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the law of the United States or any state thereof or the District of Columbia;

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an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a U.S. person under the Code.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our ADSs or Class A ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our ADSs or Class A ordinary shares and their partners are urged to consult their tax advisors regarding an investment in our ADSs or Class A ordinary shares.
For U.S. federal income tax purposes, it is generally expected that a U.S. Holder of ADSs will be treated as the beneficial owner of the underlying shares represented by the ADSs. The remainder of this discussion assumes that a U.S. Holder of our ADSs will be treated in this manner. Accordingly, deposits or withdrawals of Class A ordinary shares for ADSs will generally not be subject to U.S. federal income tax.
Dividends
Subject to the discussion below entitled “Passive Foreign Investment Company Rules,” any cash distributions (including the amount of any PRC tax withheld) paid on our ADSs or Class A ordinary shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder, in the case of Class A ordinary shares, or by the depositary, in the case of ADSs. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. Dividends received on our ADSs or Class A ordinary shares will not be eligible for the dividends received deduction generally allowed to corporations. A non-corporate U.S. Holder will be subject to tax at the lower capital gain tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (1) our ADSs or Class A ordinary shares on which the dividends are paid are readily tradeable on an established securities market in the United States, or, in the event that we are deemed to be a PRC resident enterprise under the PRC tax law, we are eligible for the benefits of the United States-PRC income tax treaty, or the Treaty, (2) we are neither a PFIC nor treated as such with respect to such a U.S. Holder for the taxable year in which the dividend was paid and the preceding taxable year, and (3) certain holding period requirements are met. Our ADSs (but not our Class A ordinary shares), which are listed on Nasdaq, are considered readily tradeable on an established securities market in the United States. There can be no assurance, however, that our ADSs will be considered readily tradeable on an established securities market in later years.
In the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law (see “— PRC Taxation”), we may be eligible for the benefits of the Treaty. If we are eligible for such benefits, dividends we pay on our Class A ordinary shares, regardless of whether such shares are represented by the ADSs, would be eligible for the reduced rates of taxation described in the preceding paragraph.
Dividends paid on our ADSs or Class A ordinary shares, if any, will generally be treated as income from foreign sources and will generally constitute passive category income for U.S. foreign tax credit purposes. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any nonrefundable foreign withholding taxes imposed on dividends received on our ADSs or Class A ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign taxes withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition
Subject to the discussion below entitled “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of ADSs or Class A ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such ADSs or Class A ordinary shares. Any capital gain or loss will be long-term if the ADSs or Class A ordinary shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gain of non-corporate U.S. Holders will generally be eligible for a reduced rate of taxation. In the event that gain from the disposition of the ADSs or Class A ordinary shares is subject to tax in China, a U.S. Holder may elect to treat such gain as PRC-source gain under the Treaty. Pursuant to Treasury Regulations, however, if a U.S. Holder is not eligible for the benefits of the Treaty or does not elect to apply the Treaty, then such holder may not be able to claim a foreign tax credit arising from any PRC tax imposed on the disposition of the ADSs or Class A ordinary shares. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our ADSs or Class A ordinary shares, including the availability of the foreign tax credit or deduction under their particular circumstances, their eligibility for benefits under the Treaty and the potential impact of the Treasury Regulations.
Passive Foreign Investment Company Rules
A non-U.S. corporation, such as our company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income, or the asset test. For this purpose, cash and assets readily convertible into cash are categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.
Based upon our current and projected income and assets, we do not expect to be a PFIC for the taxable year ended December 31, 2023 or the foreseeable future. While we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we will be or become a PFIC for any taxable year is a fact intensive determination made annually that depends, in part, upon the composition of our income and assets. In particular, increased volatility in the market price of our ADSs may significantly increase our risk of becoming a PFIC. The market price of our ADSs may continue to fluctuate widely, and consequently, we cannot assure you of our PFIC status for any taxable year. Fluctuations in the market prices of our ADSs and Class A ordinary shares may cause us to be or become classified as a PFIC for the current or future taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to the market prices of our ADSs and Class A ordinary shares from time to time (which may be volatile). If our market capitalization subsequently declines, we may be or become classified as a PFIC for the current taxable year or future taxable years. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets. Under circumstances where revenues from activities that produce passive income significantly increase relative to our revenues from activities that produce non-passive income, our risk of being or becoming classified as a PFIC may substantially increase. Because PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the taxable year ended December 31, 2023 or any future taxable year.
If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ADSs or Class A ordinary shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder, other than the taxable year in which the U.S. Holder’s holding period ADSs or Class A ordinary shares begins, that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the portion of the U.S. Holder’s holding period for the ADSs or Class A ordinary shares that preceded the taxable year in which the U.S. Holder receives the distribution), and (ii) any gain realized on the sale or other disposition of ADSs or Class A ordinary shares. Under the PFIC rules:
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the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the ADSs or Class A ordinary shares;

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the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC, or a pre-PFIC year, will be taxable as ordinary income;

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the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

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an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark- to-market election with respect to such stock, provided that such stock is regularly traded on a qualified exchange or other market, as defined in applicable Treasury Regulations. Our ADSs are listed on the Nasdaq Capital Market, which is a qualified exchange for these purposes. We anticipate that our ADSs should qualify as being regularly traded, but no assurances may be given in this regard. If a U.S. Holder makes this election, the holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ADSs held at the end of the taxable year over the adjusted tax basis of such ADSs and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the ADSs over the fair market value of such ADSs held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to- market election. The U.S. Holder’s adjusted tax basis in the ADSs would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our ADSs or Class A ordinary shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.
We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.
If a U.S. Holder owns our ADSs or Class A ordinary shares during any taxable year that we are a PFIC, the holder must generally file an annual IRS Form 8621. You should consult your tax advisors regarding the U.S. federal income tax consequences of owning and disposing of our ADSs or Class A ordinary shares if we are or become a PFIC.
THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS INTENDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE TAX ADVICE. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSIDERATIONS TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE ADSS AND ORDINARY SHARES IN THEIR PARTICULAR CIRCUMSTANCES.

LEGAL MATTERS
We are being represented by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of our Class A ordinary shares offered in any offering and legal matters as to Cayman Islands law will be passed upon for us by Harney Westwood & Riegels. Legal matters as to PRC law in respect of data compliance law will be passed upon for us by Han Kun Law Offices, our PRC legal counsel in respect of data compliance law. Certain other legal matters as to PRC law will be passed upon for us by Jingtian & Gongcheng. Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP may rely upon Harney Westwood & Riegels with respect to matters governed by Cayman Islands law and Jingtian & Gongcheng with respect to matters governed by PRC law and Han Kun Law Offices only in respect of PRC data compliance law.

EXPERTS
The consolidated financial statements of NaaS Technology Inc. at December 31, 2023 and for the year ended December 31, 2023 appearing in our 2023 Form 20-F have been audited by Centurion ZD CPA & Co., independent registered public accounting firm, as set forth in their report thereon, included therein. The consolidated financial statements of NaaS Technology Inc. at December 31, 2022 and for the year then ended appearing in our 2023 Form 20-F have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their report thereon, included therein. The consolidated financial statements of NaaS Technology Inc. at December 31, 2021 and for the year ended December 31, 2021 appearing in our 2023 Form 20-F have been audited by Centurion ZD CPA & Co., independent registered public accounting firm, as set forth in their report thereon, included therein. Such consolidated financial statements are incorporated in the accompanying prospectus by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.
The office of Centurion ZD CPA & Co. is located at Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong.
The offices of Ernst & Young Hua Ming LLP are located at Oriental Plaza, No.1 East Chang An Avenue, Dong Cheng District, Beijing 100738, the People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Under the Exchange Act, we are required to file reports and other information with the SEC. Specifically, we are required to file annually an annual report on Form 20-F each year within four months after the end of the fiscal year. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of quarterly reports and proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. You can also find information on our website https://www.enaas.com. The information contained on our website is not a part of this prospectus supplement.
This prospectus supplement is part of a registration statement we have filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of the document into which it is incorporated and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into the accompanying prospectus, or between information incorporated by reference into the accompanying prospectus from different documents, you should rely on the information contained in the document that was filed later.
Copies of all documents incorporated by reference in the accompanying prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in the accompanying prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:
NaaS Technology Inc.
Newlink Center, Area G, Building 7, Huitong Times Square
No.1 Yaojiayuan South Road, Chaoyang District
Beijing, 100024, The People’s Republic of China
+86 (10) 8551-1066
ir@enaas.com

NaaS Technology Inc.
Class A Ordinary Shares
Preferred Shares
Warrants
Subscription Rights
Units
We may from time to time offer, issue and sell up to US$200,000,000, or its equivalent in any other currency, currency units, or composite currency or currencies, of our Class A ordinary shares, par value US$0.01 per share, including in the form of American depositary shares, or ADSs, preferred shares, warrants to purchase Class A ordinary shares and preferred shares, subscription rights and a combination of such securities, separately or as units, in one or more offerings. We refer to our ADSs, Class A ordinary shares, preferred shares, warrants, subscription rights and units collectively as “securities” in this prospectus. This prospectus provides a general description of offerings of these securities that we may undertake.
In addition, this prospectus also covers the sale or other distribution by a certain selling shareholder described herein of up to an aggregate of 1,647,547,772 Class A ordinary shares. We will not receive any proceeds from the sale or other distribution of our Class A ordinary shares by the selling shareholder.
We will provide specific terms of any offering in one or more supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 61 of this prospectus.
The ADSs are listed on the Nasdaq Stock Market, or Nasdaq, under the ticker symbol “NAAS.” On August 30, 2023, the closing price of the ADSs on Nasdaq was US$7.03 per ADS.
Investing in these securities involves a high degree of risk. Furthermore, investors should be aware that there are various other risks relating to the securities, the issuer and its subsidiaries, their business and their jurisdictions of operations which investors should familiarize themselves with before making an investment in the securities. Please carefully consider the risks discussed under “Risk Factors” in this prospectus beginning on page 15, in any accompanying prospectus supplement or in our reports filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus before making a decision to invest in our securities.
NaaS Technology Inc. is not an operating company but a Cayman Islands holding company. Our operations are primarily conducted through our PRC subsidiaries. Investors in our ADSs thus are purchasing equity interest in a Cayman Islands holding company and not in an operating entity. Historically, NaaS’ EV charging service business in China was a part of its controlling shareholder NewLink’s businesses and was primarily conducted through NewLink’s consolidated entities, including Kuaidian Power (Beijing) New Energy Technology Co., Ltd. (“Kuaidian Power Beijing”) and its subsidiaries. In 2022, NaaS completed a series of transactions to restructure its organization and its EV charging service business (the “Restructuring”). As part of the Restructuring, Dada Auto Inc. (“Dada Auto”), through a subsidiary, Zhejiang Anji Intelligent Electronics Holding Co., Ltd. (“Anji Zhidian”), entered into contractual arrangements (the “VIE Agreements”) with Kuaidian Power Beijing and its shareholders, as a result of which (i) Kuaidian Power Beijing initially became a VIE of Dada Auto, and (ii) Dada Auto became entitled to receive substantially all of the economic benefits generated by Kuaidian Power Beijing as primary beneficiary and was responsible for any and all economic losses Kuaidian Power Beijing incurred. During the process of the Restructuring, the VIE Agreements were terminated in April 2022, and Kuaidian Power Beijing ceased being a VIE of Dada Auto. Following the completion of the Restructuring, we do not have any VIE, and we conduct our operations in China through our subsidiaries. VIE structures involve unique risks to investors. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Our holding company structure involves unique risks to investors. If in the future we were to amend our operating structure to use any VIE again for our operations in China or if PRC regulatory authorities were to disallow our holding company structure, additional risks and uncertainties will be involved” in our annual report on Form 20-F for the year ended December 31, 2022 (the “2022 Form 20-F”), which is incorporated herein by reference. As used in this prospectus, “NaaS” means (i) prior to the completion of the Restructuring, subsidiaries and VIEs of NewLink that provided EV charging services in China, and (ii) upon and after the completion of the Restructuring, Dada Auto, its subsidiaries, and for the period during which Dada Auto maintained VIE arrangements with Kuaidian Power Beijing, the VIE Kuaidian Power (Beijing) New Energy Technology Co., Ltd.
On February 8, 2022, RISE Education Cayman Ltd (“RISE”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Dada Merger Sub Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands and a wholly- owned subsidiary of RISE (“Merger Sub”), Dada Merger Sub II Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands and a wholly-owned subsidiary of RISE (“Merger Sub II”) and Dada Auto, pursuant to the terms of which (i)   Merger Sub merged with and into Dada Auto (the “Merger”), with Dada Auto being the surviving entity (the “Surviving Entity”) following the Merger, the separate corporate existence of Merger Sub ceasing, and Dada Auto continuing as a direct, wholly-owned subsidiary of RISE, and (ii) immediately after the Effective Time (as defined in the Merger Agreement), the Surviving Entity merged with and into Merger Sub II (the “Second Merger”, and together with the Merger, the “Mergers”), with Merger Sub II being the surviving entity (the “Surviving

Company”) following the Second Merger, the separate corporate existence of the Surviving Entity ceasing, and the Surviving Company continuing as a direct, wholly-owned subsidiary of RISE. The Mergers were consummated on June 10, 2022 (the “Closing”), upon which we changed our name from “RISE Education Cayman Ltd” to “NaaS Technology Inc.” and our ticker from “REDU” to “NAAS” and assumed and began conducting the principal businesses of NaaS. The number of Class A ordinary shares represented by each ADS was also changed from two Class A ordinary shares per ADS to ten Class A ordinary shares per ADS. “We,” “us,” “our,” “our company,” or the “Company” means, upon and after consummation of the Mergers, NaaS Technology Inc. and its subsidiaries and, prior to the consummation of the Mergers, RISE Education Cayman Ltd and its consolidated subsidiaries. The historical results of operations and financial information presented in this prospectus for periods prior to June 10, 2022 are those of NaaS unless otherwise stated, and our consolidated financial statements from June 10, 2022 are a continuation of the financial statements of NaaS and include the results of operations of RISE and its consolidated subsidiaries.
We face various risks and uncertainties relating to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory requirements on overseas offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, which may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a stock exchange in the United States or other foreign jurisdiction, and we are required to make filings with the China Securities Regulatory Commission (the “CSRC”) for applicable securities offerings, including an offering made pursuant to this prospectus. These risks could materially and adversely impact our operations and the value of our ADSs, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless.
Pursuant to the Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023 (“the HFCAA”), if the U.S. Securities and Exchange Commission (the “SEC”) determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the Public Company Accounting Oversight Board (the “PCAOB”) for two consecutive years, the SEC will prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including the auditors that issued the audit reports included in RISE’s annual report on Form 20-F for the fiscal year ended December 31, 2021. In June 2022, the SEC conclusively listed RISE as a Commission-Identified Issuer under the HFCAA following the filing of the annual report on Form 20-F for the fiscal year ended December 31, 2021. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we have not been and do not expect to be identified as a Commission- Identified Issuer under the HFCAA after we filed our 2022 Form 20-F on May 1, 2023, although the auditors that issued the audit reports included in our 2022 Form 20-F are headquartered in mainland China or Hong Kong. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The PCAOB had historically been unable to inspect the auditors that issued the audit reports included in this annual report and in our annual report on Form 20-F for the fiscal year ended December 31, 2021 in relation to their audit work performed for such reports and the inability of the PCAOB to conduct inspections of these auditors in the past has deprived our investors with the benefits of such inspections” and “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Our ADSs may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our 2022 Form 20-F.
NaaS Technology Inc.’s ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by our PRC subsidiaries. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to NaaS Technology Inc. Under PRC laws and regulations, our PRC subsidiaries are subject to certain restrictions with respect to payment of dividends or other transfers of any of their net assets to us. Our PRC subsidiaries are permitted to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. PRC laws also require a foreign-invested enterprise to set aside at least 10% of its after-tax profits as the statutory common reserve fund until the cumulative amount of the statutory common reserve fund reaches 50% or more of such enterprise’s registered capital, if any, to fund its statutory common reserves, which are not available for distribution as cash dividends. Remittance of dividends by a wholly foreign-owned enterprise out of mainland China is also subject to examination by the banks designated by the PRC State Administration of Foreign Exchange. These restrictions are benchmarked against the paid-up capital and the statutory reserve funds of our PRC subsidiaries. To the extent cash in our business is in China or in an entity in mainland China, the funds may not be available to fund operations or for other use outside of mainland China due to interventions in or the imposition of restrictions and limitations by the PRC government on our ability to transfer cash. As a result, our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business may be materially and adversely affected. For a detailed description of how cash is transferred through our organization, see “Our Company — Cash and Asset Flows through Our Organization.”
Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 31, 2023.

You should rely only on the information contained or incorporated by reference into this prospectus, in the applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not, and the selling shareholder has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference into this prospectus and any prospectus supplement or in any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.
We and the selling shareholder are not making an offer to sell the securities or soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using this shelf registration statement, we or the selling shareholder may, at any time and from time to time, offer and/or sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities offered. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. Our 2022 Form 20-F is incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any related prospectus supplement, you should rely on the information in the applicable prospectus supplement. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC’s website as described under “Where You Can Find More Information.”
In this prospectus, unless otherwise indicated or unless the context otherwise requires:
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“ADRs” means the American depositary receipts evidencing ADSs.

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“ADS” means the American depositary share of NaaS Technology Inc., each representing ten Class A ordinary shares of NaaS Technology Inc., par value US$0.01 per share, as listed on Nasdaq Capital Market under the symbol “NAAS” upon and after the Closing, and the American depositary share of RISE Education Cayman Ltd prior to the Closing.

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“CAC” means the Cyberspace Administration of China.

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“China” or “PRC” means the People’s Republic of China.

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“Class A ordinary share” means each Class A ordinary share of NaaS Technology Inc., par value $0.01 per share.

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“Class B ordinary share” means each Class B ordinary share of NaaS Technology Inc., par value $0.01 per share.

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“Class C ordinary share” means each Class C ordinary share of NaaS Technology Inc., par value $0.01 per share.

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“Closing” means the consummation of the Mergers.

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“CSRC” means the Chinese Securities Regulatory Commission.

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“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof.

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“Dada Auto” is an exempted company incorporated with limited liability under the laws of the Cayman Islands.

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“deposit agreement” means the deposit agreement dated as of October 19, 2017 (as amended as of May 31, 2022 and as further amended from time to time among us, JPMorgan Chase Bank, N.A., as depositary and all holders from time to time of ADRs issued thereunder.

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“Effective Time” means the effective time of the Merger, which was on June 10, 2022.

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“end-users” means EV drivers, being the end-users of our EV charging services.

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“EV” means electric vehicle.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board.

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“Kuaidian” means the Kuaidian mobile application, and Kuaidian Weixin mini-program, each of which connects EV drivers with charging stations and chargers.

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“Merger” or “Mergers” has the meaning ascribed to it on the prospectus cover.

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“Merger Agreement” has the meaning ascribed to it on the prospectus cover.

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“NaaS” means (i) prior to the completion of the Restructuring, subsidiaries and VIEs of NewLink that provided EV charging services in China, and (ii) upon and after the completion of the Restructuring, Dada Auto, its subsidiaries, and for the period during which Dada Auto maintained VIE arrangements with Kuaidian Power (Beijing) New Energy Technology Co., Ltd., the VIE Kuaidian Power (Beijing) New Energy Technology Co., Ltd.;

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“Nasdaq” means The Nasdaq Stock Market LLC.

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“NewLink” means Newlinks Technology Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands.

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“ordinary share” means (i) each of our ordinary share, par value $0.01 per share, outstanding immediately prior to the Effective Time, and (ii) each of our Class A ordinary share, Class B ordinary share, and Class C ordinary share, par value $0.01 per share, outstanding upon and after the Effective Time.

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“PCAOB” means the U.S. Public Company Accounting Oversight Board.

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“PRC subsidiaries” means our subsidiaries in mainland China.

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“PRC laws,” “PRC rules,” and “PRC regulations” mean the laws, rules and regulations of the PRC.

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“Renminbi” or “RMB” means the legal currency of the PRC, and “US$” or “U.S. dollars” means the legal currency of the United States.

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“Restructuring” means the series of transactions that NaaS completed in 2022 to restructure its organization and its EV charging service business, as described in greater detail in “Corporate History and Structure.”

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“RISE” means RISE Education Cayman Ltd, an exempted company incorporated with limited liability under the laws of the Cayman Islands, and, if applicable, its consolidated subsidiaries. Upon the Closing, RISE changed its name to “NaaS Technology Inc.”

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“SEC” means the United States Securities and Exchange Commission.

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“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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“Transactions” means the Mergers and all transactions contemplated by the Merger Agreement.

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“VIE” means variable interest entity.

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“we,” “us,” “our,” “our company,” or the “Company” means, upon and after the Closing, NaaS Technology Inc. and its subsidiaries and, prior to the Closing, RISE Education Cayman Ltd and its consolidated subsidiaries.

Unless otherwise stated, all translations from RMB to US$ were made at the rate of RMB6.8676 to US$1.00, the noon buying rate in effect on March 31, 2023, as set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. We make no representation that any Renminbi or U.S. dollar amounts referred to in this prospectus could have been, or could be, converted to U.S. dollars or Renminbi, as the case may be, at any particular rate, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of Renminbi into foreign exchange.
References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements that reflect our current expectations and views of future events. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by terminology such as “may,” “will,” “expect,” “anticipate,” “aim,” “intend”, “plan,” “believe,” “estimate,” “is/are likely to,” “future,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to, among other things:
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our goals and strategies;

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our future business development, financial conditions and results of operations;

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our ability to continuously develop new technology, services and products and keep up with changes in the industries in which we operate;

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the expected growth of China’s EV charging industry and EV charging service industry and our future business development;

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our expectations regarding demand for and market acceptance of our products and services;

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our ability to protect and enforce our intellectual property rights;

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our ability to attract and retain qualified executives and personnel;

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the COVID-19 pandemic and the effects of government and other measures seeking to contain its spread;

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U.S.-China trade war and its effect on our operation, fluctuations of the RMB exchange rate, and our ability to obtain adequate financing for our planned capital expenditure requirements;

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our expectations regarding our relationships with end-users, customers, suppliers and other business partners;

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our ability to achieve anticipated benefits of the Mergers;

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competition in our industry;

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relevant government policies and regulations related to our industry; and

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fluctuations in general economic and business conditions in China and globally.

The forward-looking statements included in this prospectus, in the documents incorporated by reference herein and in any prospectus supplement are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in this prospectus, in the documents incorporated by reference herein or in any applicable prospectus supplement.
We would like to caution you not to place undue reliance on these forward-looking statements, and you should read these statements in conjunction with the risk factors disclosed herein, in the documents incorporated by reference herein or in any applicable prospectus supplement for a more complete discussion of the risks of an investment in our securities. We operate in a rapidly evolving environment. New risks emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

OUR COMPANY
Overview
We offer one-stop EV charging solutions to charging stations and support them through every stage of the station lifecycle. Our solutions also benefit other stakeholders along the EV charging industry value chain such as charger manufacturers, EV OEMs, and end-users in the following ways:
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Online EV Charging Solutions.   We provide an integrated set of online solutions to charging stations that mainly includes mobility connectivity services. We offer effective mobility connectivity services through Kuaidian, our partnered platform that is operated by a third-party service provider, to boost the visibility of charging stations and chargers and to connect end-users with suitable chargers. We also provide other online solutions, including SaaS products that digitalize and upgrade key aspects of the operations and the management of charging stations.

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Offline EV Charging Solutions.   We offer a wide range of offline solutions to charging stations, ranging from site selection, hardware procurement, EPC (engineering, procurement, and construction), station maintenance, energy storage, to customer support and more.

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Innovative and Other Solutions.   We deliver electricity procurement services and have launched a virtual power plant platform to facilitate the construction of a modern energy system. We have also released a prototype of our autonomous charging robot for future unmanned driving scenarios and to realize an autonomous charging network.

As of December 31, 2020, 2021 and 2022 and as of March 31, 2023, our network had connected 17,000, 30,000, 50,000 and 55,000 charging stations and 131,000, 278,000, 515,000 and 575,000 chargers, respectively, notching up 48.9% and 40.3% of the market total as of March 31, 2023. We had penetrated more than 350 cities in China as of March 31, 2023. The total charging volume transacted through our network, including through Kuaidian, our partnered platform, full station operation and SaaS products, was 2,754 GWh in 2022 and 1,023 GWh in the first quarter of 2023. The total charging volume transacted through our network increased 116% from 1,276 GWh in 2021 to 2,754 GWh in 2022 and increased 112% from 482 GWh in the first quarter of 2022 to 1,023 GWh in the first quarter of 2023, respectively. The total number of orders increased 114% from 57.1 million in 2021 to 122.2 million in 2022 and increased 110% from 21.2 million in the first quarter of 2022 to 44.4 million in the first quarter of 2023, respectively. We have established and are maintaining the largest charging network in China in terms of the charging volume (as transacted through our charging network for third-party charging stations).
We are committed to product and service innovations and have continued to expand our offerings throughout our history. Our mobility connectivity services were launched in 2019. In 2020, we introduced full station operation services, hardware procurement services, and electricity procurement services. SaaS products and services targeting EVs and station operation and maintenance were added to our portfolio of solutions in 2021. At present, we are implementing various disruptive initiatives, including autonomous charging robots and virtual power plant platform.
We are committed to decarbonization and the building of a green and sustainable future. We believe in clean energy and we are facilitating the adoption of EVs through the deployment and operation of EV charging infrastructure, allowing for the reduction of greenhouse gas emissions caused by traditional vehicles. As certified by SGS, an independent Swiss testing agency, we helped reduce carbon emissions by approximately 1,847,700 tons in 2022, representing a 106% increase from 2021. A total of 393 GWh renewable power was procured through our electricity procurement services, representing 89.5% of the total energy procured through us in 2022. By 2030, we target to reduce the annual road traffic emission which is expected to reach 919 million by 1.26%.
We will continue our efforts to reduce the carbon footprint of transportation by offering compelling EV charging solutions.
We have achieved remarkable growth since our inception. Our net revenues increased from RMB6.2 million in 2020 to RMB33.5 million in 2021 and further to RMB92.8 million (US$13.5 million) in 2022, representing a 442.9% increase from 2020 to 2021 and a 177.0% increase from 2021 to 2022.

Recent Developments
Certain Recent Transactions
On May 30, 2023, we completed US$21 million of registered direct offering to certain investors. We and the investors entered into share subscription agreements on May 29, 2023 pursuant to which the investors subscribed for and purchased from us a total of 3,500,000 ADSs.
On June 20, 2023, we completed the acquisition of 89.999% of the issued and outstanding shares of Sinopower Holdings International Co. Limited, one of the largest rooftop solar energy developers in Hong Kong, from an existing shareholder of Sinopower, for an aggregate purchase price of approximately US$6.1 million in cash.
On July 6, 2023, LMR Multi-Strategy Master Fund Limited, an affiliate of LMR Partners Limited, a global multi-strategy investment fund, completed the purchase of a convertible note from us for US$30 million pursuant to a convertible note purchase agreement and derivative arrangement entered into between the parties on June 29, 2023, or the LMR Note. The LMR Note has a principal amount of US$30 million and a 363-day term, and interest will be payable on a quarterly basis. Subject to the terms and conditions of the LMR Note, the holder has the right to convert all or any portion of the note to our ADSs at any time on and after the 41st day after the original issue date up to the maturity date, at a conversion price to be determined based on the formula set out in the note. Subject to certain conditions, the holder of the LMR Note may purchase from us an additional convertible note with a principal amount of US$25 million and with substantially similar terms. In August 2023, we issued 892,857 ADSs to the holder of the LMR Note upon partial conversion of the note.
On August 22, 2023, we entered into a share purchase agreement with the existing shareholders of Charge Amps AB, or Charge Amps, an integrated EV charging solutions provider headquartered in Sweden. After the completion of the transaction, we expect to own 100% of the issued and outstanding shares of Charge Amps. The consideration for the acquisition, which values Charge Amps at an equity value of approximately SEK 724 million (US$66.4 million), will be a combination of cash and our newly issued Class A ordinary shares. The number of Class A ordinary shares to be issued will be the amount of the stock portion of the consideration (to be determined in accordance with the share purchase agreement) divided by US$0.6308 per share, being the volume-weighted average traded price of our ADSs for the ten consecutive trading days immediately preceding the date of the share purchase agreement adjusted for the ADS to share ratio. The transaction is subject to customary closing conditions and has not closed as of the date of this prospectus.
On August 31, 2023, we entered into a convertible note purchase agreement and derivative arrangement with LMR Multi-Strategy Master Fund Limited pursuant to which it will purchase from us a convertible note, or the Additional LMR Note, with a principal amount of US$40 million and interest payable on a quarterly basis. The Additional LMR Note has a 363-day term, extendable by the holder for a period of 12 months. Subject to the terms and conditions of the note, the holder has the right to convert all or any portion of the note to our ADSs at any time on and after the 41st day after the original issue date up to the maturity date, at a conversion price to be determined based on the formula set out in the note. The transaction is subject to customary closing conditions and has not closed as of the date of this prospectus.
Amendment to Share Incentive Plan
On June 19, 2023, we adopted the Amended and Restated New 2022 Share Incentive Plan, under which the maximum total number of Class A ordinary shares underlying all awards, whether granted or available to be granted, was increased to 413,921,180, subject to annual increases.
Board Changes
In June 2023, Mr. Zhongjue Chen and Mr. Bin Liu each resigned as a director of our company for personal reasons.

Our Holding Company Structure
NaaS Technology Inc. is not an operating company but a Cayman Islands holding company. Our operations are primarily conducted through our PRC subsidiaries. Investors in our ADSs thus are purchasing equity interest in a Cayman Islands holding company and not in an operating entity. As a holding company, NaaS Technology Inc. may rely on dividends from its subsidiaries for cash requirements, including any payment of dividends to our shareholders. The ability of our subsidiaries to pay dividends to NaaS Technology Inc. may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt. In addition, PRC regulatory authorities could disallow our holding company structure, which would likely result in a material change in our operations and could cause the value of our securities to significantly decline or become worthless. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Our holding company structure involves unique risks to investors. If in the future we were to amend our operating structure to use any VIE again for our operations in China or if PRC regulatory authorities were to disallow our holding company structure, additional risks and uncertainties will be involved” in 2022 Form 20-F, which is incorporated herein by reference.
Historically, NaaS’ EV charging service business in China was a part of NewLink’s businesses and was primarily conducted through NewLink’s consolidated entities including Kuaidian Power (Beijing) New Energy Technology Co., Ltd. (“Kuaidian Power Beijing”) and its subsidiaries. In 2022, NaaS completed a series of transactions to restructure its organization and its EV charging service business (the “Restructuring”). As part of the Restructuring, Dada Auto, through a subsidiary, Zhejiang Anji Intelligent Electronics Holding Co., Ltd. (“Anji Zhidian”), entered into contractual arrangements with Kuaidian Power Beijing and its shareholders (the “VIE Agreements”), as a result of which (i) Kuaidian Power Beijing initially became a VIE of Dada Auto, and (ii) Dada Auto became entitled to receive substantially all of the economic benefits generated by Kuaidian Power Beijing as primary beneficiary and was responsible for any and all economic losses Kuaidian Power Beijing incurred. A summary of certain material terms of the VIE Agreements is as follows:
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Exclusive Business Cooperation and Service Agreement.   Under the Exclusive Business Cooperation and Service Agreement between Anji Zhidian and Kuaidian Power Beijing, Anji Zhidian had the exclusive right to provide, among other things, technical support and consulting services to Kuaidian Power Beijing. In addition, Kuaidian Power Beijing irrevocably granted Anji Zhidian an exclusive and irrevocable option to purchase any or all of the assets and business of Kuaidian Power Beijing at the lowest price permitted under PRC law.

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Proxy Agreement and Power of Attorney.   Under the proxy agreement and power of attorney among Anji Zhidian, Kuaidian Power Beijing, and each shareholder of Kuaidian Power Beijing, such shareholder irrevocably nominated, appointed and constituted Anji Zhidian and its successors as his or her attorney-in-fact to exercise any and all of his or her rights as a shareholder of Kuaidian Power Beijing.

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Exclusive Option Agreement.   Under the exclusive option agreement among Anji Zhidian, Kuaidian Power Beijing and each shareholder of Kuaidian Power Beijing, such shareholder irrevocably granted Anji Zhidian or its designated person(s) an exclusive option to purchase, at any time and to the extent permitted under PRC law, all or part of his or her equity interests in Kuaidian Power Beijing at a price of RMB1 or at the lowest price permitted under the PRC law.

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Equity Interest Pledge Agreements.   Under the equity interest pledge agreement among Anji Zhidian, Kuaidian Power Beijing and each shareholder of Kuaidian Power Beijing, such shareholder pledged all of his or her equity interests in Kuaidian Power Beijing to Anji Zhidian to secure the performance by Kuaidian Power Beijing and its shareholders of their respective obligations under the applicable VIE Agreements. If the pledger or Kuaidian Power Beijing breached his or her obligations under these contractual arrangements, Anji Zhidian, as the pledgee, would be entitled to certain rights and remedies including priority in receiving the proceeds from the auction or disposal of the pledged equity interests in Kuaidian Power Beijing. Anji Zhidian also had the right to receive dividends distributed on the pledged equity interests during the term of the pledge.

During the process of the Restructuring, the VIE Agreements were terminated in April 2022, and Kuaidian Power Beijing ceased being a VIE of Dada Auto. Following the completion of the Restructuring, we do not have any VIE and we conduct our operations in China through our subsidiaries.
If in the future we were to amend our operating structure to use any VIE again for our operations in China, we will have to rely on contractual arrangements with a VIE and its shareholders for the conduct of such operations. These contractual arrangements, however, may not be as effective as direct ownership in such VIE. For instance, if we were to have direct ownership of a VIE, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of such VIE, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. On the other hand, under contractual arrangements, we will have to rely on the performance by a VIE and its shareholders of their contractual obligations in order to exercise control over such VIE. To the extent there will be any dispute relating to these contracts, we may have to incur substantial costs and expend additional resources to enforce such arrangements through the operations of PRC law and arbitration, litigation and other legal proceedings and therefore will be subject to uncertainties in the PRC legal system. Furthermore, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules relating to a VIE structure and it is uncertain whether any new PRC laws or regulations in this respect will be adopted or if adopted, what they would provide. Therefore, if we were to adopt a VIE again in the future, PRC regulatory authorities could disallow such structure, which, in turn, would likely result in a material change in our operations and in the value of our securities and could cause the value of our securities to significantly decline or become worthless.
For a detailed discussion of the unique risks to investors that may be involved if we were to adopt a VIE structure in the future, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Our holding company structure involves unique risks to investors. If in the future we were to amend our operating structure to use any VIE again for our operations in China or if PRC regulatory authorities were to disallow our holding company structure, additional risks and uncertainties will be involved” in our 2022 Form 20-F.
As used in this prospectus, “NaaS” means (i) prior to the completion of the Restructuring, subsidiaries and VIEs of NewLink that provided EV charging services in China, and (ii) upon and after the completion of the Restructuring, Dada Auto, its subsidiaries, and for the period during which Dada Auto maintained VIE arrangements with Kuaidian Power Beijing, the VIE Kuaidian Power (Beijing) New Energy Technology Co., Ltd.; “we,” “us,” “our,” or “our company” means, upon and after the Closing, NaaS Technology Inc., a Cayman Islands exempted company with limited liability, and its subsidiaries, and, prior to the Closing, RISE Education Cayman Ltd, a Cayman Islands exempted company with limited liability, and its consolidated subsidiaries.

The following diagram illustrates our corporate structure, including our principal subsidiaries as of the date of this prospectus:
The Holding Foreign Companies Accountable Act
Pursuant to the Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023, or the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including the auditors that issued the audit reports included in RISE’s annual report on Form 20-F for the fiscal year ended December 31, 2021. In June 2022, the SEC conclusively listed RISE as a Commission-Identified Issuer under the HFCAA following the filing of the annual report on Form 20-F for the fiscal year ended December 31, 2021. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we have not been and do not expect to be identified as a Commission-Identified Issuer under the HFCAA after we filed our 2022 Form 20-F on May 1, 2023, although the auditors that issued the audit reports included in our 2022 Form 20-F are headquartered in mainland China or Hong Kong. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The PCAOB had historically been unable to inspect the auditors that issued the audit reports included in this annual report and in our annual report on Form 20-F for the fiscal year ended December 31, 2021 in relation to their audit work performed for such reports and the inability of the PCAOB to conduct inspections of these auditors in the past has deprived our investors with the benefits of such inspections” and “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Our ADSs may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our 2022 Form 20-F.
Permissions Required from the PRC Government Authorities
We conduct our business primarily through our PRC subsidiaries. Our operations in China are governed by PRC laws and regulations. As of the date of this prospectus, our PRC subsidiaries and we have obtained the business licenses issued by the Market Supervision Administration department of Qingdao Laoshan district, Beijing Tongzhou district, Beijing Chaoyang district, Zhuzhou Anji county, Zibo high-tech zone, and Qingdao Huangdao district, being all licenses, permits, and registrations from the PRC government authorities that are required for our business operations under current PRC laws, regulations and rules, and such licenses, permits, and registrations have not been denied by any PRC government authorities.
On December 28, 2021, the CAC, together with other relevant administrative departments, jointly promulgated the Cybersecurity Review Measures which became effective on February 15, 2022 (the “2022 Cybersecurity Review Measures”). According to the 2022 Cybersecurity Review Measures, an internet platform operator who possesses personal information of more than one million users shall apply for a cybersecurity review before listing in a foreign country, and the relevant governmental authorities may initiate a cybersecurity review if they consider that the relevant network products or services or data processing activities affect or may affect national security. The China Cybersecurity Review Technology and Certification Center (the “CCRC”), the institution designated by the CAC to receive application materials for cybersecurity review and conduct examinations of such applications, confirmed with NaaS that if NaaS did not possess more than one million individuals’ personal information, it would not be required to apply for a cybersecurity review in connection with the Mergers or the Transactions. Because NaaS had transferred the ownership of Kuaidian as well as the rights to access and use certain data generated by or in the possession of Kuaidian to a third-party service provider prior to the Mergers, it did not possess more than one million individuals’ personal information. Based on the foregoing, King & Wood Mallesons, our PRC special counsel in respect of data compliance of the Mergers and the Transactions is of the view that a cybersecurity review is not required in connection with the Mergers or the Transactions under current PRC laws, regulations and rules. We are also advised by Jingtian & Gongcheng, our PRC counsel that (i) we are not required to obtain permissions from the CSRC, and (ii) we have not been asked to obtain or denied such and other permissions by any PRC government authority, under current PRC laws, regulations and rules in connection with the Mergers and the Transactions.
On February 17, 2023, the CSRC published the Interim Administrative Measures on Overseas Securities Offering and Listing by Domestic Enterprises (CSRC Announcement [2022] No. 43) (the “Overseas Listing Measures”), which took effect on March 31, 2023. Under the Overseas Listing Measures, a filing-based regulatory system applies to “indirect overseas offerings and listings” of companies in mainland China, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a company in mainland China that operates its main business in mainland China. The Overseas Listing Measures states that, any post-listing follow-on offering by an issuer in an overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering. In connection with the Overseas Listing Measures, on February 17, 2023 the CSRC also published the Notice on the Administrative Arrangements for the Filing of Overseas Securities Offering and Listing by Domestic Enterprises (the “Notice on Overseas Listing Measures”). According to the Notice on Overseas Listing Measures, issuers that have already been listed in an overseas market by March 31, 2023, the date the Overseas Listing Measures became effective, are not required to make any immediate filing and are only required to comply with the filing requirements under the Overseas Listing Measures when it subsequently seeks to conduct a follow-on offering. Therefore, we are required to go through filing procedures with the CSRC after the completion of an offering made pursuant to this prospectus and for our future offerings and listing of our securities in an overseas market under the Overseas Listing Measures.
Other than the CSRC filing procedure we are required to make after the completion of an offering made pursuant to this prospectus, we and our PRC subsidiaries, as advised by Jingtian & Gongcheng, our

PRC legal counsel, (i) are not required to obtain permissions from the CSRC, and (ii) have not been asked to obtain or denied such and other permissions by any PRC government authority, under current PRC laws, regulations and rules in connection with a potential offering made pursuant to this prospectus as of the date of this prospectus. As advised by Han Kun Law Offices, our PRC legal counsel in respect of data compliance, we are also not required to file an application for cybersecurity review by the CAC in connection with a potential offering made pursuant to this prospectus as of the date of this prospectus. However, given (i) the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant government authorities, (ii) the PRC government’s ability to intervene or influence our operations at any time, and (iii) the rapid evolvement of PRC laws, regulations, and rules which may be preceded with short advance notice, we may be required to obtain additional licenses, permits, registrations, filings or approvals for our business operations, the Mergers, the Transactions, for offerings made pursuant to this prospectus or other overseas offerings in the future and our conclusion on the status of our licensing compliance may prove to be mistaken. If (i) we do not receive or maintain any permission or approval required of us, (ii) we inadvertently concluded that certain permissions or approvals have been acquired or are not required, or (iii) applicable laws, regulations, or interpretations thereof change and we become subject to the requirement of additional permissions or approvals in the future, we may have to expend significant time and costs to procure them. If we are unable to do so, on commercially reasonable terms, in a timely manner or otherwise, we may become subject to sanctions imposed by the PRC regulatory authorities, which could include fines, penalties, and proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into mainland China as foreign investments or accept foreign investments, or list on a U.S. or other overseas exchange may be restricted, and our business, reputation, financial condition, and results of operations may be materially and adversely affected. Specifically, if it is determined in the future that approval and filing from the CSRC, the CAC or other regulatory authorities or other procedures, including the cybersecurity review under the 2022 Cybersecurity Review Measures, are required for the Mergers or the Transactions, or for our overseas offerings in the past, on a retrospective basis, it is uncertain whether such approval can be obtained or filing procedures completed, or how long it will take to obtain such approval or complete such filing procedures. Any failure to obtain or delay in obtaining such approval or complete such filing procedures, or a rescission of any such approval if obtained, would subject us to sanctions by the CSRC, the CAC or other PRC regulatory authorities. These regulatory authorities may impose fines and penalties on our operations in China, limit our abilities to carry out business operations in China or pay dividends outside China, delay or restrict the repatriation of our offshore funds into China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of the ADSs. The CSRC, the CAC, and other PRC regulatory authorities may also order us, or make it advisable for us, to unwind or reverse the Mergers and the Transactions. In addition, if the CSRC, the CAC or other regulatory authorities in China subsequently promulgate new rules or issue directives requiring that we obtain additional approvals or complete additional filing or other regulatory procedures for the Mergers, the Transactions or our prior offerings overseas, there is no assurance that we will be able to comply with these requirements and may not be able to obtain any waiver of such requirements, if and when procedures are established to obtain such a waiver. Any of the foregoing could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our listed securities.
For more detailed information, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — We may be required to obtain additional licenses in relation our ongoing business operations and subject to penalties for failing to obtain certain licenses with respect to our past operations,” “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The PRC government has significant oversight over business operations conducted in China and may intervene or influence our operations at any time, which could result in a material adverse change in our operations and the value of our ADSs,” and “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The approval of and filing with the CSRC or other PRC government authorities may be required retrospectively in connection with the Mergers and the Transactions under PRC law, and, if required, it is uncertain whether such approval can be obtained or filing completed or how long it will take to obtain such approval or complete such filing” in our 2022 Form 20-F.
Cash and Asset Flows through Our Organization
NaaS Technology Inc. is a holding company with no operations of its own. We conduct our operations in China primarily through our PRC subsidiaries. As a result, although other means are available for us to obtain financing at the holding company level, NaaS Technology Inc.’s ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by our PRC subsidiaries. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to NaaS Technology Inc. Under PRC laws and regulations, our PRC subsidiaries are subject to certain restrictions with respect to payment of dividends or other transfers of any of their net assets to us. Our PRC subsidiaries are permitted to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. PRC laws also require a foreign-invested enterprise to set aside at least 10% of its after-tax profits as the statutory common reserve fund until the cumulative amount of the statutory common reserve fund reaches 50% or more of such enterprises’ registered capital, if any, to fund its statutory common reserves, which are not available for distribution as cash dividends. Remittance of dividends by a wholly foreign-owned enterprise out of mainland China is also subject to examination by the banks designated by the PRC State Administration of Foreign Exchange, or SAFE. These restrictions are benchmarked against the paid-up capital and the statutory reserve funds of our PRC subsidiaries. To the extent cash in our business is in China or in an entity in mainland China, the funds may not be available to fund operations or for other use outside of mainland China due to interventions in or the imposition of restrictions and limitations by the PRC government on our ability to transfer cash. As a result, our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business may be materially and adversely affected.
For risks relating to the fund flows of our operations in China, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” in our 2022 Form 20-F.
Prior to the Restructuring completed in early 2022, NaaS’ EV charging service business in China was a part of NewLink’s businesses and was primarily conducted through NewLink and its consolidated entities.
In 2021 and 2022, (i) payments totaling RMB279.8 million and RMB1,677.4 million (US$244.2 million) were made among NewLink’s consolidated entities that conducted NaaS’ business; (ii) advances totaling RMB497.9 million and RMB1,675.7 million (US$244.0 million) were made among NewLink’s consolidated entities that conducted NaaS’ business; and (iii) no dividend or other distribution were made by any of the NewLink’s consolidated entities that conducted NaaS’ business.
NaaS Technology Inc. has established stringent controls and procedures for cash flows within its organization. Each transfer of cash between its Cayman Islands holding company and a subsidiary is subject to internal approval. The cash of the group is under the unified management of NaaS Technology Inc.’s finance department and is disbursed and applied to each operating entity based on the budget and operating conditions of the specific operating entity. Each cash requirement, after being raised by the relevant operating entity, is subject to three levels of review process by the finance department.
Under PRC law, NaaS Technology Inc. and our offshore subsidiaries may provide funding to our PRC subsidiaries only through capital contributions or loans, subject to satisfaction of applicable government registration and approval requirements, and our PRC subsidiaries are subject to certain restrictions with respect to paying dividends or transferring any of their net assets to NaaS Technology Inc. or our offshore subsidiaries. Although currently there are no equivalent or similar restrictions or limitations in Hong Kong on cash transfers in, or out of, Hong Kong or our Hong Kong subsidiaries, if certain restrictions or limitations in mainland China were to become applicable to cash transfers in and out of Hong Kong or our Hong Kong subsidiaries in the future, the funds in Hong Kong or our Hong Kong subsidiaries, likewise, may not be available to fund operations or for other use outside of Hong Kong. Therefore, to the extent cash in our business is in mainland China or Hong Kong or our mainland China subsidiaries or Hong Kong subsidiaries, the funds may not be available to fund operations or for other use outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the PRC government on our ability to transfer cash.
Cash transfers from our Hong Kong subsidiaries to NaaS Technology Inc. or our offshore subsidiaries are subject to tax obligations imposed by Hong Kong laws to the extent applicable. Going forward, our subsidiaries intend to retain most, if not all, of their available funds and any future earnings.

Summary of Risk Factors
Investing in our ADSs involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our ADSs. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in “Item 3. Key Information — D. Risk Factors” in our 2022 Form 20-F, which is incorporated herein by reference.
Risks Related to Our Business and Industry
•
NaaS is an early-stage company with a history of losses, and we expect to incur significant expenses and continuing losses for the near term.

•
NaaS experienced rapid growth and we expect to invest in growth for the foreseeable future. If we fail to manage growth effectively, our business, operating results and financial condition could be adversely affected.

•
NaaS has a limited operating history. NaaS recently restructured certain aspects of its corporate organization and business operations, adopted a new and unproven business model and expanded into new business segments, and we are subject to significant risks in relation to such transition.

•
The EV charging industry and its technology are rapidly evolving and may be subject to unforeseen changes.

•
We face intense competition, including from a number of companies in China, and expect to face significant competition in the future as the public EV charging service industry develops.

•
NewLink exercises substantial influence over us. Our operation is dependent on our collaboration with NewLink.

•
Our results of operation and future profitability are and will remain highly dependent on the success of our online EV charging solutions.

•
Failure to effectively expand our sales and marketing capabilities could harm our ability to efficiently deliver our solutions, retain existing customers, increase our customer base, or achieve broader market acceptance of our solutions.

•
Seasonality may cause fluctuations in our revenue.

Risks Related to Doing Business in China
We face various risks and uncertainties relating to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory requirements on overseas offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, which may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a stock exchange in the United States or other foreign country. These risks could result in a material adverse change in our operations and the value of our ADSs, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless.
•
The PRC government has significant oversight over business operations conducted in China and may intervene or influence our operations at any time, which could result in a material adverse change in our operations and the value of our ADSs. Also, the PRC government has recently indicated that it may exert more oversight and control over offerings that are conducted overseas by or foreign investment in China-based issuers. Therefore, investors of our ADSs face potential uncertainty from actions taken by the PRC government affecting our business and operations which could significantly limit or completely hinder our ability to offer or continue to offer securities and cause the value of such securities to significantly decline or be worthless. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The PRC government has significant oversight over business operations conducted in China and may intervene or influence our operations at any time, which could result in a material adverse change in our operations and the value of our ADSs” in our 2022 Form 20-F. PRC laws, regulations, and rules are rapidly evolving which may be preceded with short advance notice and could result in a material adverse change in our operations and the value of our ADSs. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — We may be required to obtain additional licenses in relation to our ongoing business operations and may be subject to penalties for failing to obtain certain licenses with respect to our past operations” in our 2022 Form 20-F.
•
Changes in China’s economic, political or social conditions, or government policies could materially and adversely affect our business and operations. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Changes in China’s economic, political or social conditions, or government policies could materially and adversely affect our business and operations” in our 2022 Form 20-F.

•
Risks and uncertainties arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws, could result in a material adverse change in our operations and the value of our ADSs. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Uncertainties with respect to the PRC legal system could adversely affect us” in our 2022 Form 20-F.

•
We are a holding company and we may rely on dividends and other distributions on equity paid by our PRC subsidiaries for our cash and financing requirements. The funds in mainland China or in our PRC subsidiaries may not be available to fund operations or for other use outside of mainland China due to interventions in or the imposition of restrictions and limitations on our and our subsidiaries’ ability by the PRC government to transfer cash. Any limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. Although currently there are no equivalent or similar restrictions or limitations in Hong Kong on cash transfers in, or out of, Hong Kong or our Hong Kong subsidiaries, if certain restrictions or limitations in mainland China were to become applicable to cash transfers in and out of Hong Kong or our Hong Kong subsidiaries in the future, the funds in Hong Kong or in our Hong Kong subsidiaries, likewise, may not be available to fund operations or for other use outside of Hong Kong. Therefore, to the extent cash in our business is in mainland China or Hong Kong or our mainland China subsidiaries or Hong Kong subsidiaries, the funds may not be available to fund operations or for other use outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the PRC government on our ability to transfer cash. Cash transfers from our Hong Kong subsidiaries to NaaS Technology Inc. or our offshore subsidiaries are subject to tax obligations imposed by Hong Kong laws to the extent applicable. Uncertainties also exist as to our ability to provide prompt financial support to our PRC subsidiaries when needed and if we fail to complete such registrations or record-filings, our ability to use foreign currency, and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” and “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans to our PRC subsidiaries or making additional capital contributions to our wholly foreign-owned subsidiaries in China, which could materially and adversely affect our liquidity and our ability to fund and expand our business” in our 2022 Form 20-F.

•
The PCAOB had historically been unable to inspect the auditors that issued the audit reports incorporated by reference in this prospectus and in our annual reports on Form 20-F in relation to their audit work performed for such reports and the inability of the PCAOB to conduct inspections of these auditors in the past has deprived our investors with the benefits of such inspections.

•
Our ADSs may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.

•
We are required to complete filing procedures with the CSRC in connection with an offering made pursuant to this prospectus. In addition, the approval of and filing with the CSRC or other PRC government authorities may be required retrospectively in connection with the Mergers and the Transactions under PRC law, and, if required, it is uncertain whether such approval can be obtained or filing completed or how long it will take to obtain such approval or complete such filing.

Risks Related to Our ADSs and Trading Market
•
Our multi-class share structure with different voting rights will significantly limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of the Class A ordinary shares and the ADSs may view as beneficial.

•
The trading price of the ADSs is likely to be volatile, which could result in substantial losses to investors.

•
We are a “controlled company” within the meaning of the Nasdaq Stock Market Rules, and as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

Corporate Information
Our principal executive offices are located at Newlink Center, Area G, Building 7, Huitong Times Square, No.1 Yaojiayuan South Road, Chaoyang District, Beijing, China. Our telephone number at this address is +86 (10) 8551-1066. Our registered office in the Cayman Islands is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our main website is www.enaas.com. The information contained on our website is not a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

RISK FACTORS
Investing in our securities involves risk. Before you decide to buy our securities, you should carefully consider the risks described under “Item 3. Key Information — D. Risk Factors” in our 2022 Form 20-F, which is incorporated herein by reference, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference into this prospectus. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and you may lose all or part of your investment.
Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s). We will not receive any proceeds from the sale or other distribution of our securities by the selling shareholder.

CAPITALIZATION
The following table sets forth our capitalization as of March 31, 2023 on an actual basis.
This table should be read in conjunction with, and is qualified in its entirety by reference to, our audited consolidated financial statements and the notes thereto in our 2022 Form 20-F, which is incorporated by reference into this prospectus.
	As of March 31, 2023
	RMB	US$
	(in thousands)
Shareholders’ Equity:
Class A Ordinary Shares (US$0.01 par value; 700,000,000 shares authorized, 549,430,353 shares issued and outstanding as of March 31, 2023)	36,354	5,294
Class B Ordinary Shares (US$0.01 par value; 300,000,000 shares authorized, 248,888,073 shares issued and outstanding as of March 31, 2023)	16,674	2,428
Class C Ordinary Shares (US$0.01 par value; 1,400,000,000 shares authorized, 1,398,659,699 shares issued and outstanding as of March 31, 2023)	93,702	13,644
Treasury shares	—	—
Additional paid-in capital	6,379,540	928,933
Other reserves	(59,794)	(8,707)
Accumulated losses	(6,140,910)	(894,186)
Total shareholders’ equity	325,566	47,406
At an annual general meeting held in April 2023, our shareholders resolved to vary and increase our share capital such that following the variation and increase, our authorized share capital is US$100,000,000, divided into 10,000,000,000 shares comprising (i) 6,000,000,000 Class A ordinary shares of a par value of US$0.01 each, (ii) 300,000,000 Class B ordinary shares of a par value of US$0.01 each, (iii) 1,400,000,000 Class C ordinary shares of a par value of US$0.01 each, and (iv) 2,300,000,000 shares as such class or series (however designated) as our board of directors may determine in accordance with our current memorandum and articles of association.
On May 30, 2023, we issued 3,500,000 ADSs, representing 35,000,000 Class A ordinary shares, in a registered direct offering to certain investors. On July 6, 2023, we issued to LMR Multi-Strategy Master Fund Limited a convertible note with a principal amount of US$30 million, pursuant to which the holder has the right to convert all or any portion of the note to our ADSs at any time on and after the 41st day after the original issue date up to the maturity date, at a conversion price to be determined based on the formula set out in the note. In August 2023, we issued 892,857 ADSs to the holder of the note upon partial conversion of the note. On August 22, 2023, we entered into a share purchase agreement to acquire Charge Amps, pursuant to which we will issue Class A ordinary shares to the existing shareholders of Charge Amps at closing as part of the consideration for the acquisition. On August 31, 2023, we entered into a convertible note purchase agreement and derivative arrangement with LMR Multi-Strategy Master Fund Limited pursuant to which it will purchase from us a convertible note convertible into our ADSs.

CERTAIN FINANCIAL INFORMATION
Financial Results
The following unaudited consolidated statements of loss and other comprehensive loss for the three months ended March 31, 2022 and 2023 and unaudited consolidated statements of financial position as of March 31, 2023 have been prepared and presented in accordance with IFRS. Our historical results are not necessarily indicative of results expected for future periods.
The following table presents our unaudited consolidated statements of loss and other comprehensive loss for the periods indicated:
	For the Three Months Ended
(In thousands, except for share and per share and per ADS data)	March 31, 2022	March 31, 2023
	RMB	RMB	US$
Revenues from Online EV Charging Solutions	7,866	19,255	2,804
Revenues from Offline EV Charging Solutions	6,533	15,678	2,283
Revenues from Innovative and Other Businesses	80	1,228	179
Revenues	14,479	36,161	5,266
Other gain, net	681	493	72
Operating costs and expenses
Cost of revenues	(15,829)	(30,047)	(4,375)
Selling and marketing expenses	(44,213)	(66,389)	(9,667)
Administrative expenses	(41,304)	(45,497)	(6,625)
Research and development expenses	(7,986)	(7,832)	(1,140)
Total operating costs and expenses	(109,332)	(149,765)	(21,807)
Operating loss	(94,172)	(113,111)	(16,469)
Finance costs	(226)	(7,060)	(1,028)
Fair value changes of convertible and redeemable preferred shares	(3,492)	—	—
Fair value changes of financial assets at fair value through profit or loss	—	13,571	1,976
Loss before income tax	(97,890)	(106,600)	(15,521)
Income tax expenses	(1,413)	(3,055)	(445)
Net loss	(99,303)	(109,655)	(15,966)
Net loss attributable to:
Equity holders of the Company	(99,303)	(109,655)	(15,966)
Basic and diluted loss per share for loss attributable to the ordinary equity holders of the Company (Expressed in RMB per share)
Basic	(0.06)	(0.05)	(0.01)
Diluted	(0.06)	(0.05)	(0.01)
Basic and diluted loss per ADS for loss attributable to the ordinary shareholders of the Company (Expressed in RMB per ADS)
Basic	(0.60)	(0.50)	(0.07)
Diluted	(0.60)	(0.50)	(0.07)
Weighted average number of ordinary shares outstanding – basic	1,647,547,772	2,196,978,125	2,196,978,125
Weighted average number of ordinary shares outstanding – diluted	1,647,547,772	2,196,978,125	2,196,978,125
Net loss	(99,303)	(109,655)	(15,966)
Other comprehensive loss that will not be reclassified to profit or loss in subsequent period:
Fair value change on equity investment designated at fair value through other comprehensive loss, net of tax	—	(23,353)	(3,400)
Currency translation differences	—	(1,240)	(181)
Other comprehensive loss, net of tax	—	(24,593)	(3,581)
Total comprehensive loss	(99,303)	(134,248)	(19,547)
Total comprehensive loss attributable to:
Equity holders of the company	(99,303)	(134,248)	(19,547)

The following table presents our consolidated statements of financial position:
	As of
(In thousands)	December 31, 2022	March 31, 2023
	RMB	RMB	US$
ASSETS
Current assets
Cash and cash equivalents	513,351	541,664	78,872
Trade receivables	130,004	181,989	26,500
Financial assets at fair value through profit or loss	—	30,530	4,445
Prepayments, other receivables and other assets	287,435	239,749	34,910
Total current assets	930,790	993,932	144,727
Non-current assets
Right-of-use assets	17,030	15,106	2,200
Financial assets at fair value through profit or loss	11,753	12,588	1,833
Financial assets at fair value through other comprehensive income	129,060	105,707	15,392
Investments accounted for using equity method	—	186	27
Property, plant and equipment	2,600	2,766	403
Intangible assets	833	783	114
Other non-current assets	13,869	12,222	1,780
Total non-current assets	175,145	149,358	21,749
Total assets	1,105,935	1,143,290	166,476
LIABILITIES AND EQUITY
Current liabilities
Interest-bearing bank borrowings	38,000	138,000	20,094
Current lease liabilities	6,853	6,325	921
Trade payables	49,239	81,168	11,819
Income tax payables	16,214	19,060	2,775
Other payables and accruals	81,835	99,238	14,451
Total current liabilities	192,141	343,791	50,060
Non-current liabilities
Interest-bearing bank borrowings	465,155	465,155	67,732
Non-current lease liabilities	9,327	8,131	1,184
Deferred tax liabilities	438	647	94
Total non-current liabilities	474,920	473,933	69,010
Total liabilities
EQUITY	667,061	817,724	119,070
Share capital	146,730	146,730	21,366
Additional paid in capital	6,358,600	6,379,540	928,933
Other reserves	(35,201)	(59,794)	(8,707)
Accumulated losses	(6,031,255)	(6,140,910)	(894,186)
Total equity	438,874	325,566	47,406
Total equity and liabilities	1,105,935	1,143,290	166,476

Three Months Ended March 31, 2023 Compared to Three Months Ended March 31, 2022
Revenues
Total revenues reached RMB36.2 million (US$5.3 million) in the first quarter of 2023, representing an increase of 150% year over year. The rapid increase was mainly the result of increased platform order volumes and recent launch of the Engineering Procurement Construction (“EPC”) business in the first quarter of 2023.
Revenues from online EV charging solutions contributed RMB19.3 million (US$2.8 million) in the first quarter of 2023, with a growth rate of 145% year over year. The increase was primarily attributable to an overall increase in charging volume completed through NaaS’ network. We offered incentives through platform (in the form of discounts and promotions) to end-users to boost the use of our network. The base incentives, being the amount of incentives paid to end-users up to the amount of commission fees we earned from charging stations on a transaction basis, were recorded as reduction to revenue and amounted to RMB70.2 million (US$10.2 million) and RMB41.5 million for the first quarter of 2023 and 2022, respectively.
Revenues from offline EV charging solutions increased significantly by 140% year over year to RMB15.7 million (US$2.3 million) in the first quarter of 2023. The increase was primarily driven by the initiation of EPC business.
Revenues from innovative and other businesses increased by 1,435% year over year to RMB1.2 million (US$0.2 million) in the first quarter of 2023, primarily due to the growth of the electricity procurement business and online advertisement business.
Operating costs
Total operating costs increased by 37% year over year to RMB149.8 million (US$21.8 million) in the first quarter of 2023. The increase was mainly due to our significant business expansion.
Cost of revenues increased by 90% year over year to RMB30.0 million (US$4.4 million) in the first quarter of 2023. The increase was primarily due to the initiation of EPC business.
Selling and marketing expenses increased by 50% year over year to RMB66.4 million (US$9.7 million) in the first quarter of 2023. The increase was the result of increased excess incentives to end-users in line with the expansion of transaction volume through the network. The excess incentives to end-users recorded in selling and marketing expenses were RMB36.2 million (US$5.3 million) in the first quarter of 2023, compared with RMB20.1 million in the same period of 2022. Salaries and benefits for NaaS’ selling and marketing personnel increased as well.
Administrative expenses increased by 10% year over year to RMB45.5 million (US$6.6 million) in the first quarter of 2023. The increase was largely attributable to the increase in professional service fees.
Research and development expenses were RMB7.8 million (US$1.1 million) in the first quarter of 2023, as compared with RMB8.0 million for the same period of 2022, remaining broadly unchanged.
Finance costs, net
Finance costs were RMB7.1 million (US$1.0 million) in the first quarter of 2023, as compared with finance costs of RMB0.2 million for the same period of 2022. This significant increase in finance costs was primarily attributable to increased interest costs related to bank loans.
Income tax expenses
NaaS’ income tax expenses were RMB3.1 million (US$0.4 million) in the first quarter of 2023, compared with income tax expenses of RMB1.4 million for the same period of 2022.
Net loss and non-IFRS net loss
Net loss for the first quarter of 2023 was RMB109.7 million (US$16.0 million), as compared with net loss of RMB99.3 million for the same period of 2022. The increase was mainly due to our business expansion.

Non-IFRS net loss was RMB102.3 million (US$14.9 million) for the first quarter of 2023, as compared with non-IFRS net loss of RMB49.7 million for the same period of 2022. Please refer to “Non-IFRS Financial Measure” below for details.
Non-IFRS Financial Measure
We use non-IFRS net profit/loss for the period, which is a non-IFRS financial measure, in evaluating our operating results and for financial and operational decision-making purposes. We believe that non- IFRS net profit/loss helps identify underlying trends in our business that could otherwise be distorted by the effect of certain expenses that we include in our profit for the period. We believe that non-IFRS net profit/ loss for the period provides useful information about our results of operations, enhances the overall understanding of our past performance and future prospects and allows for greater visibility with respect to key metrics used by our management in our financial and operational decision-making.
Non-IFRS net profit/loss for the period should not be considered in isolation or construed as an alternative to operating profit or net profit for the period or any other measure of performance or as an indicator of our operating performance. Investors are encouraged to review non-IFRS net profit/loss for the period and the reconciliation to its most directly comparable IFRS measure. Non-IFRS net profit/loss for the period presented here may not be comparable to similarly titled measures presented by other companies. Other companies may calculate similarly titled measures differently, limiting their usefulness as comparative measures to our data. We encourage investors and others to review our financial information in its entirety and not rely on a single financial measure.
Non-IFRS net profit/loss for the period represents profit/loss for the period excluding share-based compensation expenses, fair value changes of convertible and redeemable preferred shares, and fair value changes of financial assets at fair value through profit or loss.

The table below sets forth unaudited reconciliations of our IFRS and non-IFRS results for the periods indicated:

	For the Three Months Ended
(In thousands, except for share and per share and per ADS data)	March 31, 2022	March 31, 2023
	RMB	RMB	US$
Reconciliation of Adjusted net loss attributable to ordinary shareholders of the Company to Net loss attributable to ordinary shareholders of the Company
Net loss attributable to ordinary shareholders of the Company	(99,303)	(109,655)	(15,966)
Add: Share-based compensation expenses	46,088	20,940	3,049
Fair value changes of convertible and redeemable preferred shares	3,492	—	—
Fair value changes of financial assets at fair value through profit or loss	—	(13,571)	(1,976)
Adjusted net loss attributable to ordinary shareholders of the Company	(49,723)	(102,286)	(14,893)
Adjusted net basic and diluted loss per share for loss attributable to the ordinary shareholders of the Company (Expressed in RMB per share)
Basic	(0.03)	(0.05)	(0.01)
Diluted	(0.03)	(0.05)	(0.01)
Adjusted net basic and diluted loss per ADS for loss attributable to the ordinary shareholders of the Company (Expressed in RMB per ADS)
Basic	(0.30)	(0.47)	(0.07)
Diluted	(0.30)	(0.47)	(0.07)
Weighted average number of ordinary shares outstanding – basic	1,647,547,772	2,196,978,125	2,196,978,125
Weighted average number of ordinary shares outstanding – diluted	1,647,547,772	2,196,978,125	2,196,978,125

DESCRIPTION OF SHARE CAPITAL
We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and the Companies Act (As Revised) of the Cayman Islands, which is referred to as the Companies Act below, and the common law of the Cayman Islands.
As of the date of this prospectus, our authorized share capital is US$100,000,000, divided into 10,000,000,000 shares comprising (i) 6,000,000,000 Class A Ordinary Shares of a par value of US$0.01 each, (ii) 300,000,000 Class B Ordinary Shares of a par value of US$0.01 each, (iii) 1,400,000,000 Class C Ordinary Shares of a par value of US$0.01 each, and (iv) 2,300,000,000 shares as such Class or series (however designated) as our board of directors may determine in accordance with or currently effective memorandum and articles of association. As of the date of this prospectus, (i) 596,661,701 Class A ordinary shares, excluding Class A ordinary shares issued to JPMorgan Chase Bank, N.A., the depositary of our ADS program, for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our stock incentive plans, (ii) 248,888,073 Class B ordinary shares and (iii) 1,398,659,699 Class C ordinary shares are issued and outstanding. We have also issued to LMR Multi-Strategy Master Fund Limited, an affiliate of LMR Partners Limited, a convertible note with a remaining principal amount of US$25 million (after partial conversion), convertible into our ADSs pursuant to the terms and conditions of the note. On August 22, 2023, we entered into a share purchase agreement to acquire Charge Amps, pursuant to which we will issue Class A ordinary shares to the existing shareholders of Charge Amps at closing as part of the consideration for the acquisition. On August 31, 2023, we entered into a convertible note purchase agreement and derivative arrangement with LMR Multi-Strategy Master Fund Limited pursuant to which it will purchase from us a convertible note convertible into our ADSs.
The following are summaries of material provisions of our current memorandum and articles of association.
Our Memorandum and Articles of Association
Objects of Our Company.   The objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.
Ordinary Shares.   Our ordinary shares are divided into Class A ordinary shares, Class B ordinary shares and Class C ordinary shares. Holders of our Class A ordinary shares, Class B ordinary shares and Class C ordinary shares have the same rights except for voting and conversion rights. Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.
Conversion.   Each Class B ordinary share or Class C ordinary share is convertible into one Class A ordinary share, whereas Class A ordinary shares are not convertible into Class B ordinary shares or Class C ordinary shares under any circumstances. Class B ordinary shares are not convertible into Class C ordinary shares, and vice versa. Any number of Class B ordinary shares or Class C ordinary shares, as the case may be, held by a holder thereof will be automatically and immediately converted into an equal number of Class A ordinary shares upon the occurrence of any direct or indirect sale, transfer, assignment or disposition of such number of Class B ordinary shares and/or Class C ordinary shares by the holder thereof or the direct or indirect transfer or assignment of the voting power attached to such number of Class B ordinary shares and/or Class C ordinary shares through voting proxy or otherwise to any person that is not Mr. Zhen Dai or his affiliates (excluding NewLink).
In addition, any number of Class B ordinary shares held by Mr. Zhen Dai or his affiliates (excluding NewLink) shall be automatically and immediately converted into an equal number of Class A ordinary shares on the earlier to occur of (i) the total number of Class B ordinary shares directly and indirectly owned by Mr. Zhen Dai and his affiliates (excluding NewLink), which shall equal the sum of (A) the total number of Class B ordinary shares directly held by Mr. Zhen Dai and his affiliates (excluding NewLink), plus (B) the total number of Class B ordinary shares indirectly held by Mr. Zhen Dai and his affiliates (excluding NewLink) through NewLink, is smaller than 50% of the total number of the issued and outstanding Class B ordinary shares as of immediately after the Closing, and (ii) Mr. Zhen Dai having been convicted in a final and non-appealable judgment of, or having entered a plea of guilty to, a felony or criminal act resulting in his inability to perform his official duties at NaaS Technology Inc. for a period of more than 90 days.
Dividends.   Our directors may from time to time declare dividends (including interim dividends) and other distributions on our shares in issue and authorize payment of the same out of the funds of our company lawfully available therefor. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by our directors. Our currently effective memorandum and articles of association provide that dividends may be declared and paid out of the funds of our Company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.
Voting Rights.   In respect of all matters subject to a shareholders’ vote, each holder of Class A ordinary shares is entitled to one vote per share, each holder of Class B ordinary shares is entitled to 10 votes per share and each holder of Class C ordinary shares is entitled to two votes per share subject to vote at our general meetings. Our Class A ordinary shares, Class B ordinary shares and Class C ordinary shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one shareholder holding not less than 10% of the votes attaching to the shares present in person or by proxy.
An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the issued and outstanding ordinary shares cast at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our currently effective memorandum and articles of association. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.
General Meetings of Shareholders.   As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our currently effective memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.
Shareholders’ general meetings may be convened by the chairman of our board of directors or by our directors (acting by a resolution of our board). Advance notice of at least seven days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, one or more of our shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to all of our shares in issue and entitled to vote at such general meeting.
The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our currently effective memorandum and articles of association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to all issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our currently effective memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.
Transfer of Ordinary Shares.   Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:
•
the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•
the instrument of transfer is in respect of only one class of ordinary shares;

•
the instrument of transfer is properly stamped, if required;

•
in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

•
a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.
The registration of transfers may, on ten calendar days’ notice being given by advertisement in such one or more newspapers, by electronic means or by any other means in accordance with Nasdaq rules be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.
Liquidation.   On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.
Calls on Shares and Forfeiture of Shares.   Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.
Redemption, Repurchase and Surrender of Shares.   We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by our shareholders by special resolution. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (i) unless it is fully paid up, (ii) if such redemption or repurchase would result in there being no shares outstanding or (iii) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.
Variations of Rights of Shares.   Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially and adversely varied with the consent in writing of the holders of at least two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially and adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be materially and adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.
Issuance of Additional Shares.   Our currently effective memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares, without the need for any approval or consent from our shareholders.
Our currently effective memorandum and articles of association also authorizes our board of directors, without the need for any approval or consent from our shareholders, to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:
•
the designation of the series;

•
the number of shares of the series;

•
the dividend rights, dividend rates, conversion rights, voting rights; and

•
the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preferred shares, without the need for any approval or consent from, or other action by, our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.
Inspection of Books and Records.   Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than copies of our memorandum and articles of association, our register of mortgages and charges and any special resolutions passed by our shareholders). However, we intend to provide our shareholders with annual audited financial statements.
Anti-Takeover Provisions.   Some provisions of our currently effective memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:
•
authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and

•
limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our currently effective memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.
Exempted Company.   We are an exempted company incorporated with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:
•
does not have to file an annual return of its shareholders with the Registrar of Companies;

•
is not required to open its register of members for inspection;

•
does not have to hold an annual general meeting;

•
may issue negotiable or bearer shares or shares with no par value;

•
may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•
may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•
may register as a limited duration company; and

•
may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
Exclusive Forum.   Without limiting the jurisdiction of the Cayman courts to hear, settle and/or determine disputes related to our company, the courts of the Cayman Islands shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of our company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of our company to our company or the members, (iii) any action asserting a claim arising pursuant to any provision of the Companies Act or our articles of association including but not limited to any purchase or acquisition of shares, security, or guarantee provided in consideration thereof, or (iv) any action asserting a claim against our company which if brought in the United States of America would be a claim arising under the internal affairs doctrine (as such concept is recognized under the laws of the United States from time to time).
Unless we consent in writing to the selection of an alternative forum, the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York) shall be the exclusive forum within the United States for the resolution of any complaint asserting a cause of action arising out of or relating in any way to the federal securities laws of the United States, including those arising from the Securities Act and the Exchange Act, regardless of whether such legal suit, action, or proceeding also involves parties other than our company. Any person or entity purchasing or otherwise acquiring any share or other securities in our company, or purchasing or otherwise acquiring American depositary shares issued pursuant to deposit agreements, shall be deemed to have notice of and consented to the provisions of our articles of association.
Differences in Corporate Law
The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and, accordingly, there are significant differences between the Companies Act of the Cayman Islands and the current Companies Act of England. In addition, the Companies Act of the Cayman Islands differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.
Mergers and Similar Arrangements.   The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the surviving or consolidated company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation that is effected in compliance with these statutory procedures.
A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least 90.0% of the votes at a general meeting of the subsidiary.
The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation; provided that the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.
Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement; provided that the arrangement is approved by (a) 75% in value of the shareholders or class of shareholders, or (b) a majority in number representing 75% in value of the creditors or class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:
•
the statutory provisions as to the required majority vote have been met;

•
the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•
the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•
the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition, which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two- month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer that has been so approved unless there is evidence of fraud, bad faith or collusion.
If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Shareholders’ Suits.   In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the

Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:
•
a company acts or proposes to act illegally or ultra vires (and is therefore incapable of ratification by the shareholders);

•
the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•
those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability.   Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that we shall indemnify our directors and officers against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including, without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.
In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Directors’ Fiduciary Duties.   Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman

Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.
Shareholder Action by Written Consent.   Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our memorandum and articles of association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.
Shareholder Proposals.   Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders; provided that it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association allow any one or more of our shareholders who together hold shares that carry in aggregate not less than one-third of the total number of votes attaching to all issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our memorandum and articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.
Cumulative Voting.   Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of Directors.   Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders (except with regard to the removal of the chairman, who may only be removed from office by a special resolution). A director will also cease to be a director if he (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing; (iv) without special leave of absence from our board, is absent from meetings of our board for three consecutive meetings and our board resolves that his office be vacated; or (v) is removed from office pursuant to any other provision of our articles of association.
Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of our Company are required to comply with fiduciary duties, which they owe to our Company under Cayman Islands laws, including the duty to ensure that, in their opinion, any such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.
Dissolution; Winding up.   Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.
Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our memorandum and articles of association, our company may be dissolved, liquidated, or wound up by a special resolution of our shareholders.
Variation of Rights of Shares.   Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of at least two-thirds of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of that class.
Amendment of Governing Documents.   Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our memorandum and articles of association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.
Rights of Non-resident or Foreign Shareholders.   There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association that require our Company to disclose shareholder ownership above any particular ownership threshold.
History of Securities Issuances
The following is a summary of our securities issuances in the past three years.
Ordinary Shares and ADSs
At the Closing of the Mergers:
•
ordinary shares of NaaS that were issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) (other than any Excluded Shares or ordinary share of NaaS held by NewLink) were cancelled in exchange for fully paid and non-assessable Class A ordinary shares;

•
ordinary shares of NaaS that were issued and outstanding immediately prior to the Effective Time (other than any Excluded Shares) and held by NewLink were cancelled in exchange for a total of 248,888,073 Class B ordinary shares and 1,398,659,699 Class C ordinary shares;

•
Series A preferred shares of NaaS that were issued and outstanding immediately prior to the Effective Time were cancelled in exchange for fully paid and non-assessable Class A ordinary shares;

•
shares of NaaS that were held in treasury or owned by RISE, Merger Sub or Merger Sub II or any other wholly-owned subsidiary of RISE, Merger Sub or Merger Sub II immediately prior to the Effective Time (each an “Excluded Share”), were cancelled and extinguished without any conversion thereof or payment therefor;

•
each of RISE ordinary share that was issued and outstanding immediately prior to the Effective Time was converted into and became one fully paid and non-assessable Class A ordinary shares;

•
each ordinary share, par value $0.01 per share, of Merger Sub that was issued and outstanding immediately prior to the Effective Time was converted into and became one fully paid and non- assessable ordinary share, par value $0.01 per share, of the Surviving Entity; and

•
each ordinary share, par value $0.01 per share, of the Surviving Entity that was issued and outstanding immediately prior to the Second Effective Time (as defined in the Merger Agreement) was converted into and became one fully paid and non-assessable ordinary share, par value $0.01 per share, of the Surviving Company.

The ordinary shares issued to the NaaS shareholders that were outside the United States were issued in “offshore transactions” (as such term is defined in Regulation S under the Securities Act in reliance on Regulation S under the Securities Act, and the ordinary shares issued to the NaaS shareholders that were in the United States were issued to accredited investors in reliance on Rule 506(b) of Regulation D under the Securities Act. Such ordinary shares issued have not been registered under the Securities Act and may not be transferred unless subsequently registered under the Securities Act and qualified under state law or unless an exemption from such registration and qualification is available.
On May 30, 2023, we issued 3,500,000 ADSs, representing 35,000,000 Class A ordinary shares, in a registered direct offering to certain investors, for a total consideration of US$21 million.
In August 2023, we issued 892,857 ADSs, representing 8,928,570 Class A ordinary shares, to the holder of the LMR Note (see “Convertible Note” below) upon partial conversion of the note.
On August 22, 2023, we entered into a share purchase agreement to acquire Charge Amps, pursuant to which we will issue Class A ordinary shares to the existing shareholders of Charge Amps at closing as part of the consideration for the acquisition. The number of Class A ordinary shares to be issued will be the amount of the stock portion of the consideration (to be determined in accordance with the share purchase agreement) divided by US$0.6308 per share, being the volume-weighted average traded price of our ADSs for the ten consecutive trading days immediately preceding the date of the share purchase agreement adjusted for the ADS to share ratio.
Convertible Note
On July 6, 2023, we issued to LMR Multi-Strategy Master Fund Limited, an affiliate of LMR Partners Limited, a global multi-strategy investment fund, a convertible note for US$30 million pursuant to a convertible note purchase agreement and derivative arrangement entered into between the parties on June 29, 2023, or the LMR Note. Subject to the terms and conditions of the LMR Note, the holder has the right to convert all or any portion of the note to our ADSs at any time on and after the 41st day after the original issue date up to the maturity date, at a conversion price to be determined based on the formula set out in the note. Subject to certain conditions, the holder of the LMR Note may purchase from us an additional convertible note with a principal amount of US$25 million and with substantially similar terms. Upon partial conversion in August 2023, the remaining principal amount of the LMR Note is US$25 million.
On August 31, 2023, we entered into a convertible note purchase agreement and derivative arrangement with LMR Multi-Strategy Master Fund Limited pursuant to which it will purchase from us a convertible note, or the Additional LMR Note, with a principal amount of US$40 million and interest payable on a quarterly basis. The Additional LMR Note has a 363-day term, extendable by the holder for a period of 12 months. Subject to the terms and conditions of the note, the holder has the right to convert all or any portion of the note to our ADSs at any time on and after the 41st day after the original issue date up to the maturity date, at a conversion price to be determined based on the formula set out in the note.
Option Grants
We have granted options to purchase our ordinary shares to certain of our directors, executive officers, employees and consultants.
As of March 31 2023, the aggregate number of our ordinary shares underlying our outstanding options was 80,376,230.
Agreement with Shareholders
RISE entered into a Registration Rights Agreement with the shareholder Bain Capital Rise Education IV Cayman Limited in June 2022 prior to the Closing to provide certain registration rights with respect to 119,372,236 ordinary shares (and any equity securities issued or issuable with respect to such shares) then held by the shareholder (“Registrable Securities”).
Registration Rights
Demand Registration Rights.   Holders holding at least 20% of the Registrable Securities then outstanding have the right to request that we register all or any portion of their Registrable Securities under the Securities Act. Such holders will be entitled to request an unlimited number of demand registrations for which we will pay all registration expenses, whether or not any such registration is consummated. We have the right to defer filing of a registration statement for a period of not more than 45 days after the receipt of the request of the initiating holders under certain conditions, but we cannot exercise the deferral right more than once in any 12-month period.
Piggyback Registration Rights.   If we propose to register any of our equity securities under the Securities Act (except for certain excluded registrations) and the registration form to be used may be used for the registration of Registrable Securities, we include in such piggyback registration all Registrable Securities with respect to which we has received written requests for inclusion therein. If the managing underwriters of any underwritten offering advise us in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, then we will include in such registration, (i) in the event of primary registration, first the securities we propose to sell, second to Registrable Securities requested to be included in such registration pro rata among the requesting holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder, and third other securities requested to be included in such registration, or (ii) in the event of secondary registration, first, securities requested to be included therein by the holders initially requesting such registration, second, Registrable Securities requested to be included in such registration pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder, and (iii) third, other securities requested to be included in such registration, in each case to extent that in the opinion of the underwriters, such securities can be sold without any such adverse effect.
Expenses of Registration.   We will bear all registration expenses, other than underwriting discounts, commissions and transfer taxes (if any) attributable to the sale of Registrable Securities, incurred in connection with any demand registration, piggyback registration, shelf offering or underwritten block trade, except in the case of a piggyback registration in which we are selling on our own account.
Termination of Obligations.   The rights of any particular holder to require us to register securities pursuant to a Demand Registration shall terminate with respect to such holder when such holder no longer holds any Registrable Securities.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Receipts
JPMorgan Chase Bank, N.A., (“JPMorgan”) acts as depositary for the ADSs. Each ADS represents an ownership of ten Class A ordinary shares which we deposit with the custodian, as agent of the depositary, under the deposit agreement among ourselves, the depositary and all holders from time to time of ADRs issued thereunder. Each ADS also represents any securities, cash or other property deposited with the depositary but which they have not distributed directly to you. Unless certificated ADRs are specifically requested by you, all ADSs will be issued on the books of our depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. In our description, references to American depositary receipts or ADRs shall include the statements you will receive which reflect your ownership of ADSs.
The depositary’s office is located at 383 Madison Avenue, Floor 11, New York, NY 10179.
You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.
As an ADR holder, we will not treat you as a shareholder of ours and you will not have any shareholder rights. Cayman Island law governs shareholder rights. Because the depositary or its nominee will be the shareholder of record for the shares represented by all outstanding ADSs, shareholder rights rest with such record holder. Your rights are those of an ADR holder. Such rights derive from the terms of the deposit agreement referred to above. The obligations of the depositary and its agents are also set out in the deposit agreement. Because the depositary or its nominee will actually be the registered owner of the shares, you must rely on it to exercise the rights of a shareholder on your behalf. The deposit agreement and the ADSs are governed by New York law. Under the deposit agreement, as an ADR holder, you agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement, the ADSs or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and you irrevocably waive any objection which you may have to the laying of venue of any such proceeding and irrevocably submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding.
The following is a summary of what we believe to be the material terms of the deposit agreement. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. You can read a copy of the deposit agreement which is filed as an exhibit to the registration statement of which this prospectus forms a part. You may also obtain a copy of the deposit agreement at the SEC’s Public Reference Room which is located at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also find the registration statement and the attached deposit agreement on the SEC’s website at http://www.sec.gov.
Share Dividends and Other Distributions
How will I receive dividends and other distributions on the shares underlying my ADSs?
We may make various types of distributions with respect to our securities. The depositary has agreed that, to the extent practicable, it will pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after converting any cash received into U.S. dollars (if it determines such conversion may be made on a reasonable basis) and, in all cases, making any necessary deductions provided for in the deposit agreement. The depositary may utilize a division, branch or affiliate of JPMorgan to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement. Such division, branch and/or affiliate may charge the depositary a fee in connection with such sales, which fee is considered an expense of the depositary. You will receive these distributions in proportion to the number of underlying securities that your ADSs represent.
Except as stated below, the depositary will deliver such distributions to ADR holders in proportion to their interests in the following manner:
•
Cash.   The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain registered ADR holders, and (iii) deduction of the depositary’s and/or its agents’ expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

•
Shares.   In the case of a distribution in shares, the depositary will issue additional ADRs to evidence the number of ADSs representing such shares. Only whole ADSs will be issued. Any shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADR holders entitled thereto.

•
Rights to receive additional shares.   In the case of a distribution of rights to subscribe for additional shares or other rights, if we timely provide evidence satisfactory to the depositary that it may lawfully distribute such rights, the depositary will distribute warrants or other instruments in the discretion of the depositary representing such rights. However, if we do not timely furnish such evidence, the depositary may:

(i)
sell such rights if practicable and distribute the net proceeds in the same manner as cash to the ADR holders entitled thereto; or

(ii)
if it is not practicable to sell such rights by reason of the non-transferability of the rights, limited markets therefor, their short duration or otherwise, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing and the rights may lapse.

•
Other Distributions. In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

If the depositary determines in its discretion that any distribution described above is not practicable with respect to any specific registered ADR holder, the depositary may choose any method of distribution that it deems practicable for such ADR holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items.
Any U.S. dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current practices.
The depositary is not responsible if it fails to determine that any distribution or action is lawful or reasonably practicable.
There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period. All purchases and sales of securities will be handled by the Depositary in accordance with its then current policies.
Deposit, Withdrawal and Cancellation
How does the depositary issue ADSs?
The depositary will issue ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian and pay the fees and expenses owing to the depositary in connection with such issuance.
Shares deposited in the future with the custodian must be accompanied by certain delivery documentation and shall, at the time of such deposit, be registered in the name of JPMorgan Chase Bank, N.A., as depositary for the benefit of holders of ADRs or in such other name as the depositary shall direct.
The custodian will hold all deposited shares (including those being deposited by or on our behalf in connection with the offering to which this prospectus relates) for the account and to the order of the depositary, in each case for the benefit of ADR holders, to the extent not prohibited by law. ADR holders and beneficial owners thus have no direct ownership interest in the shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited shares. The deposited shares and any such additional items are referred to as “deposited securities”.
Deposited securities are not intended to, and shall not, constitute proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in deposited securities is intended to be, and shall at all times during the term of the deposit agreement continue to be, vested in the beneficial owners of the ADSs representing such deposited securities. Notwithstanding anything else contained herein, in the deposit agreement, in the form of ADR and/or in any outstanding ADSs, the depositary, the custodian and their respective nominees are intended to be, and shall at all times during the term of the deposit agreement be, the record holder(s) only of the deposited securities represented by the ADSs for the benefit of the ADR holders. The depositary, on its own behalf and on behalf of the custodian and their respective nominees, disclaims any beneficial ownership interest in the deposited securities held on behalf of the ADR holders.
Upon each deposit of shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary’s direct registration system, and a registered holder will receive periodic statements from the depositary which will show the number of ADSs registered in such holder’s name. An ADR holder can request that the ADSs not be held through the depositary’s direct registration system and that a certificated ADR be issued.
How do ADR holders cancel an ADS and obtain deposited securities?
When you turn in your ADR certificate at the depositary’s office, or when you provide proper instructions and documentation in the case of direct registration ADSs, the depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying shares to you or upon your written order. Delivery of deposited securities in certificated form will be made at the custodian’s office. At your risk, expense and request, the depositary may deliver deposited securities at such other place as you may request.
The depositary may only restrict the withdrawal of deposited securities in connection with:
•
temporary delays caused by closing our transfer books or those of the depositary or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

•
the payment of fees, taxes and similar charges; or

•
compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Record Dates
The depositary may, after consultation with us if practicable, fix record dates (which, to the extent applicable, shall be as near as practicable to any corresponding record dates set by us) for the determination of the registered ADR holders who will be entitled (or obligated, as the case may be):
•
to receive any distribution on or in respect of deposited securities,

•
to give instructions for the exercise of voting rights at a meeting of holders of shares,

•
to pay the fee assessed by the depositary for administration of the ADR program and for any expenses as provided for in the ADR, or

•
to receive any notice or to act in respect of other matters, all subject to the provisions of the deposit agreement.

Voting Rights
How do I vote?
If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the shares which underlie your ADSs. As soon as practicable after receipt from us of notice of any meeting at which the holders of shares are entitled to vote, or of our solicitation of consents or proxies from holders of shares, the depositary shall fix the ADS record date in accordance with the provisions of the deposit agreement in respect of such meeting or solicitation of consent or proxy. Holders are strongly encouraged to forward their voting instructions to the depositary as soon as possible. For instructions to be valid, the ADR department of the depositary that is responsible for proxies and voting must receive them in the manner and on or before the time specified, notwithstanding that such instructions may have been physically received by the depositary prior to such time. The depositary will not itself exercise any voting discretion. Notwithstanding anything contained in the deposit agreement or any ADR, the depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of deposited securities, distribute to the registered holders of ADRs a notice that provides such holders with, or otherwise publicizes to such holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).
Notwithstanding the above, we have advised the depositary that under the Cayman Islands law and our constituent documents, each as in effect as of the date of the deposit agreement, voting at any meeting of shareholders is by show of hands unless a poll is (before or on the declaration of the results of the show of hands) demanded. In the event that voting on any resolution or matter is conducted on a show of hands basis in accordance with our constituent documents, the depositary will refrain from voting and the voting instructions received by the depositary from holders shall lapse. The depositary will not demand a poll or join in demanding a poll, whether or not requested to do so by holders of ADSs. There is no guarantee that you will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.
Reports and Other Communications
Will ADR holders be able to view our reports?
The depositary will make available for inspection by ADR holders at the offices of the depositary and the custodian the deposit agreement, the provisions of or governing deposited securities, and any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities.
Additionally, if we make any written communications generally available to holders of our shares, and we furnish copies thereof (or English translations or summaries) to the depositary for mailing, it will distribute the same to registered ADR holders.

Fees and Expenses
What fees and expenses will I be responsible for paying?
The depositary may charge each person to whom ADSs are issued, including, without limitation, issuances against deposits of shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or deposited securities, and each person surrendering ADSs for withdrawal of deposited securities or whose ADSs are cancelled or reduced for any other reason, $5.00 for each 100 ADSs (or any portion thereof) issued, delivered, reduced, cancelled or surrendered, as the case may be. The depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights and/or other distribution prior to such deposit to pay such charge.
The following additional fees, charges and expenses shall be incurred by the ADR holders, beneficial owners of ADSs, by any party depositing or withdrawing shares or by any party surrendering ADSs and/or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the ADSs or the deposited securities or a distribution of ADSs), whichever is applicable:
•
a fee of up to U.S.$0.05 per ADS for any cash distribution made pursuant to the deposit agreement;

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an aggregate fee of U.S.$0.05 per ADS per calendar year (or portion thereof) for services performed by the depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of ADRs as of the record date or record dates set by the depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

•
a fee for the reimbursement of such fees, charges and expenses as are incurred by the depositary and/or any of its agents (including, without limitation, the custodian and expenses incurred on behalf of holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the shares or other deposited securities, the sale of securities (including, without limitation, deposited securities), the delivery of deposited securities or otherwise in connection with the depositary’s or its custodian’s compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against holders as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such holders or by deducting such charge from one or more cash dividends or other cash distributions);

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a fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the $0.05 per ADS issuance fee for the execution and delivery of ADSs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the depositary to those holders entitled thereto;

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stock transfer or other taxes and other governmental charges;

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a transaction fee per cancellation request (including through SWIFT, telex and facsimile transmission) and any applicable delivery expenses (which are payable by such persons or ADR holders);

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transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities; and

•
fees of any division, branch or affiliate of the depositary utilized by the depositary to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement.

To facilitate the administration of various depositary receipt transactions, including disbursement of dividends or other cash distributions and other corporate actions, the depositary may engage the foreign exchange desk within JPMorgan Chase Bank, N.A. (the “Bank”) and/or its affiliates in order to enter into spot foreign exchange transactions to convert foreign currency into U.S. dollars. For certain currencies, foreign exchange transactions are entered into with the Bank or an affiliate, as the case may be, acting in a principal capacity. For other currencies, foreign exchange transactions are routed directly to and managed by an unaffiliated local custodian (or other third-party local liquidity provider), and neither the Bank nor any of its affiliates is a party to such foreign exchange transactions.
The foreign exchange rate applied to an foreign exchange transaction will be either (a) a published benchmark rate, or (b) a rate determined by a third party local liquidity provider, in each case plus or minus a spread, as applicable. The depositary will disclose which foreign exchange rate and spread, if any, apply to such currency on the “Disclosures” page (or successor page) of ADR.com. Such applicable foreign exchange rate and spread may (and neither the depositary, the Bank nor any of their affiliates is under any obligation to ensure that such rate does not) differ from rates and spreads at which comparable transactions are entered into with other customers or the range of foreign exchange rates and spreads at which the Bank or any of its affiliates enters into foreign exchange transactions in the relevant currency pair on the date of the foreign exchange transaction. Additionally, the timing of execution of an foreign exchange transaction varies according to local market dynamics, which may include regulatory requirements, market hours and liquidity in the foreign exchange market or other factors. Furthermore, the Bank and its affiliates may manage the associated risks of their position in the market in a manner they deem appropriate without regard to the impact of such activities on the depositary, us, holders or beneficial owners. The spread applied does not reflect any gains or losses that may be earned or incurred by the Bank and its affiliates as a result of risk management or other hedging related activity.
Notwithstanding the foregoing, to the extent we provide U.S. dollars to the depositary, neither the Bank nor any of its affiliates will execute a foreign exchange transaction as set forth herein. In such case, the depositary will distribute the U.S. dollars received from us.
Further details relating to the applicable foreign exchange rate, the applicable spread and the execution of foreign exchange transactions will be provided by the depositary on ADR.com. Each holder and beneficial owner by holding or owning an ADR or ADS or an interest therein, and we, each acknowledge and agree that the terms applicable to foreign exchange transactions disclosed from time to time on ADR.com will apply to any foreign exchange transaction executed pursuant to the deposit agreement.
We will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary. The charges described above may be amended from time to time by agreement between us and the depositary.
The right of the depositary to receive payment of fees, charges and expenses survives the termination of the deposit agreement, and shall extend for those fees, charges and expenses incurred prior to the effectiveness of any resignation or removal of the depositary.
The depositary may make available to us a set amount or a portion of the depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as we and the depositary may agree from time to time. The depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The depositary will generally set off the amounts owing from distributions made to holders of ADSs. If, however, no distribution exists and payment owing is not timely received by the depositary, the depositary may refuse to provide any further services to holders that have not paid those fees and expenses owing until such fees and expenses have been paid. At the discretion of the depositary, all fees and charges owing under the deposit agreement are due in advance and/or when declared owing by the depositary. We did not receive any reimbursement form the depositary in 2022.
The fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary.
Payment of Taxes
ADR holders must pay any tax or other governmental charge payable by the custodian or the depositary on any ADS or ADR, deposited security or distribution. If any taxes or other governmental charges

(including any penalties and/or interest) shall become payable by or on behalf of the custodian or the depositary with respect to any ADR, any deposited securities represented by the ADSs evidenced thereby or any distribution thereon, including, without limitation, any Chinese Enterprise Income Tax owing if the Circular Guoshuifa [2009] No. 82 issued by the Chinese State Administration of Taxation (SAT) or any other circular, edict, order or ruling, as issued and as from time to time amended, is applied or otherwise, such tax or other governmental charge shall be paid by the holder thereof to the depositary and by holding or having held an ADR the holder and all prior holders thereof, jointly and severally, agree to indemnify, defend and save harmless each of the depositary and its agents in respect thereof. If an ADR holder owes any tax or other governmental charge, the depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities (by public or private sale) and deduct the amount owing from the net proceeds of such sale. In either case the ADR holder remains liable for any shortfall. If any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited securities until such payment is made. If any tax or governmental charge is required to be withheld on any cash distribution, the depositary may deduct the amount required to be withheld from any cash distribution or, in the case of a non-cash distribution, sell the distributed property or securities (by public or private sale) in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes and distribute any remaining net proceeds or the balance of any such property after deduction of such taxes to the ADR holders entitled thereto.
By holding an ADR or an interest therein, you will be agreeing to indemnify us, the depositary, its custodian and any of our or their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained, which obligations shall survive any transfer or surrender of ADSs or the termination of the deposit agreement.
Reclassifications, Recapitalizations and Mergers
If we take certain actions that affect the deposited securities, including (i) any change in par value, split- up, consolidation, cancellation or other reclassification of deposited securities or (ii) any distributions of shares or other property not made to holders of ADRs or (iii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the depositary may choose to, and shall if reasonably requested by us:
(1)
amend the form of ADR;

(2)
distribute additional or amended ADRs;

(3)
distribute cash, securities or other property it has received in connection with such actions;

(4)
sell (by public of private sale) any securities or property received and distribute the proceeds as cash; or

(5)
none of the above.

If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.
Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders must be given at least 30 days’ notice of any amendment that imposes or increases any fees or charges on a per ADS basis (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, a transaction fee per cancellation request (including through SWIFT, telex or facsimile transmission), applicable delivery expenses or such other fees, charges or expenses), or otherwise prejudices any substantial existing right of ADR holders or beneficial owners of ADSs. Such notice need not describe in detail the specific amendments effectuated thereby, but must identify to ADR holders a means to access the text of such amendment. If an ADR holder continues to hold an ADR or ADRs at the time any amendment to the deposit agreement so becomes effective, such ADR holder is deemed, by continuing to hold such ADSs, to agree to such amendment and to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the ADR at any time in accordance with such changed laws, rules or regulations, which amendment or supplement may take effect before a notice is given or within any other period of time as required for compliance. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law. Any amendments or supplements which (i) are reasonably necessary (as agreed by us and the depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act of 1933 or (b) the ADSs or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by ADR holders, shall be deemed not to prejudice any substantial rights of holders.
How may the deposit agreement be terminated?
The depositary may, and shall at our written direction, terminate the deposit agreement and the ADRs by mailing notice of such termination to the registered holders of ADRs at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the depositary shall have (i) resigned as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders unless a successor depositary shall not be operating under the deposit agreement within 60 days of the date of such resignation, and (ii) been removed as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders of ADRs unless a successor depositary shall not be operating under the deposit agreement on the 60th day after our notice of removal was first provided to the depositary. Notwithstanding the foregoing, the depositary may terminate the deposit agreement (a) without notice to us, but subject to giving 30 days’ notice to the registered holders of ADRs: (i) in the event of our bankruptcy or insolvency, (ii) if we effect (or will effect) a redemption of all or substantially all of the deposited securities, or a cash or share distribution representing a return of all or substantially all of the value of the deposited securities, or (iii) there occurs a merger, consolidation, sale of assets or other transaction as a result of which securities or other property are delivered in exchange for or in lieu of Deposited Securities and (b) immediately without prior notice if required by any law, rule or regulation or any governmental authority or body, or the depositary would be subject to liability under or pursuant to any law, rule or regulation, or by any governmental authority or body, in each case as determined by the depositary in its reasonable discretion. After the date so fixed for termination, (a) all direct registration ADRs shall cease to be eligible for the direct registration system and shall be considered ADRs issued on the ADR register maintained by the depositary and (b) the depositary shall use its reasonable efforts to ensure that the ADSs cease to be DTC eligible so that neither DTC nor any of its nominees shall thereafter be a registered holder of ADRs. At such time as the ADSs cease to be DTC eligible and/or neither DTC nor any of its nominees is a registered holder of ADRs, the depositary shall (a) instruct its custodian to deliver all shares to us along with a general stock power that refers to the names set forth on the ADR register maintained by the depositary and (b) provide us with a copy of the ADR register maintained by the depositary. Upon receipt of such shares and the ADR register maintained by the depositary, we have agreed to use our best efforts to issue to each registered holder a Share certificate representing the Shares represented by the ADSs reflected on the ADR register maintained by the depositary in such registered holder’s name and to deliver such Share certificate to the registered holder at the address set forth on the ADR register maintained by the depositary. After providing such instruction to the custodian and delivering a copy of the ADR register to us, the depositary and its agents will perform no further acts under the deposit agreement or the ADRs and shall cease to have any obligations under the deposit agreement and/or the ADRs.

Limitations on Obligations and Liability to ADR holders
Limits on our obligations and the obligations of the depositary; limits on liability to ADR holders and holders of ADSs
Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof, and from time to time in the case of the production of proofs as described below, we or the depositary or its custodian may require:
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payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the deposit agreement;

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the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the deposit agreement and the ADRs, as it may deem necessary or proper; and

•
compliance with such regulations as the depositary may establish consistent with the deposit agreement.

The issuance of ADRs, the acceptance of deposits of shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of shares, may be suspended, generally or in particular instances, when the ADR register or any register for deposited securities is closed or when any such action is deemed advisable by the depositary; provided that the ability to withdraw shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the depositary or our transfer books or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to ADRs or to the withdrawal of deposited securities.
The deposit agreement expressly limits the obligations and liability of the depositary, ourselves and our respective agents, provided, however, that no provision of the deposit agreement or the ADRs is intended to constitute a waiver or limitation of any rights which holders of ADSs may have under the Securities Act of 1933 or the Securities Exchange Act of 1934, to the extent applicable. In the deposit agreement it provides that we, the depositary and any of our and their respective directors, officers, employees, agents and affiliates and each of them will:
•
incur or assume no liability (including, without limitation, to ADR holders or beneficial owners of ADSs (A) if any present or future law, rule, regulation, fiat, order or decree of the Cayman Islands, Hong Kong, the People’s Republic of China, the United States or any other country or jurisdiction, or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our charter, any act of God, war, terrorism, epidemic, pandemic, nationalization, expropriation, currency restrictions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, computer failure or circumstance beyond its direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the deposit agreement or any ADR provides shall be done or performed by it or them (including, without limitation, voting) or (B) by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or things which by the terms of the deposit agreement it is provided shall or may be done or performed or any exercise or failure to exercise any discretion given it in the deposit agreement or any ADR (including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable);

•
incur or assume no liability (including, without limitation, to ADR holders or beneficial owners of ADSs) except to perform its obligations to the extent they are specifically set forth in the ADR and the deposit agreement without gross negligence or willful misconduct and the depositary shall not be a fiduciary or have any fiduciary duty to ADR holders or beneficial owners;

•
in the case of the depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities, the ADSs or the ADRs;

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in the case of us and our agents under the deposit agreement be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities, the ADSs or the ADRs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; and

•
not be liable (including, without limitation, to ADR holders or beneficial owners of ADSs) for any action or inaction by it in reliance upon the advice of or information from any legal counsel, any accountant, any person presenting Shares for deposit, any ADR holder, or any other person believed by it to be competent to give such advice or information and/or, in the case of the depositary, us.

•
it exercises or fails to exercise discretion under the deposit agreement or the ADRs including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable;

•
it performs its obligations under the deposit agreement and ADRs without gross negligence or willful misconduct;

•
it takes any action or refrains from taking any action in reliance upon the advice of or information from legal counsel, accountants, any person presenting shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information; or

The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any registered holder or holders of ADRs, any ADRs or otherwise related to the deposit agreement or ADRs to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. The depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. Furthermore, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A. Notwithstanding anything to the contrary contained in the deposit agreement or any ADRs, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the custodian except to the extent that any registered holder of ADRs has incurred liability directly as a result of the custodian having (i) committed fraud or willful misconduct in the provision of custodial services to the depositary or (ii) failed to use reasonable care in the provision of custodial services to the depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located. Notwithstanding anything in the deposit agreement or ADRs to the contrary, the depositary and the custodian(s) may use third-party delivery services and providers of information regarding matters such as, but not limited to, pricing, proxy voting, corporate actions, class action litigation and other services in connection herewith and the deposit agreement, and use local agents to provide services such as, but not limited to, attendance at any meetings of security holders of issuers. Although the depositary and the custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third-party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services.
The depositary, its agents and we may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by them to be genuine and to have been signed, presented or given by the proper party or parties.
The depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.
The depositary is under no obligation to provide the ADR holders or beneficial owners of ADSs, or any of them, with any information about our tax status.

The depositary has no obligation to inform ADR holders or beneficial owners of, or any other holders of an interest in any ADSs about the requirements of the laws, rules or regulations or any changes therein or thereto of any country or jurisdiction or of any governmental or regulatory authority or any securities exchange or market or automated quotation system.
Additionally, none of us, the depositary or the custodian, nor any of our or their respective directors, officers, employees, agents or affiliates, shall be liable for the failure by any registered holder of ADRs or beneficial owner therein to obtain the benefits of credits or refunds of non-U.S. tax paid against such holder’s or beneficial owner’s income tax liability. None of us, the depositary, the custodian, or any of our or their respective directors, officers, employees, agents and affiliates, shall incur any liability for any tax or tax consequences that may be incurred by ADR holders and/or beneficial owners of, or other holders of interests in, ADSs or ADRs on account of their ownership or disposition of the ADSs or ADRs.
Neither the depositary nor its agents will be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any such vote is cast or for the effect of any such vote. The depositary may rely upon instructions from us or our counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The depositary shall not incur any liability for the content of any information submitted to it by us or on our behalf for distribution to ADR holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit- worthiness of any third party, for allowing any rights to lapse upon the terms of the deposit agreement or for the failure or timeliness of any notice from us. The depositary shall not be liable for any acts or omissions made by a successor depositary. Neither we, the depositary nor any of the depositary’s agents shall be liable to registered holders of ADR or beneficial owners of interests in ADSs for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.
In the deposit agreement each party thereto (including, for avoidance of doubt, each holder and beneficial owner and/or holder of interests in ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of or relating to the shares or other deposited securities, the ADSs or the ADRs, the deposit agreement or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or any other theory).
The depositary and its agents may own and deal in any class of securities of our company and our affiliates and in ADRs.
Disclosure of Interest in ADSs
To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of deposited securities, other shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof. We reserve the right to instruct you to deliver your ADSs for cancellation and withdrawal of the deposited securities so as to permit us to deal with you directly as a holder of shares and, by holding an ADS or an interest therein, you will be agreeing to comply with such instructions.
Books of Depositary
The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary’s direct registration system. Registered holders of ADRs may inspect such records at the depositary’s office at all reasonable times, but solely for the purpose of communicating with other holders in the interest of the business of our company or a matter relating to the deposit agreement. Such register may be closed at any time or from time to time, when deemed expedient by the depositary or, in the case of the issuance book portion of the ADR Register, when reasonably requested by us solely in order to enable us to comply with applicable law.

The depositary will maintain facilities for the delivery and receipt of ADRs.
Appointment
In the deposit agreement, each registered holder of ADRs and each person holding an interest in ADSs, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:
•
be a party to and bound by the terms of the deposit agreement and the applicable ADR or ADRs,

•
appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof; and

•
acknowledge and agree that (i) nothing in the deposit agreement or any ADR shall give rise to a partnership or joint venture among the parties thereto, nor establish a fiduciary or similar relationship among such parties, (ii) the depositary, its divisions, branches and affiliates, and their respective agents, may from time to time be in the possession of non-public information about us, ADR holders, beneficial owners of ADSs and/or their respective affiliates, (iii) the depositary and its divisions, branches and affiliates may at any time have multiple banking relationships with us, ADR holders, beneficial owners of ADSs and/or the affiliates of any of them, (iv) the depositary and its divisions, branches and affiliates may, from time to time, be engaged in transactions in which parties adverse to us or the ADR holders or beneficial owners of ADSs and/or their respective affiliates may have interests, (v) nothing contained in the deposit agreement or any ADR(s) shall (A) preclude the depositary or any of its divisions, branches or affiliates from engaging in any such transactions or establishing or maintaining any such relationships, or (B) obligate the depositary or any of its divisions, branches or affiliates to disclose any such transactions or relationships or to account for any profit made or payment received in any such transactions or relationships, (vi) the depositary shall not be deemed to have knowledge of any information held by any branch, division or affiliate of the depositary and (vii) notice to a registered holder of ADRs shall be deemed, for all purposes of the deposit agreement and the ADRs, to constitute notice to any and all beneficial owners of the ADSs evidenced by such registered holder’s ADRs. For all purposes under the deposit agreement and the ADRs, the registered holder of an ADR shall be deemed to have all requisite authority to act on behalf of any and all beneficial owners of the ADSs evidenced by such ADR.

Governing Law
The deposit agreement and the ADRs are governed by and construed in accordance with the laws of the State of New York. In the deposit agreement, we have submitted to the jurisdiction of the courts of the State of New York and appointed an agent for service of process on our behalf. Notwithstanding the foregoing, (i) any action based on the deposit agreement or the transactions contemplated thereby may be instituted by the depositary in any competent court in the Cayman Islands, Hong Kong, the People’s Republic of China and/or the United States, (ii) the depositary may, in its sole discretion, elect to institute any action, controversy, claim or dispute directly or indirectly based on, arising out of or relating to the deposit agreement or the ADRs or the transactions contemplated thereby, including without limitation any question regarding its or their existence, validity, interpretation, performance or termination, against any other party or parties to the deposit agreement (including, without limitation, against ADR holders and owners of interests in ADSs), by having the matter referred to and finally resolved by an arbitration conducted under the terms described below, and (iii) the depositary may in its sole discretion require that any action, controversy, claim, dispute, legal suit or proceeding brought against the depositary by any party or parties to the deposit agreement (including, without limitation, by ADR holders and owners of interests in ADSs) shall be referred to and finally settled by an arbitration conducted under the terms described below. Any such arbitration shall be conducted in the English language either in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association or in Hong Kong following the arbitration rules of the United Nations Commission on International Trade Law (UNCITRAL).

By holding an ADS or an interest therein, registered holders of ADRs and owners of ADSs each irrevocably agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement, the ADSs or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and each irrevocably waives any objection which it may have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.
Jury Trial Waiver
In the deposit agreement, each party thereto (including, for avoidance of doubt, each holder and beneficial owner of, and/or holder of interests in, ADSs or ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of, based on or relating in any way to the shares or other deposited securities, the ADSs or the ADRs, the deposit agreement or any transaction contemplated herein or therein, or the breach thereof (whether based on contract, tort, common law or any other theory); provided, however, no provision of the deposit agreement or any ADR is intended to constitute a waiver or limitation of any rights which an ADR holder or any beneficial owner of ADSs may have under the Securities Act of 1933 or the Securities Exchange Act of 1934, to the extent applicable.

DESCRIPTION OF PREFERRED SHARES
The particular terms of each issue or series of preferred shares will be described in the applicable prospectus supplement. This description will include, where applicable, a description of:
•
the title and nominal value of the preferred shares;

•
the number of preferred shares we are offering;

•
the liquidation preference per preferred share, if any;

•
the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

•
whether preferential subscription rights will be issued to existing shareholders;

•
the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends;

•
whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•
our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•
the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up the company;

•
the procedures for any auction and remarketing, if any;

•
the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•
any listing of the preferred shares on any securities exchange or market;

•
whether the preferred shares will be convertible into our Class A ordinary shares (including in the form of ADSs) or preferred shares of another category, and, if applicable, conditions of an automatic conversion into Class A ordinary shares (including in the form of ADSs), if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

•
voting rights, if any, of the preferred shares;

•
preemption rights, if any;

•
other restrictions on transfer, sale or assignment, if any;

•
a discussion of any material or special Cayman Islands or United States federal income tax considerations applicable to the preferred shares;

•
any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•
any rights attached to the preferred shares regarding the corporate governance of our company, which may include, for example representation rights to the board of directors; and

•
any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

Our board of directors may cause us to issue from time to time, out of our authorized share capital (other than the authorized but unissued ordinary shares), series of preferred shares in their absolute discretion and without approval of the shareholders; provided, however, before any preferred shares of any such series are issued, our board of directors shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series.

When we issue preferred shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any pre-emptive or similar rights.
The issuance of preferred shares could adversely affect the voting power of holders of ordinary shares and ADSs and reduce the likelihood that holders of ordinary shares and ADSs will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ADSs. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our company.

DESCRIPTION OF WARRANTS
The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.
General
We may issue warrants to purchase Class A ordinary shares and preferred shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
•
the title of such warrants;

•
the aggregate number of such warrants;

•
the price or prices at which such warrants will be issued and exercised;

•
the currency or currencies in which the price of such warrants will be payable;

•
the securities purchasable upon exercise of such warrants;

•
the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•
if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•
if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•
if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•
information with respect to book-entry procedures, if any;

•
any material Cayman Islands or United States federal income tax consequences;

•
the antidilution provisions of the warrants, if any; and

•
any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement
We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.
General
We may issue subscription rights to purchase Class A ordinary shares, including Class A ordinary shares represented by ADSs. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.
The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:
•
the title of such subscription rights;

•
the securities for which such subscription rights are exercisable;

•
the exercise price for such subscription rights;

•
the number of such subscription rights issued to each shareholder;

•
the extent to which such subscription rights are transferable;

•
if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•
the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

•
the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

•
if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

•
any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights
Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the Class A ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS
The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.
The applicable prospectus supplement will describe:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
any unit agreement under which the units will be issued;

•
any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•
whether the units will be issued in fully registered or global form.

ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:
•
political and economic stability;

•
an effective judicial system;

•
a favorable tax system;

•
the absence of exchange control or currency restrictions; and

•
the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include but are not limited to:
•
the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

•
Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.
Substantially all of our operations are conducted in China, and substantially all of our assets are located in China. A majority of our directors and executive officers are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.
We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.
We have been informed by Harney Westwood & Riegels, our counsel as to Cayman Islands law, that the United States and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters and that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers, predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers, predicated upon the securities laws of the United States or any state in the United States. We have also been advised by Harney Westwood & Riegels that a judgment obtained in any federal or state court in the United States will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final, (iv) is not in respect of taxes, a fine or a penalty, and (v) was not obtained by fraud, and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.
However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the United States courts under the civil liability provisions of the securities laws if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature.

Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands.
Jingtian & Gongcheng, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China would:
•
recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•
entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Jingtian & Gongcheng has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. Courts in China may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law and other applicable laws and regulations based either on treaties or similar arrangements between China and the jurisdiction where the judgment is made or on principles of reciprocity between jurisdictions. There are no treaties and only limited reciprocity arrangements between China and the United States or the Cayman Islands that govern the recognition and enforcement of foreign judgments as of the date of this prospectus. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against a company in China for disputes if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements. It will be, however, difficult for U.S. shareholders to originate actions against us in the PRC in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding the ADSs or ordinary shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

TAXATION
Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

SELLING SHAREHOLDER
This prospectus covers the offer, sale, lending, distribution or other disposal from time to time by the selling shareholder identified in the table herein and/or its affiliates of up to an aggregate of 1,647,547,772 Class A ordinary shares, in the form of ADSs or otherwise, held by, or convertible from the Class B ordinary shares and Class C ordinary shares held by, the selling shareholder, pursuant to this prospectus and the applicable prospectus supplement, if any.
We have no assurance that the selling shareholder will offer, sell, lend, distribute, transfer or otherwise dispose of any of the securities registered hereunder. The selling shareholder may sell, transfer or otherwise dispose of such securities to or through underwriters, dealers or agents or directly to purchasers or otherwise. See “Plan of Distribution.” The selling shareholder may also sell, transfer or otherwise dispose of some or all such securities in transactions exempt from the registration requirements of the Securities Act. Accordingly, we cannot estimate the number of Class A ordinary shares, in the form of ADSs or otherwise, that the selling shareholder will sell, transfer or otherwise dispose of under this prospectus.
The table below provides information about the ownership of the selling shareholder of our shares and the maximum number of Class A ordinary shares that may be sold from time to time by the selling shareholder hereunder. The selling shareholder may sell or otherwise dispose of less than all of the shares listed in the table below.
The information in the following table and the related notes is based on information filed with the SEC or supplied to us by the selling shareholder. We have not sought to verify such information. Information about the selling shareholder may change over time. Any changed or new information given to us by the selling shareholder will be set forth in supplements to this prospectus, the accompanying prospectus or amendments to the registration statement, if and when necessary.
The calculations are based on 2,244,209,473 shares outstanding as of the date of this prospectus, comprising (i) 596,661,701 Class A ordinary shares, excluding Class A ordinary shares issued to JPMorgan Chase Bank, N.A., the depositary of our ADS program, for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our stock incentive plans, (ii) 248,888,073 Class B ordinary shares, and (iii) 1,398,659,699 Class C ordinary shares. The calculations do not take into account (i) the remaining unconverted principal amount of US$25 million as of the date of this prospectus of the LMR Note issued on July 6, 2023 as well as the US$40 million Additional LMR Note that we may issue to LMR Multi-Strategy Master Fund Limited pursuant to the convertible note purchase agreement dated August 31, 2023, where the holder has the right to convert all or any portion of the relevant note to our ADSs at any time on and after the 41st day after the original issue date up to the applicable maturity date,      at a conversion price determined based on the formula set out in relevant note; or (ii) the Class A ordinary shares that we will issue to the existing shareholders of Charge Amps upon the closing of our acquisition of Charge Amps as part of the consideration.
Beneficial ownership is determined generally in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of shares beneficially owned by any person listed below and the percentage ownership of such person, all ordinary shares of ours underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding.
Selling Shareholder:	Class A Ordinary Shares†	Class B Ordinary Shares†	Class C Ordinary Shares†	Percent Ownership††	Percent Voting Power†††	Percent Voting Power (Upon Full Distribution by NewLink)††††	Shares Registered Pursuant to this Registration Statement (Maximum Number of Shares That May Be Sold)
Newlinks Technology Limited(1)	—	248,888,073	1,398,659,699	73.4%	89.9%	89.7%	1,647,547,772

†
Each Class B ordinary share and each Class C ordinary share is convertible into one Class A ordinary share at any time by the holder thereof, subject to certain conditions. Class A ordinary shares are not convertible into Class B ordinary shares or Class C ordinary shares under any circumstances.

††
A total of 2,244,209,473 ordinary shares are outstanding as of the date of this prospectus.

†††
Holders of Class A ordinary shares are entitled to one vote per share. Holders of Class B ordinary shares and Class C ordinary shares are entitled to ten votes per share and two votes per share, respectively. NewLink currently directly holds Class B ordinary shares and Class C ordinary shares, with the voting power of all Class B ordinary shares controlled by Mr. Zhen Dai and the voting power of Class C ordinary shares controlled by shareholders of NewLink other than Mr. Dai on a look-through basis proportional to those shareholders’ relative shareholding percentage in NewLink. This column sets out the voting power percentages on the foregoing basis, prior to NewLink’s distribution of any Class B ordinary shares or Class C ordinary shares to its own shareholders.

††††
Class B ordinary shares and Class C ordinary shares will be automatically and immediately converted into an equal number of Class A ordinary shares upon the occurrence of any direct or indirect sale, transfer, assignment or disposition of such number of Class B ordinary shares or Class C ordinary shares by the holder thereof or the direct or indirect transfer or assignment of the voting power attached to such number of Class B ordinary shares or Class C ordinary shares through voting proxy or otherwise to any person that is not Mr. Zhen Dai or his affiliates (Newlinks Technology Limited being deemed not to be his affiliate for this purpose only). Therefore, all Class B ordinary shares distributed by NewLink to Mr. Dai or his affiliates will remain Class B ordinary shares, and all Class C ordinary shares distributed by NewLink to its own shareholders (other than Mr. Dai and his affiliates) will be automatically converted into Class A ordinary shares. This column sets out the voting power percentages assuming full distribution by NewLink of Class B ordinary shares to Mr. Dai or his affiliates and of Class C ordinary shares to its own shareholders (other than Mr. Dai and his affiliates). Whether and to what extent to conduct such distribution would be a corporate decision by NewLink that requires approval by the board of directors and/or shareholders of NewLink, as applicable.

(1)
Principal beneficial owners of the shares of Newlinks Technology Limited include Zhen Dai, Yang Wang, Weilin Sun, Joy Capital and Bain Capital, who owned 16.7%, 2.4%, 1.9%, 13.2% and 17.0% of the total outstanding shares of Newlinks Technology Limited as of the date of this prospectus. Board members of Newlinks Technology Limited include Zhen Dai, Yang Wang, Weilin Sun, Erhai Liu, Yuanjiang Shen, Hao Zhang, Zhongjue Chen, Jiang Yu and Chunxiang Wang.

PLAN OF DISTRIBUTION
We and/or the selling shareholder may sell or distribute the securities described in this prospectus from time to time in one or more of the following ways:
•
to or through underwriters or dealers;

•
directly to one or more purchasers;

•
through agents;

•
in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•
through a combination of any of these methods of sale; or

•
through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement with respect to the offered securities will describe the terms of the offering, including the following, if applicable:
•
the name or names of any underwriters or agents;

•
any public offering price;

•
the proceeds from such sale;

•
any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•
any over-allotment options under which underwriters may purchase additional securities from us;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchanges on which the securities may be listed.

We and/or the selling shareholder may distribute the securities from time to time in one or more of the following ways:
•
at a fixed price or prices, which may be changed;

•
at prices relating to prevailing market prices at the time of sale;

•
at varying prices determined at the time of sale;

•
at negotiated prices; or

•
for no consideration.

By Agents
We and/or the selling shareholder may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Any agent involved will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.
By Underwriters or Dealers
If we and/or the selling shareholder use underwriters for the sale of securities, they will acquire securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise stated in the applicable prospectus supplement, various conditions will apply to the underwriters’ obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The underwriter or underwriters with respect to a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement.
If we use dealers in the sale, unless we otherwise indicate in the applicable prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.
Direct Sales
We and/or the selling shareholder may also sell securities directly without using agents, underwriters, or dealers.
General Information
We and/or the selling shareholder may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us or our subsidiaries, or the selling shareholder and its affiliates in the ordinary course of business.
Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and/or the selling shareholder and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.
Selling Shareholder
The selling shareholder may offer, sell, lend, distribute, transfer or otherwise dispose of Class A ordinary shares, in the form of ADSs or otherwise, held by it (including those converted from Class B ordinary shares and/or Class C ordinary shares held by it), from time to time, using one or more of the methods described above or other methods permitted by applicable law and described in the applicable prospectus supplement. There can be no assurance, however, that the selling shareholder will offer, sell, lend, distribute, transfer or otherwise dispose of any or all of its Class A ordinary shares pursuant to this prospectus.
The aggregate proceeds to the selling shareholder, if any, from the sale of the securities offered by it will be the purchase price of the securities less discounts or commissions, if any. The selling shareholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents. We will not receive any proceeds from the sale of securities by the selling shareholder, if any.
The selling shareholder may resell all or a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that it meets the criteria and conform to the requirements of those provisions.
The selling shareholder may, from time to time, pledge or grant a security interest in some or all of the securities owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the securities, from time to time, pursuant to this prospectus (as supplemented) or an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as the selling shareholder under this prospectus. The selling shareholder also may transfer the securities in other circumstances, in which case the pledgees, transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The selling shareholder and the underwriters or agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, the selling shareholder may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from the selling shareholder to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
The selling shareholder may loan or pledge securities to a financial institution or other third party that in turn may sell the securities or on-lend the securities to third parties who may sell the securities short, in each case using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus or otherwise.
The selling shareholder may distribute securities to its own shareholders with or without consideration, using this prospectus and an applicable prospectus supplement.
The selling shareholder may be an “underwriter” within the meaning of Section 2(11) of the Securities Act. Should the selling shareholder be an “underwriter”, the selling shareholder would be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the shares to be sold, the name of the selling shareholder, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the selling shareholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholder and its affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We will pay all expenses of the registration of the Class A ordinary shares, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling shareholder will pay all underwriting discounts and selling commissions, if any, and any related legal expenses incurred by it.

EXPENSES
We will incur a SEC registration fee of US$146,499.22, and will also incur printing costs, legal fees and expenses, accounting fees and expenses, and other listing and qualifications fees in connection with the offering of securities. Expenses of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities. We will pay all expenses in connection with the distribution of the ordinary shares being sold by the selling shareholder, provided that the selling shareholder will pay all underwriting discounts and selling commissions, if any, and any related legal expenses incurred by it.

LEGAL MATTERS
We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of our Class A ordinary shares offered in any offering and legal matters as to Cayman Islands law will be passed upon for us by Harney Westwood & Riegels. Legal matters as to PRC law in respect of data compliance law will be passed upon for us by Han Kun Law Offices, our PRC legal counsel in respect of data compliance law. Certain other legal matters as to PRC law will be passed upon for us by Jingtian & Gongcheng. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Harney Westwood & Riegels with respect to matters governed by Cayman Islands law and Jingtian & Gongcheng and Han Kun Law Offices with respect to matters governed by PRC law. Certain legal matters in connection with any offering made pursuant to this prospectus will be passed upon for the underwriters by a law firm named in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements of NaaS Technology Inc., appearing in our 2022 Form 20-F, at December 31, 2022, and for the year then ended, have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, and at December 31, 2020 and 2021, and for each of the two years in the period ended December 31, 2021, by Centurion ZD CPA & Co., independent registered public accounting firm, as set forth in their respective reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.
The offices of Ernst & Young Hua Ming LLP are located at Oriental Plaza, No.1 East Chang An Avenue, Dong Cheng District, Beijing 100738, the People’s Republic of China.
The office of Centurion ZD CPA & Co. is located at Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Under the Exchange Act, we are required to file reports and other information with the SEC. Specifically, we are required to file annually a Form 20-F within four months after the end of each fiscal year. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of quarterly reports and proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. You can also find information on our website https://www.enaas.com. The information contained on our website is not a part of this prospectus.
This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, or between information incorporated by reference into this prospectus from different documents, you should rely on the information contained in the document that was filed later.
We incorporate by reference the documents listed below:
•
our annual report on Form 20-F for the fiscal year ended December 31, 2022 filed with the SEC on May 1, 2023 (File No. 001-38235);

•
any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

•
our current report on Form 6-K furnished to the SEC on July 28, 2023 (File No. 001-38235), including the exhibits thereto;

•
our current report on Form 6-K furnished to the SEC on August 31, 2023 (File No. 001-38235), including exhibits 99.1 and 99.2 thereto;

•
any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus; and

•
the description of securities contained in our registration statement on Form 8-A12B filed with the SEC on October 6, 2017 (File No. 001-38235), including any amendment or reports filed for the purpose of updating such description.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
NaaS Technology Inc.
Newlink Center, Area G, Building 7, Huitong Times Square
No.1 Yaojiayuan South Road, Chaoyang District
Beijing, 100024, The People’s Republic of China
+86 (10) 8551-1066
ir@enaas.com

3,000,000 American Depositary Shares Representing 600,000,000 Class A Ordinary Shares
Warrants to Purchase 7,500,000 American Depositary Shares Representing 1,500,000,000 Class A Ordinary Shares
7,500,000 American Depositary Shares Issuable Upon Exercise of Warrants Representing 1,500,000,000 Class A Ordinary Shares
NaaS Technology Inc.
PROSPECTUS SUPPLEMENT
Dated March 31, 2025